FREE WRITING PROSPECTUS FILED PURSUANT TO RULE 433 REGISTRATION STATEMENT NO.: 333-167764-01

Morgan Stanley

MSC 2011-C3

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,491,988,764

(Approximate Total Mortgage Pool Balance)

$1,044,392,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2011-C3

September 2, 2011

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-167764) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. It was prepared by Morgan Stanley and BofA Merrill Lynch sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED.  IN PARTICULAR, YOU ARE ADVISED THAT ASSET-BACKED SECURITIES, AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS.  AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF WE DETERMINE THAT CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.
IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE MORGAN STANLEY OR BOFA MERRILL LYNCH RESEARCH DEPARTMENTS. IT WAS PREPARED BY MORGAN STANLEY AND BOFA MERRILL LYNCH SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAWS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. It was prepared by Morgan Stanley and BofA Merrill Lynch sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Certificates

Offered Certificates

Class	Expected Ratings (DBRS/Moody’s)(1)	Approximate Initial Certificate Balance(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	AAA(sf)/Aaa(sf)	$85,448,000	30.000%	Fixed	2.57	1–56	17.0%	43.1%
Class A-2	AAA(sf)/Aaa(sf)	$448,881,000	30.000%	Fixed	4.84	56–59	17.0%	43.1%
Class A-3	AAA(sf)/Aaa(sf)	$219,010,000	30.000%	Fixed	7.57	59–116	17.0%	43.1%
Class A-4	AAA(sf)/Aaa(sf)	$291,053,000	30.000%	Fixed	9.73	116–117	17.0%	43.1%

Privately Offered Certificates(8)

Class	Expected Ratings (DBRS/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-A	AAA(sf)/Aaa(sf)	$1,206,645,000(9)	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class X-B	NR/Aaa(sf)	$285,343,764(9)	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class A-J	AAA(sf)/Aaa(sf)	$162,253,000	19.125%	(4)	9.83	117–118	14.7%	49.8%
Class B	AA(sf)/Aa2(sf)	$69,005,000	14.500%	(4)	9.86	118–118	13.9%	52.7%
Class C	A(sf)/A2(sf)	$44,760,000	11.500%	(4)	9.86	118–118	13.4%	54.5%
Class D	BBB(high)(sf)/Baa1(sf)	$31,704,000	9.375%	(4)	9.86	118–118	13.1%	55.8%
Class E	BBB(low)(sf)/Baa3(sf)	$54,085,000	5.750%	(4)	9.93	118–119	12.6%	58.1%
Class F	BBB(low)(sf)/Ba2(sf)	$11,190,000	5.000%	(4)	9.94	119–119	12.5%	58.5%
Class G	B(high)(sf)/B2(sf)	$26,110,000	3.250%	Fixed	9.94	119–119	12.3%	59.6%
Class H(11)	NR/NR	$48,489,764	0.000%	Fixed	10.74	119–178	11.9%	61.6%
(1)
Ratings shown are those of DBRS, Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other Free Writing Prospectus, dated September 2, 2011 (the “Free Writing Prospectus”; capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus), to which the prospectus dated September 2, 2011 (the “Prospectus”) is attached as Exhibit A.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates and to the other statistical data contained herein and in the Free Writing Prospectus.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

(4)
The subject certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) payment in full on the stated maturity date, or in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Consideration—Weighted Average Life” in the Free Writing Prospectus.

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of all the principal balance certificates, and the denominator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes, if any, that are senior to such class, and the denominator of which is the total initial certificate principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Certificates

(8)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this term sheet. Information provided in this term sheet regarding the characteristics of the certificates is provided only to enhance your understanding of the offered certificates.

(9)
The Class X-A and Class X-B Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-J Certificates outstanding from time to time. The notional amount of the Class X-B Certificates will equal the aggregate certificate principal balance of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-J Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates as described in the Free Writing Prospectus.

(11)
Each Class H Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

The certificates also include the Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Issue Characteristics

Issue Characteristics

Offered Certificates:
$1,044,392,000 (approximate) monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates, consisting of four principal balance classes (Class A-1, Class A-2, Class A-3 and Class A-4 Certificates), offered pursuant to a registration statement filed with the SEC (File Number 333-167764)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association

Rating Agencies:	DBRS, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Trustee:	U.S. Bank National Association

Certificate Administrator/ Certificate Registrar:	Wells Fargo Bank, National Association

Trust Advisor:	TriMont Real Estate Advisors, Inc.

Initial Controlling Class Representative:	BlackRock Financial Management Inc., as manager for one or more managed funds or accounts

Cut-off Date:
October 1, 2011. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in October 2011 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on October 1, 2011, not the actual day on which such scheduled payments were due.

Expected Pricing Date:	Week of September 12, 2011

Expected Closing Date:	On or about October 5, 2011

Determination Dates:	The 11th day of each month (if the 11th day is not a business day, the next succeeding business day), commencing in November 2011

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in November 2011

Rated Final Distribution Date:	The Distribution Date in July 2049

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC, except that the Class H Certificates also evidence an interest in a grantor trust

Optional Termination:	1.0% clean-up call

Minimum Denominations:	$100,000 for each class of Offered Certificates

Settlement Terms:	DTC, Euroclear and Clearstream Banking

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Issue Characteristics

Legal/Regulatory Status:	Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible

Analytics:
The certificate administrator will be required to make available all distribution date statements, CREFC reports and supplemental notices received by it to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc, Markit, CMBS.com, Inc. and Trepp LLC).

Bloomberg Ticker:	MSC 2011-C3 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including all advance reimbursements (with interest) and all servicing fees, certificate administrator fees (including trustee fees) and related compensation, trust advisor fees and expenses as set forth below. Distributions to certificateholders on each distribution date will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates, which will have the same senior priority and be distributed pro rata);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates having an earlier alphanumeric designation (and, in the case of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, generally in that order, however, if the certificate principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate certificate principal balance of the Class A-J through Class H Certificates, then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) until the certificate principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (i) first, to reduce payments of interest on the Class F, Class E, Class D, Class C and Class B Certificates, in that order, and (ii) second, to reduce payments of principal on the Class F, Class E, Class D, Class C, Class B and Class A-J Certificates, in that order, and (iii) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Class R Certificates) on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to the interest-bearing certificates on the basis of a 360-day year consisting of twelve 30-day months. Interest accrues with respect to each interest-bearing certificate during each interest accrual period at the applicable pass-through rate for, and on the

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Structural Overview

certificate principal balance or notional amount, as applicable, of that certificate outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which a certificateholder’s interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s principal balance or notional amount. In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive its fees and reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class C, Class D, Class E and Class F Certificates to receive payments of interest, and to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates to receive payments of principal. The Class R, Class X-A and Class X-B Certificates will not be entitled to principal distributions.

The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on “real estate owned”; and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject, to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance.

Servicing and Administration Fees:
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from general collections on the mortgage loans. The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan and REO mortgage loan at the master servicing fee rate, which is equal to 0.09% per annum. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which is equal to 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the master servicer or special servicer, as applicable, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Structural Overview

of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation”.  The trust advisor will be entitled to the trust advisor fee for each distribution date, calculated based on the outstanding principal balance of each mortgage loan at the trust advisor fee rate, which will equal 0.0016% per annum.

The certificate administrator fee for each distribution date is calculated on the outstanding principal balance of each mortgage loan at the certificate administrator fee rate, which is equal to 0.0030% per annum, and is payable out of general collections on the mortgage loans. The trustee fee for each distribution date is a portion of the certificate administrator fee. Each of the master servicing fee, the special servicing fee, the trust advisor fee and the certificate administrator fee will be calculated on the same interest accrual basis as is interest on the related mortgage loan and will be prorated for any partial period.

The administrative fee rate will be the sum of the master servicing fee rate, the trust advisor fee rate and the certificate administrator fee rate, and is set forth for each mortgage loan on Appendix I to the Free Writing Prospectus.

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the one month period ending on the related determination date will be distributed by the certificate administrator on the classes of certificates as follows: to the holders of each class of principal balance certificates (exclusive of the Class F Certificates and the Control Eligible Certificates) then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that distribution date, and the denominator of which is the total amount distributed as principal to the holders of all classes of principal balance certificates on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the one month period ending on the related determination date and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X-A and Class X-B Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-J Certificates on the applicable distribution date, and the denominator of which is the total principal distributed with respect to the principal balance certificates on the applicable distribution date, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and second, to the holders of the Class X-B Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A Certificates.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Structural Overview

The “Base Interest Fraction”, with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on that class, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class F, Class G, Class H or Class R Certificates.

Servicing Advances:
Subject to a recoverability determination described in the Free Writing Prospectus, the master servicer and/or the trustee may make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to protect, lease, manage and maintain the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis.

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate certificate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the certificate principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates in the following order:  to the Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates and Class A-J Certificates, in each case in respect of and until the remaining certificate principal balance of that class of certificates has been reduced to zero.  Following the reduction of the certificate principal balances of all such classes of subordinate certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective certificate principal balances), until the remaining certificate principal balances of those classes of certificates

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Structural Overview

have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates.

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (“Appraisal Reduction Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.  Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement but is not obtained within one hundred twenty (120) days following the applicable Appraisal Reduction Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding sentence.

If an appraisal reduction exists for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan.  This will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

If there are any A/B whole loans or loan pairs included in the mortgage pool, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair taken as a whole.  With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note.  With respect to a loan pair, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan on a pro rata basis by unpaid principal balance.

For a discussion of how Appraisal Reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:
Subject to the limitations described below under “Subordinate Debt Control Rights” in respect of any A/B whole loans or loan pairs, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.  A “Subordinate Control Period” means any period when the aggregate certificate principal balance of the Class G Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) is at least 25% of the initial aggregate certificate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate certificate principal balance of the Class G Certificates (taking into account the application of appraisal reductions to notionally reduce the

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Structural Overview

aggregate certificate principal balance of such class), is less than 25% of the initial aggregate certificate principal balance of the Class G Certificates and (ii) the aggregate certificate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate certificate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights that expressly survive such termination pursuant to the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate certificate principal balance of the Class G Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate certificate principal balance of that class. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

Subordinate Debt Control Rights:
If any mortgage loan is part of an A/B whole loan or loan pair, the controlling class representative’s consent and/or consultation rights with respect thereto will be limited as further described in the Free Writing Prospectus. See “—Directing Holders” below, and “Risk Factors—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class G and Class H Certificates.

Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by certificate principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) at least equal to 25% of the initial aggregate certificate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate certificate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) at least equal to 25% of the initial aggregate certificate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. The Controlling Class on the closing date will be the Class H Certificates.

The initial controlling class representative will be BlackRock Financial Management Inc., as manager for one or more managed funds or accounts.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate certificate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) has been reduced to less than 25% of its initial aggregate certificate principal balance, is referred to as an “Appraised-Out Class”.

Appraisal Remedy:
The holders of the majority (by certificate principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal of any mortgage loan for which an Appraisal Reduction

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Structural Overview

Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related certificate principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Reduction Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance.

Sale of Defaulted Loans and REO Properties:
The special servicer will be required to solicit offers for defaulted mortgage loans and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans” in the Free Writing Prospectus, unless the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole), subject to (i) with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan and (ii) any consent or consultation rights of the controlling class representative or, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the related directing holder, to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loan and the Loan Pair” in the Free Writing Prospectus.

If title to any REO property is acquired by the issuing entity in respect of any specially serviced mortgage loan, the special servicer is required to use its reasonable best efforts to sell the REO property for cash as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and, with respect to a serviced companion loan or a B note, for the certificateholders and the holders of such loans, as a collective whole) but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the rated final distribution date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer has been granted an extension of time by the IRS or is permitted under the REMIC provisions to continue to hold such REO property during the period in which an application for an extension is pending or (ii) the special servicer receives an opinion of counsel that holding such REO property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions or cause any REMIC to fail

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Structural Overview

to qualify as a REMIC; provided, that in no event may the issuing entity hold any REO property beyond the end of the sixth (6th) calendar year following the end of the year of such REO property’s acquisition. If the special servicer is unable to sell such REO property for cash within such time period (as it may be extended as described above), the special servicer will be required, after consultation with the controlling class representative during any Subordinate Control Period and any Collective Consultation Period and, in the case of a sale of any REO property relating to an A/B whole loan or loan pair, the related directing holder to the extent set forth in the related intercreditor agreement, to auction the REO property to the highest bidder (which may be the special servicer or another Interested Person) in accordance with the Servicing Standard. See “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer.  During any Subordinate Control Period, the special servicer may be replaced at any time by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer.  The certificate administrator would present the proposal to all certificateholders and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates.  The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

In addition, if any mortgage loan is part of an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the related directing holder will have the right to replace the special servicer, with respect to the related A/B whole loan or loan pair as further described in the Free Writing Prospectus under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) for which it is responsible pursuant to the pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the holder of the related B note or serviced companion loan, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the pooling and servicing agreement, the terms of the respective mortgage loans and, if applicable, any related intercreditor agreement and, to the extent consistent with the foregoing, further as follows.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Structural Overview

• with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement;

• with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and any related B note or serviced companion loan or, if a mortgage loan or the related B note or serviced companion loan comes into and continues in default and with respect to the special servicer, if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the certificateholders (as a collective whole) (or in the case of any A/B whole loan or loan pair, the maximization of recovery thereon of principal and interest to the certificateholders and the holder of the related B note (taking into account the subordinate nature of any such B note) or serviced companion loan, as applicable, all taken as a collective whole) on a net present value basis; and

• without regard to various specified circumstances that could give rise to conflicts of interest.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.  After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero.  Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
TriMont Real Estate Advisors, Inc., a Georgia corporation, will act as the trust advisor. The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer and to review certain operational activities of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting (if any) with the special servicer and (ii) the trust advisor’s review of any asset status reports

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Structural Overview

and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or any calendar year during which no asset status reports have been prepared.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) with the trust advisor in connection with certain major decisions involving any mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet, the Free Writing Prospectus and the Pooling and Servicing Agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult with the trust advisor with regard to such matters after the holder of the related B note or serviced companion loan, as applicable, is no longer the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement.

During any Subordinate Control Period, there will be no annual meeting or annual report, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on its review or otherwise opine on the activities of the special servicer with respect to any transaction.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement.  No trust advisor expenses will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may vote to either (i) terminate all rights and obligations of the trust advisor under the pooling and servicing Agreement and replace the trust advisor, or (ii) terminate all rights and obligations of the trust advisor and not appoint a replacement trust advisor, until such time as the holders of at least 75% of the voting rights of the certificates agree to the appointment of a replacement trust advisor. During any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) business days following the controlling class representative’s receipt of the request for consent.  See “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Structural Overview

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.”  Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Collateral Overview

Mortgage Loan Sellers

	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	43	44	$903,842,885	60.6%
Bank of America, National Association	20	32	$588,145,879	39.4%
Total:	63	76	$1,491,988,764	100%

Pool

Aggregate Cut-off Date Balance:	$1,491,988,764
Number of Mortgage Loans:	63
Average Cut-off Date Balance per Mortgage Loan:	$23,682,361
Number of Mortgaged Properties:	76
Average Cut-off Date Balance per Mortgaged Property:	$19,631,431
Weighted Average Mortgage Rate:	5.279%
% of Pool Secured by 5 Largest Mortgage Loans:	34.1%
% of Pool Secured by 10 Largest Mortgage Loans:	52.4%
% of Pool Secured by ARD Loans:	3.4%
Weighted Average Original Term to Maturity/ARD (months):	99
Weighted Average Remaining Term to Maturity/ARD (months):	96
Weighted Average Seasoning (months):	3
% of Pool Secured by Single Tenant Mortgaged Properties:	9.40%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	0.0%
% of Pool with Subordinate Mortgage Debt:	1.2%
% of Pool with Mezzanine Debt:	22.4%

Credit Statistics

Weighted Average UW NOI DSCR:	1.84x
Weighted Average UW NOI Debt Yield:	11.9%
Weighted Average UW NCF DSCR:	1.68x
Weighted Average UW NCF Debt Yield:	10.8%
Weighted Average Cut-off Date LTV Ratio:	61.6%
Weighted Average LTV Ratio at Maturity/ARD:	54.3%
(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflects a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to October 2011.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Collateral Overview

Amortization

% of Pool(1)
Weighted Average Original Amortization Term (months):	354
Weighted Average Remaining Amortization Term (months):	352
% of Pool Amortizing Balloon:	72.8%
% of Pool Interest Only followed by Amortizing Balloon:	20.0%
% of Pool Interest Only through Maturity/ARD:	7.0%
% of Pool Fully Amortizing:	0.3%

Cash Management

% of Pool with In-Place Hard Lockboxes, Hard Cash Management:	49.4%
% of Pool with In-Place Soft Lockboxes, Soft Cash Management:	39.4%
% of Pool with Springing Lockboxes, Springing Hard Cash Management:	6.4%
% of Pool with No Lockbox, No Cash Management:	4.7%

Reserves

% of Pool Requiring Monthly Tax Reserves:	69.1%
% of Pool Requiring Monthly Insurance Reserves:	20.5%
% of Pool Requiring Monthly Replacement Reserves:	60.8%
% of Pool Requiring Monthly TI/LC Reserves(2):	45.9%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	66.4%
% of Pool with lockout period, followed by greater of a prepayment premium or yield maintenance until open period:	13.3%
% of Pool with greater of a prepayment premium or yield maintenance until open period:	10.9%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium or yield maintenance until open period:	9.4%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflects a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to October 2011.

(2)	Based only on mortgage loans secured by retail, office, industrial and mixed use properties.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF	Cut-off Date Balance per SF	U/W NCF DSCR	U/W NOI Debt Yield	Cut-off Date LTV	Balloon LTV
1	MSMCH	Park City Center	Lancaster	PA	Retail	$154,342,228	10.3%	1,217,230	$126.80	2.20x	13.8%	50.6%	44.4%
2	BANA	Westfield Belden Village	Canton	OH	Retail	$100,000,000	6.7%	419,400	$238.44	1.72x	11.7%	62.9%	58.1%
3	MSMCH	Oxmoor Center	Louisville	KY	Retail	$94,599,410	6.3%	941,756	$100.45	1.43x	10.3%	64.4%	53.9%
4	BANA	One BriarLake Plaza	Houston	TX	Office	$84,831,947	5.7%	502,410	$168.85	1.40x	10.8%	61.5%	51.8%
5	BANA	Staybridge Suites Times Square	New York	NY	Hospitality	$74,880,504	5.0%	310	$241,550.01	1.70x	13.6%	51.6%	46.4%
6	MSMCH	Showcase Mall III	Las Vegas	NV	Retail	$68,000,000	4.6%	97,320	$698.73	1.20x	8.5%	72.3%	70.5%
7	BANA	Royal Ridge	Irving	TX	Office	$54,190,359	3.6%	505,948	$107.11	1.34x	10.7%	72.5%	60.9%
8	MSMCH	6300 Wilshire Boulevard	Los Angeles	CA	Office	$53,000,000	3.6%	404,049	$131.17	1.79x	11.3%	51.5%	51.5%
9	BANA	Founders Portfolio	Various	Various	Various	$49,947,797	3.3%	902,338	$55.35	1.37x	10.8%	64.9%	54.8%
10	MSMCH	Courtyard by Marriot Waikiki	Honolulu	HI	Hospitality	$47,357,917	3.2%	401	$118,099.54	1.55x	12.3%	54.2%	50.6%
		Total/Weighted Avg.				$781,150,161	52.4%			1.64x	11.6%	59.7%	53.2%

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Cut-off Date Mortgage Loan Balance	Cut-off Date Loan per Unit/SF/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Cut-off Date Subordinate Mortgage Debt Balance	Cut-off Date Mezzanine Debt Balance	Cut-off Date Total Debt Loan per Unit/SF/ Room	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
1	MSMCH	Park City Center	$154,342,228	$126.80	2.20x	13.8%	50.6%	NAP	$41,821,765	$161.16	1.54x	10.9%	64.3%
4	BANA	One BriarLake Plaza	$84,831,947	$168.85	1.40x	10.8%	61.5%	NAP	$14,990,212	$198.69	1.11x	9.1%	72.3%
8	MSMCH	6300 Wilshire Boulevard	$53,000,000	$131.17	1.79x	11.3%	51.5%	NAP	$12,000,000	$160.87	1.30x	9.2%	63.1%
17	MSMCH	Logistics Pointe	$24,994,834	$23.02	1.60x	12.2%	62.5%	NAP	$6,700,000	$29.19	1.02x	9.6%	79.2%
25	BANA	Coventry Portfolio	$17,734,718	$47.51	2.07x	15.3%	53.5%	$4,995,695	$5,245,480	$74.95	1.62x	9.7%	84.5%

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/ Units	Loan per SF/Unit	U/W NCF DSCR	U/W NOI Debt Yield	Cut-off Date LTV	Mat. Date LTV	Prior Securitization
1	MSMCH	Park City Center	Lancaster	PA	Retail	$154,342,228	10.3%	1,217,230	$126.80	2.20x	13.8%	50.6%	44.4%	WBCMT 2003-C9
3	MSMCH	Oxmoor Center	Louisville	KY	Retail	$94,599,410	6.3%	941,756	$100.45	1.43x	10.3%	64.4%	53.9%	GCCFC 2003-C1
4	BANA	One BriarLake Plaza	Houston	TX	Office	$84,831,947	5.7%	502,410	$168.85	1.40x	10.8%	61.5%	51.8%	GSMC 2004-C1
8	MSMCH	6300 Wilshire Boulevard	Los Angeles	CA	Office	$53,000,000	3.6%	404,049	$131.17	1.79x	11.3%	51.5%	51.5%	WBCMT 2006-WL7A
12	MSMCH	Granada Hills Town Center	Granada Hills	CA	Retail	$40,000,000	2.7%	200,409	$199.59	1.23x	9.6%	62.5%	55.7%	NLFC 1998-2
13	BANA	Washington Tower	Arlington	VA	Office	$40,000,000	2.7%	169,547	$235.92	2.85x	15.9%	39.9%	39.9%	LBRFC 2004-LLFA
14	MSMCH	105 East 17th Street	New York	NY	Office	$39,901,882	2.7%	125,000	$319.22	1.58x	11.0%	54.7%	44.6%	COMM 2000-C1
15	MSMCH	Sheraton Sand Key Resort	Clearwater Beach	FL	Hospitality	$31,937,474	2.1%	390	$81,890.96	1.46x	13.2%	47.9%	44.8%	LBUBS 2006-C6
20	MSMCH	Broadway-Webster Medical Plaza	Oakland	CA	Office	$22,300,000	1.5%	98,585	$226.20	1.55x	9.7%	72.9%	69.4%	WBCMT 2006-C23
21	MSMCH	Storage Etc – Los Feliz	Los Angeles	CA	Self Storage	$20,687,511	1.4%	308.045	$67.16	1.58x	11.0%	66.7%	56.0%	GECMC 2002-2A
23	MSMCH	Lakeshore Plaza	Pasedena	MD	Retail	$18,915,194	1.3%	163,173	$115.92	1.40x	9.9%	69.3%	57.5%	LBUBS 2001-C7
24	MSMCH	Vernon Circle Shopping Center	Vernon	CT	Retail	$18,750,000	1.3%	240,916	$77.83	1.36x	10.0%	67.0%	62.9%	BSCMS 2005-T18
26	BANA	Riverside Plaza	Provo	UT	Retail	$14,985,767	1.0%	147,504	$101.60	1.33x	10.6%	71.7%	61.4%	BSCMS 2003-T12
29	BANA	Sturbridge Village MHC	Chesapeake	VA	Manuf. Housing	$14,188,534	1.0%	268	$52,942.29	1.38x	9.3%	74.7%	62.3%	MLMT 2004-MKB1
30	BANA	The Hamlet MHC	Westbrook	ME	Manuf. Housing	$13,217,740	0.9%	288	$45,894.93	1.42x	9.6%	74.7%	62.3%	MLMT 2004-MKB1
31	MSMCH	Marriott Courtyard – Baldwin Park	Baldwin Park	CA	Hospitality	$12,481,258	0.8%	195	$64,006.45	1.46x	12.7%	69.0%	62.3%	JPMCC 2006-LDP9
32	MSMCH	Walnut Creek Medical Office	Walnut Creek	CA	Office	$11,974,169	0.8%	45,000	$266.09	1.63x	11.6%	65.4%	54.5%	BACM 2002-PB2
37	MSMCH	1426 Fillmore Street	San Francisco	CA	Office	$8,700,000	0.6%	68,036	$127.87	1.83x	12.9%	54.7%	50.5%	BAFU 2001-3
39	MSMCH	Heathrow Market Center	Heathrow	FL	Retail	$8,317,559	0.6%	101,392	$82.03	1.63x	12.5%	66.5%	56.4%	JPMCC 2002-CIB5
40	MSMCH	One Park Ten	San Antonio	TX	Office	$8,065,699	0.5%	156,889	$51.41	1.33x	11.4%	70.1%	58.7%	GMACC 2003-C1
42	BANA	Freedom Village Shopping Center	Eldersburg	MD	Retail	$7,927,584	0.5%	129,516	$61.21	2.03x	18.1%	36.0%	13.7%	GECMC 2001-2
45	MSMCH	El Dorado Shopping Center	Webster	TX	Retail	$7,783,945	0.5%	121,380	$64.13	1.33x	10.2%	74.8%	62.7%	CSFB 2005-C1
47	MSMCH	Sun Prairie Apartments IV & VI	West Des Moines	IA	Multifamily	$7,483,958	0.5%	144	$51,971.93	1.44x	10.1%	74.8%	62.4%	GMACC 2003-C1
53	BANA	Security Self Storage Jupiter	Jupiter	FL	Self Storage	$4,789,403	0.3%	87,495	$54.74	2.27x	15.2%	49.9%	41.4%	JPMCC 2003-PM1A
55	BANA	Security Self Storage Pompano Beach	Pompano Beach	FL	Self Storage	$4,290,506	0.3%	115,766	$37.06	2.11x	14.2%	57.8%	47.9%	GECMC 2003-C2
59	MSMCH	Walgreens - Germantown	Germantown	TN	Retail	$3,618,634	0.2%	14,490	$249.73	1.34x	9.9%	71.0%	58.4%	BACM 2002-PB2
63	MSMCH	1001 Gayley Ave	Los Angeles	CA	Mixed Use	$2,594,975	0.2%	21,627	$119.99	1.52x	13.3%	33.3%	28.1%	FUNBC 2001-C4
		Total				$749,685,379	50.2%
(1)
The table above describes the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through TREPP and Bloomberg searches.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Characteristics of the Mortgage Loans

 Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($448,881,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-2 Certificate Principal Balance	SF/ Rooms	Loan per SF/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Rem. IO Period (mos)	Rem. Term to Maturity (mos)
5	BANA	Staybridge Suites Times Square	NY	Hospitality	$74,880,504	5.0%	$67,270,536	15.0%	310	$241,550.01	1.70x	13.6%	51.6%	46.4%	NAP	59
6	MSMCH	Showcase Mall III	NV	Retail	$68,000,000	4.6%	$66,307,192	14.8%	97,320	$698.73	1.20x	8.5%	72.3%	70.5%	34	58
8	MSMCH	6300 Wilshire Boulevard	CA	Office	$53,000,000	3.6%	$53,000,000	11.8%	404,049	$131.17	1.79x	11.3%	51.5%	51.5%	58	58
10	MSMCH	Courtyard by Marriott Waikiki	HI	Hospitality	$47,357,917	3.2%	$44,205,632	9.8%	401	$118,099.54	1.55x	12.3%	54.2%	50.6%	NAP	57
11	BANA	MarqE Entertainment Center	TX	Retail	$43,229,014	2.9%	$40,055,028	8.9%	342,138	$126.35	1.64x	11.3%	69.7%	64.6%	NAP	57
15	MSMCH	Sheraton Sand Key Resort	FL	Hospitality	$31,937,474	2.1%	$29,857,354	6.7%	390	$81,890.96	1.46x	13.2%	47.9%	44.8%	NAP	58
17	MSMCH	Logistics Pointe	NC	Industrial	$24,994,834	1.7%	$23,322,137	5.2%	1,085,995	$23.02	1.60x	12.2%	62.5%	58.3%	NAP	56
20	MSMCH	Broadway-Webster Medical Plaza	CA	Office	$22,300,000	1.5%	$21,247,590	4.7%	98,585	$226.20	1.55x	9.7%	72.9%	69.4%	20	56
22	MSMCH	Bethel Shopping Center	CT	Retail	$20,000,000	1.3%	$18,777,880	4.2%	100,860	$198.29	1.39x	9.2%	74.3%	69.8%	9	57
24	MSMCH	Vernon Circle Shopping Center	CT	Retail	$18,750,000	1.3%	$17,603,619	3.9%	240,916	$77.83	1.36x	10.0%	67.0%	62.9%	10	58
25	BANA	Coventry Portfolio	Various	Retail	$17,734,718	1.2%	$16,783,828	3.7%	373,258	$47.51	2.07x	15.3%	53.5%	50.7%	NAP	59
28	MSMCH	Texas Hospitality Portfolio	TX	Hospitality	$14,453,606	1.0%	$12,942,624	2.9%	170	$85,021.21	1.70x	13.3%	73.0%	65.4%	NAP	58
31	MSMCH	Marriott Courtyard-Baldwin Park	CA	Hospitality	$12,481,258	0.8%	$11,282,653	2.5%	195	$64,006.45	1.46x	12.7%	69.0%	62.3%	NAP	59
36	MSMCH	Belvedere at Quail Run Apartments	FL	Multifamily	$9,2000,000	0.6%	$8,646,042	1.9%	156	$58,974.36	1.41x	9.4%	73.6%	69.2%	9	57
41	MSMCH	Crossing at Lisbon	CT	Retail	$8,010,029	0.5%	$7,508,836	1.7%	162,324	$49.35	1.32x	9.9%	74.9%	70.2%	NAP	58
49	MSMCH	LaGrange Plaza	GA	Retail	$6,217,860	0.4%	$5,771,474	1.3%	118,255	$52.58	1.37x	10.4%	74.9%	69.5%	NAP	59
		Total / Wtd. Avg.			$472,547,212	31.7%	$444,582,427	99.0%			1.56x	11.5%	61.7%	58.1%	13	58

Class A-3 ($219,010,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-3 Certificate Principal Balance	SF/ Rooms	Loan per SF/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Rem. IO Period (mos)	Rem. Term to Maturity (mos)
1	MSMCH	Park City Center	PA	Retail	$154,342,228	10.3%	$135,506,163	61.9%	1,217,230	$126.80	2.20x	13.8%	50.6%	44.4%	0	92
59	MSMCH	Walgreens-Germantown	TN	Retail	$3,618,634	0.2%	$2,978,140	1.4%	14,490	$249.73	1.34x	9.9%	71.0%	58.4%	0	93
		Total / Wtd. Avg.			$157,960,863	10.6%	$138,484,303	63.2%			2.18x	13.7%	51.1%	44.7%	0	92

(1)
The tables above reflect the mortgage loans whose balloon payments will be applied to pay down the Class A-2 and Class A-3 Certificates, respectively, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Characteristics of the Mortgage Loans

Property Type Distribution
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ ARD	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Mortgage Rate
Retail	32	$690,577,986	46.3%	63.0%	55.8%	1.63x	11.4%	5.201%
Regional Mall	3	$348,941,639	23.4%	57.9%	50.9%	1.85x	12.3%	4.932%
Anchored	26	$327,056,764	21.9%	68.2%	61.1%	1.41x	10.4%	5.463%
Unanchored	3	$14,579,583	1.0%	68.0%	56.4%	1.33x	10.4%	5.745%
Office	20	$443,219,788	29.7%	62.0%	54.0%	1.60x	11.4%	5.299%
Suburban	12	$306,708,192	20.6%	61.0%	53.5%	1.63x	11.6%	5.452%
Urban	4	$67,520,932	4.5%	58.1%	48.5%	1.54x	11.3%	4.859%
CBD	2	$34,716,496	2.3%	70.3%	59.5%	1.51x	11.5%	5.325%
Medical	2	$34,274,169	2.3%	70.3%	64.2%	1.58x	10.3%	4.762%
Hospitality	7	$187,533,535	12.6%	54.9%	49.8%	1.60x	13.1%	5.464%
Full Service	4	$99,651,371	6.7%	55.5%	51.4%	1.52x	12.7%	5.560%
Extended Stay	2	$81,459,386	5.5%	53.4%	47.9%	1.70x	13.6%	5.326%
Limited Service	1	$6,422,777	0.4%	64.2%	49.7%	1.54x	13.0%	5.720%
Industrial	2	$50,163,529	3.4%	63.7%	56.5%	1.49x	11.5%	5.576%
Distribution	1	$25,168,695	1.7%	64.9%	54.8%	1.37x	10.8%	5.750%
Flex Industrial	1	$24,994,834	1.7%	62.5%	58.3%	1.60x	12.2%	5.400%
Manufactured Housing	4	$42,060,787	2.8%	71.1%	59.4%	1.44x	9.8%	5.318%
Self Storage	4	$34,248,091	2.3%	63.9%	52.8%	1.72x	12.0%	5.399%
Multifamily	4	$30,313,534	2.0%	50.3%	44.9%	5.30x	26.1%	4.865%
Garden	3	$19,313,534	1.3%	73.7%	65.2%	1.44x	10.0%	5.123%
Cooperative	1	$11,000,000	0.7%	9.1%	9.1%	12.08x	54.4%	4.410%
Mixed Use (Office/Retail)	3	$13,871,516	0.9%	59.2%	49.6%	1.40x	10.8%	5.482%
Retail/Industrial	1	$5,987,356	0.4%	59.1%	49.4%	1.43x	10.9%	5.350%
Retail/Multifamily	1	$5,289,185	0.4%	72.0%	60.4%	1.30x	9.6%	5.500%
Office/Retail	1	$2,594,975	0.2%	33.3%	28.1%	1.52x	13.3%	5.750%
Total / Wtd. Avg.	76	$1,491,988,764	100.0%	61.6%	54.3%	1.68x	11.9%	5.279%

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Characteristics of the Mortgage Loans

Geographic Distribution
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ ARD	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Mortgage Rate
Texas	17	$263,079,905	17.6%	68.0%	58.3%	1.43x	11.0%	5.403%
California	13	$203,549,782	13.6%	60.6%	55.1%	1.57x	11.0%	5.453%
California - Southern	7	$139,933,744	9.4%	58.3%	53.5%	1.57x	11.1%	5.661%
California - Northern	6	$63,616,038	4.3%	65.7%	58.5%	1.58x	10.7%	4.995%
Pennsylvania	2	$178,816,110	12.0%	53.9%	46.9%	2.07x	13.2%	4.759%
New York	3	$125,782,386	8.4%	48.9%	42.6%	2.57x	16.3%	5.036%
Ohio	3	$104,125,859	7.0%	62.4%	55.8%	1.72x	11.9%	5.007%
Kentucky	1	$94,599,410	6.3%	64.4%	53.9%	1.43x	10.3%	5.370%
Nevada	2	$75,792,085	5.1%	71.8%	69.1%	1.21x	8.6%	5.541%
Florida	5	$58,534,943	3.9%	55.5%	50.2%	1.59x	12.7%	5.493%
Virginia	2	$54,188,534	3.6%	49.0%	45.8%	2.47x	14.2%	5.148%
Hawaii	1	$47,357,917	3.2%	54.2%	50.6%	1.55x	12.3%	5.500%
Connecticut	3	$46,760,029	3.1%	71.5%	67.1%	1.37x	9.6%	5.011%
Tennessee	3	$31,102,587	2.1%	64.7%	54.9%	1.42x	11.0%	5.688%
North Carolina	2	$29,475,504	2.0%	63.9%	57.8%	1.57x	12.0%	5.433%
Kansas	2	$27,408,678	1.8%	65.5%	55.2%	1.39x	10.9%	5.722%
Alabama	1	$26,916,496	1.8%	74.8%	62.5%	1.44x	10.9%	5.351%
Maryland	2	$26,842,778	1.8%	59.5%	44.6%	1.59x	12.4%	5.189%
Colorado	1	$24,845,830	1.7%	73.3%	60.9%	1.33x	10.9%	5.200%
Utah	1	$14,985,767	1.0%	71.7%	61.4%	1.33x	10.6%	6.250%
Maine	1	$13,217,740	0.9%	74.7%	62.3%	1.42x	9.6%	5.263%
New Jersey	2	$10,435,139	0.7%	67.1%	53.9%	1.46x	11.6%	5.761%
Iowa	1	$7,483,958	0.5%	74.8%	62.4%	1.44x	10.1%	5.280%
Georgia	1	$6,217,860	0.4%	74.9%	69.5%	1.37x	10.4%	5.250%
Oregon	1	$5,289,185	0.4%	72.0%	60.4%	1.30x	9.6%	5.500%
Mississippi	1	$3,212,518	0.2%	53.5%	50.7%	2.07x	15.3%	5.538%
New Mexico	1	$2,865,762	0.2%	69.9%	54.1%	1.45x	11.9%	5.850%
Delaware	1	$2,542,886	0.2%	53.5%	50.7%	2.07x	15.3%	5.538%
Oklahoma	1	$2,436,088	0.2%	53.5%	50.7%	2.07x	15.3%	5.538%
Louisiana	1	$2,355,794	0.2%	53.5%	50.7%	2.07x	15.3%	5.538%
South Carolina	1	$1,767,235	0.1%	53.5%	50.7%	2.07x	15.3%	5.538%
Total / Wtd. Avg.	76	$1,491,988,764	100.0%	61.6%	54.3%	1.68x	11.9%	5.279%

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)				Mortgage Rate (%)				Cut-off Date LTV Ratio (%)
	No. of	Aggregate			No. of	Aggregate			No. of	Aggregate
	Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool		Loans	Balance ($)	Pool		Loans	Balance ($)	Pool
1 - 10,000,000	28	$167,590,536	11.2	4.001 - 4.500	2	$33,300,000	2.2	0.1 - 30.0	1	$11,000,000	0.7
10,000,001 - 20,000,000	14	$203,961,143	13.7	4.501 - 5.000	8	$394,123,125	26.4	30.1 - 40.0	3	$50,522,559	3.4
20,000,001 - 30,000,000	6	$144,218,554	9.7	5.001 - 5.500	35	$686,116,219	46.0	40.1 - 50.0	4	$44,222,736	3.0
30,000,001 - 40,000,000	4	$151,839,357	10.2	5.501 - 6.000	16	$323,463,654	21.7	50.1 - 60.0	10	$413,995,111	27.7
40,000,001 - 50,000,000	3	$140,534,728	9.4	6.001 - 6.500	2	$54,985,767	3.7	60.1 - 70.0	19	$575,238,916	38.6
50,000,001 - 60,000,000	2	$107,190,359	7.2	Total:	63	$1,491,988,764	100.0%	70.1 - 80.0	26	$397,009,442	26.6
60,000,001 - 70,000,000	1	$68,000,000	4.6	Min: 4.410%	Max: 6.250%	Wtd Avg: 5.279%		Total:	63	$1,491,988,764	100.0%
70,000,001 - 80,000,000	1	$74,880,504	5.0					Min: 9.1%	Max: 74.9%	Wtd Avg: 61.6%
80,000,001 - 90,000,000	1	$84,831,947	5.7	Original Term to Maturity/ARD (mos)
90,000,001 - 100,000,000	2	$194,599,410	13.0		No. of	Aggregate
150,000,001 > =	1	$154,342,228	10.3		Mortgage	Cut-off Date	% of	LTV Ratio at Maturity/ARD (%)
Total:	63	$1,491,988,764	100.0%		Loans	Balance ($)	Pool	No. of		Aggregate
Min: $2,594,975 Max: $154,342,228		Average: $23,682,361		60	16	$472,547,212	31.7		Mortgage	Cut-off Date	% of
				96	2	$157,960,863	10.6		Loans	Balance ($)	Pool
State				120	42	$846,057,247	56.7	0.1 - 10.0	2	$15,125,859	1.0
	No. of	Aggregate		180	3	$15,423,443	1.0	10.1 - 20.0	1	$7,927,584	0.5
	Mortgaged	Cut-off Date	% of	Total:	63	$1,491,988,764	100.0%	20.1 - 30.0	1	$2,594,975	0.2
	Properties	Balance ($)	Pool	Min: 60	Max: 180	Wtd Avg: 99		30.1 - 40.0	1	$40,000,000	2.7
Texas	17	$263,079,905	17.6					40.1 - 50.0	10	$333,722,131	22.4
California	13	$203,549,782	13.6	Remaining Term to Maturity/ARD (mos)				50.1 - 60.0	24	$650,695,377	43.6
California-Southern(2)	7	$139,933,744	9.4		No. of	Aggregate		60.1 - 70.0	22	$365,912,809	24.5
California-Northern(2)	6	$63,616,038	4.3		Mortgage	Cut-off Date	% of	70.1 - 80.0	2	$76,010,029	5.1
Pennsylvania	2	$178,816,110	12.0		Loans	Balance ($)	Pool	Total:	63	$1,491,988,764	100.0%
New York	3	$125,782,386	8.4	55 - 60	16	$472,547,212	31.7	Min: 1.0%	Max: 70.5%	Wtd Avg: 54.3%
Ohio	3	$104,125,859	7.0	61 - 96	2	$157,960,863	10.6
Kentucky	1	$94,599,410	6.3	97 - 120	42	$846,057,247	56.7	UW DSCR (x)
Nevada	2	$75,792,085	5.1	121 - 180	3	$15,423,443	1.0		No. of	Aggregate
Florida	5	$58,534,943	3.9	Total:	63	$1,491,988,764	100.0%		Mortgage	Cut-off Date	% of
Virginia	2	$54,188,534	3.6	Min: 56	Max: 178	Wtd Avg: 96			Loans	Balance ($)	Pool
Hawaii	1	$47,357,917	3.2					1.21 - 1.30	5	$147,147,913	9.9
Connecticut	3	$46,760,029	3.1	Original Amortization Term (mos)				1.31 - 1.40	19	$280,444,451	18.8
Tennessee	3	$31,102,587	2.1		No. of	Aggregate		1.41 - 1.50	12	$312,917,264	21.0
North Carolina	2	$29,475,504	2.0		Mortgage	Cut-off Date	% of	1.51 - 1.60	9	$181,543,986	12.2
Kansas	2	$27,408,678	1.8		Loans	Balance ($)	Pool	1.61 - 1.70	5	$142,527,105	9.6
Alabama	1	$26,916,496	1.8	Interest Only	3	$104,000,000	7.0	1.71 - 1.80	4	$175,253,606	11.7
Maryland	2	$26,842,778	1.8	180	1	$4,125,859	0.3	1.81 - 1.90	2	$12,070,000	0.8
Colorado	1	$24,845,830	1.7	240	1	$7,927,584	0.5	2.01 - 2.10	2	$25,662,302	1.7
Utah	1	$14,985,767	1.0	300	7	$119,203,210	8.0	2.11 - 2.20	2	$158,632,735	10.6
Maine	1	$13,217,740	0.9	360	51	$1,256,732,111	84.2	2.21 - 2.30	1	$4,789,403	0.3
New Jersey	2	$10,435,139	0.7	Total:	63	$1,491,988,764	100.0%	2.81 - 2.90	1	$40,000,000	2.7
Iowa	1	$7,483,958	0.5	Non-Zero Min: 180	Max: 360	Non-Zero Wtd Avg: 354		3.01 >=	1	$11,000,000	0.7
Georgia	1	$6,217,860	0.4					Total:	63	$1,491,988,764	100.0%
Oregon	1	$5,289,185	0.4	Remaining Amortization Term (mos)				Min: 1.20x	Max: 12.08x	Wtd Avg: 1.68x
Mississippi	1	$3,212,518	0.2		No. of	Aggregate
New Mexico	1	$2,865,762	0.2		Mortgage	Cut-off Date	% of	UW NOI Debt Yield (%)
Delaware	1	$2,542,886	0.2		Loans	Balance ($)	Pool		No. of	Aggregate
Oklahoma	1	$2,436,088	0.2	Interest Only	3	$104,000,000	7.0		Mortgage	Cut-off Date	% of
Louisiana	1	$2,355,794	0.2	171 - 180	1	$4,125,859	0.3		Loans	Balance ($)	Pool
South Carolina	1	$1,767,235	0.1	231 - 300	8	$127,130,795	8.5	8.1 - 9.0	1	$68,000,000	4.6
Total:	76	$1,491,988,764	100.0%	351 - 360	51	$1,256,732,111	84.2	9.1 - 9.5	4	$47,400,895	3.2
				Total:	63	$1,491,988,764	100.0%	9.6 - 10.0	9	$154,574,663	10.4
Property Type				Non-Zero Min: 177	Max: 360	Non-Zero Wtd Avg: 352		10.1 - 10.5	8	$150,037,864	10.1
	No. of	Aggregate						10.6 - 11.0	11	$337,527,911	22.6
	Mortgaged	Cut-off Date	% of					11.1 - 11.5	5	$123,481,861	8.3
	Properties	Balance ($)	Pool					11.6 - 12.0	4	$120,814,791	8.1
Retail	32	$690,577,986	46.3					12.1 - 12.5	3	$74,982,327	5.0
Regional Mall	3	$348,941,639	23.4					12.6 - 13.0	4	$32,868,817	2.2
Anchored	26	$327,056,764	21.9					13.1 - 13.5	5	$63,208,832	4.2
Unanchored	3	$14,579,583	1.0					13.6 - 14.0	2	$229,222,732	15.4
Office	20	$443,219,788	29.7					14.1 - 14.5	1	$4,290,506	0.3
Suburban	12	$306,708,192	20.6					15.1 >=	6	$85,577,564	5.7
Urban	4	$67,520,932	4.5					Total:	63	$1,491,988,764	100.0%
CBD	2	$34,716,496	2.3					Min: 8.5%	Max: 54.4%	Wtd Avg: 11.9%
Medical	2	$34,274,169	2.3
Hospitality	7	$187,533,535	12.6
Full Service	4	$99,651,371	6.7
Extended Stay	2	$81,459,386	5.5
Limited Service	1	$6,422,777	0.4
Industrial	2	$50,163,529	3.4
Distribution	1	$25,168,695	1.7
Flex Industrial	1	$24,994,834	1.7
Manufactured Housing	4	$42,060,787	2.8
Self Storage	4	$34,248,091	2.3
Multifamily	4	$30,313,534	2.0
Garden	3	$19,313,534	1.3
Cooperative	1	$11,000,000	0.7
Mixed Use (Office/Retail)	3	$13,871,516	0.9
Retail/Industrial	1	$5,987,356	0.4
Retail/Multifamily	1	$5,289,185	0.4
Office/Retail	1	$2,594,975	0.2
Total:	76	$1,491,988,764	100.0%

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Collateral Statistics

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Maturity/ARD tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the “Total” due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related pari passu or subordinate loans that are not included in the trust are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan and any pari passu serviced companion loans, without regard to the indebtedness evidenced by any subordinate loans not included in the issuing entity. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.   With respect to the mortgage loan identified on Appendix I to the Free Writing Prospectus as Coventry Portfolio, representing approximately 1.2% of the initial pool balance, the appraised values for the properties located in Hattiesburg, MS and Warr Acres, OH are based upon as-stabilized values of such properties as of April 1, 2012 and October 1, 2011, respectively, assuming the completion of construction and tenants taking occupancy according to the terms of their signed leases.  Upfront escrows for tenant improvements, leasing commissions and rent credits were established at closing for these properties in the amount of $4,128,288.  The "as-is" values of these properties were $1,500,000 as of March 23, 2011 with respect to the Hattiesburg, MS property and $3,050,000 as of March 15, 2011 with respect to the Warr Acres, OH property. With respect to the mortgage loan identified on Appendix I to the Free Writing Prospectus as MarqE Entertainment Center, representing approximately 2.9% of the initial pool balance, the appraisal is an “as stable and complete” value as of 6/15/2011, the scheduled date of completion of a $15 million renovation at the related mortgage property. The MarqE Entertainment Center borrower was required to escrow $342,598 upfront into a redevelopment reserve for the estimated cost of completion of the renovation. The as-is value for the MarqE Entertainment Center mortgage property is $61,650,000 as of 5/12/11.

(2)	“California-Northern” includes zip codes above 93600, and “California-Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)

Prepayment Restrictions	October 2011	October 2012	October 2013	October 2014	October 2015
Locked Out	89.1%	89.0%	73.8%	72.7%	66.0%
Yield Maintenance Total	10.9%	11.0%	26.2%	24.1%	30.8%
Open	0.0%	0.0%	0.0%	3.2%	3.1%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding(4)	$1,492.0	$1,476.8	$1,459.9	$1,441.2	$1,420.7
% Initial Pool Balance	100.0%	99.0%	97.8%	96.6%	95.2%

Prepayment Restrictions	October 2016	October 2017	October 2018	October 2019	October 2020
Locked Out	72.0%	71.9%	71.8%	66.7%	66.6%
Yield Maintenance Total	28.0%	28.1%	28.2%	33.3%	33.4%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding(4)	$956.3	$939.6	$922.0	$766.3	$750.1
% Initial Pool Balance	64.1%	63.0%	61.8%	51.4%	50.3%

Prepayment Restrictions	October 2021	October 2022	October 2023	October 2024	October 2025
Locked Out	100.0%	100.0%	100.0%	100.0%	100.0%
Yield Maintenance Total	0.0%	0.0%	0.0%	0.0%	0.0%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding(4)	$9.8	$9.1	$8.3	$7.4	$6.5
% Initial Pool Balance	0.7%	0.6%	0.6%	0.5%	0.4%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See description of Yield Maintenance in the Free Writing Prospectus under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges.”
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by DEF/YM1 on Appendix I to the Free Writing Prospectus.
(4)	Numbers represent approximate amounts in millions.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2011-C3	Park City Center

Mortgage Loan No. 1 – Park City Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Park City Center

Mortgage Loan No. 1 – Park City Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Park City Center

Mortgage Loan No. 1 – Park City Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Park City Center

Mortgage Loan No. 1 – Park City Center

Park City Center
142 Park City Center
Lancaster, PA 17601
Manheim
Lititz
Rothsville
Akron
Philadelphia 71 miles
Heart of Lancaster Reg. Medical Center
Lancaster Airport
LANCASTER COUNTY
Harrisburg Intl. Airport 28 miles
Graystone Rd
East Petersburg
Neffsville
Hands-on-House Children's Museum
Landis Valley Museum
Oregon Pike
Landisville
Leola
New Holland Pike
Creek Hill Rd
Lancaster General Hospital Women/Babies
Marietta Pike
Lancaster Country Club
Willow Rd
Clipper Magazine Stadium
Franklin & Marshall College
Lancaster General Hospital
Wheatland
Columbia Ave
Lancaster
Lancaster Regional Medical Ctr
Central Market
Thaddeus Stevens College of Technology
Smoketown
Smoketown Airport
Old Philadelphia Pike
Dutch Wonderland
Amish Farm & House
American Music Theatre
Tanger Outlet Ctr
Rockvale Outlets
Millport Rd
Duke St
Manor Township
Millersville
Central Park
Rock Ford Plantation
Strasburg Pike
Millersville University of Pennsylvania
Sight & Sound Theatres
West Lampeter Township
Lampeter
Willow Street
Penn Grant Rd
New Danville Pike
Strasburg Township
Pottsville
Allentown
Bethlehem
Reading
Harrisburg
Pottstown
Elizabethtown
Ephrata
Norristown
Lansdale
Columbia
Lancaster
York
PENNSYLVANIA
West Chester
Philadelphia
Chester
Hanover
Wilmington
Newark
MARYLAND
NEW JERSEY
Bel Air
Baltimore
Ellicott City
72
772
501
722
272
222
283
741
23
30
462
999
324
340
896

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Park City Center

Mortgage Loan No. 1 – Park City Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS)(1):	Baa3/BBB			Property Address:	142 Park City Center
Original Balance:	$155,000,000				Lancaster, PA 17601
Cut-off Date Balance:	$154,342,228			General Property Type:	Retail
% of Initial Pool Balance:	10.3%			Detailed Property Type:	Regional Mall
Loan Purpose:	Refinance			Net Rentable Area(5) :	1,217,230 SF
Borrower Name(s):	Park City Center Business Trust			Cut-off Date Principal Balance Per Unit/SF:	$127 per SF
Sponsor:	General Growth Properties, Inc.			Balloon/ARD Balance Per Unit/SF:	$111 per SF
Mortgage Rate:	4.6192%			Year Built / Year Renovated:	1971 / 2007
Note Date:	June 1, 2011			Title Vesting:	Fee
First Payment Date:	July 6, 2011			Property Manager(6) :	General Growth Properties, Inc.
Anticipated Repayment Date:	NAP
Maturity Date:	June 6, 2019			Underwriting and Financial Information
IO Period:	None
Original Term to Maturity or ARD:	96 months			UW Revenues:	$31,180,324
Seasoning:	4 months			UW Expenses:	$9,848,573
Original Amortization Term:	360 months (2)			UW NOI:	$21,331,751
Loan Amortization Type:	Amortizing			UW NCF:	$20,346,767
Interest Accrual Basis:	Actual/360			UW NOI DSCR:	2.31x
Prepayment Provisions:	LO(28), D(61), O(7)			UW NCF DSCR:	2.20x
Lockbox/Cash Management:	In-Place / Hard			UW NOI Debt Yield:	13.8%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield:	13.2%
Subordinate Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	15.0%
Mezzanine Debt(3) :	Yes			Most Recent NOI (As of):	$20,800,286 (12/31/2010)
				Second Most Recent NOI (As of):	$20,700,667 (12/31/2009)
Reserves				Third Most Recent NOI (As of):	$20,245,993 (12/31/2008)
Type:	Initial	Monthly(4)	Cap	Appraised Value:	$305,000,000
Tax Reserves	$0	Springing	NAP	Appraisal As-of Date:	April 29, 2011
Insurance Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	50.6%
Replacement Reserves	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	44.4%
TI/LC Reserves	$16,700	Springing	NAP	Occupancy Rate(7) :	96.1% (July 31, 2011)
Deferred Maintenance Reserves	$204,050	$0	NAP	2nd Most Recent Occupancy:	96.1% (December 31, 2010)
				3rd Most Recent Occupancy:	96.9% (December 31, 2009)
				4th Most Recent Occupancy:	98.3% (December 31, 2008)
				5th Most Recent Occupancy:	97.7% (December 31, 2007)
				6th Most Recent Occupancy:	98.1% (December 31, 2006)

(1)	Moody’s and DBRS have confirmed that the loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(2)	Because of principal payment allocations between the subject loan and the related mezzanine loan, amortization is on an approximately 360 month schedule.
(3)	Mezzanine financing, in the original principal balance of $42 million, is in place. See Mezzanine Loan and Preferred Equity Interest herein for details.
(4)	Certain monthly reserves are required during a reserve trigger period. Certain of the springing reserve collections are capped. See Escrows and Reserves for details.
(5)
The Net Rentable Area includes approximately 158,328 SF of improvements occupied by Sears and not owned by the borrower, but which are located on land owned by the borrower. Sears pays ground rent and CAM contributions to the borrower. It does not include approximately 226,652 SF of improvements owned by Boscov’s and which are not located on land owned by the borrower.

(6)	The Property Manager is the borrower, which is 100% controlled by General Growth Properties, Inc.
(7)	Current and historical occupancy percentages are based on borrower provided rent rolls and operating statements.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Park City Center

The Park City Center Mortgage Loan.

The Mortgage Loan.  The largest mortgage loan (the “Park City Center Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $155,000,000, and is secured by a first priority fee mortgage encumbering the retail property known as Park City Center in Lancaster, Pennsylvania (the “Park City Center Property”). The Park City Center Mortgage Loan was originated on June 1, 2011 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC. The Park City Center Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $154,342,228 and a fixed interest rate of 4.6192% per annum. The Park City Center Mortgage Loan refinanced and paid off the previous loan secured by the Park City Center Property, which was included in the WBCMT 2003-C8 and the WBCMT 2003-C9 CMBS transactions.

The Park City Center Mortgage Loan had an initial term of 96 months and has a remaining term of 92 months. The Park City Center Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of June 6, 2019.  Voluntary prepayment of the Park City Center Mortgage Loan is prohibited prior to the final six months of the loan term. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.  The Park City Center Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor.  The borrower is Park City Center Business Trust, a single purpose Delaware statutory trust with two independent trustees (the “Park City Center Borrower”). The Park City Center Borrower is 100% controlled and majority owned by General Growth Properties, Inc. (“GGP”).

The Park City Center Mortgage Loan sponsor is GGP, and nonrecourse carve-out guarantor is GGPLP Real Estate, Inc., a subsidiary of GGP.  An unaudited guarantor balance sheet dated March 31, 2010, showed total assets of approximately $7.5 billion, total liabilities of approximately $4.6 billion, and total equity of approximately $2.9 billion. GGP is one of the largest shopping center owners. GGP has ownership and management interest in 166 regional and super regional shopping malls in 43 states. The company portfolio totals approximately 169 million sq. ft. of space. A publicly-traded real estate investment trust (REIT), GGP is listed on the New York Stock Exchange under the symbol GGP. GGP and 166 of its subsidiaries filed for bankruptcy protection in April 2009 and emerged from bankruptcy in November 2010.

The Mortgaged Property. The Park City Center Property consists of 1,217,230 sq. ft. of anchor, in-line, and outparcel retail space, food court space, kiosk space and storage space, known as Park City Center, a regional mall in Lancaster, PA. The property is located in both the City of Lancaster and Manheim Township along a commercial section of US Route 30, approximately 2 miles northwest of the Lancaster CBD. Lancaster is located approximately 34 miles southeast of Harrisburg, 70 miles west of Philadelphia, 55 miles northeast of Baltimore and 87 miles north of Washington, D.C. I-222 and I-322, as well as PH Routes 72, 501, 272 and 23, are all proximate and converge in the City of Lancaster. The Park City Property is anchored by Sears (ground lease), JC Penney, Bon Ton, Boscov’s (not collateral for the Park City Center Mortgage Loan) and Kohl’s. The mall property was originally developed in 1971, and was expanded in 1985, 1987, and 2007, when the property was also renovated. The 2007 expansion included an approximately 43,514 sq. ft. open-air lifestyle component known as “The Fountain Shoppes”. There are approximately 6,853 surface parking spaces, for an overall parking ratio of 6.6 per 1,000 sq. ft. of GLA.

Based on a rent roll dated July 31, 2011, the Park City Center Property is 96.1% occupied including two new tenants scheduled to occupy a total of approximately 6,060 sq. ft. by November 16, 2011. The collateral anchor space, representing 673,245 sq. ft. (Sears, JC Penney, Bon Ton, and Kohl’s), is 100.0% occupied. A 226,652 non-collateral anchor store is owned and occupied by Boscov’s. The in-line and food court space, representing approximately 430,340 sq. ft., is 94.4% occupied. The outparcel space, representing 111,230 sq. ft., is 80.5% occupied. Kiosk space, representing 360 sq. ft., is 100.0% occupied and storage space, representing 2,055 sq. ft., is 29.2% occupied.

For the trailing-twelve months ending April 30, 2011, comparable in-line (tenants with full 2010 and trailing twelve months sales) and food court tenants, representing approximately 263,104 sq. ft., reported total sales of $129,331,834, or $492 per sq. ft. The reported average occupancy cost for the trailing-twelve months was 12.3%. If the 5,017 sq. ft. Apple Store is excluded from this analysis, comparable sales totaled $401 per sq. ft. and the average occupancy cost was 15.1%. Comparable in-line and food court tenants reported $483 per sq. ft. of sales in 2010, including Apple, and $398 without the Apple tenant sales.

Anchor Tenants.

J.C. Penney (243,478 sq. ft., 20.0% of NRA, 4.2% of annual underwritten rent). J.C. Penny leases 243,478 sq. ft. from the Park City Center Borrower. The lease began in July 1970, when the property was originally developed, and has a current expiration date of July 31, 2015, with five remaining 5 year lease renewal options. J.C. Penney Company, Inc. (NYSE: JCP) operates over 1,100 department stores throughout the United States and Puerto Rico. The company reported total 2010 sales of $17.759 billion. J.C. Penney is

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Park City Center

currently rated BBB- by Fitch and BB+ by S&P. J.C. Penney reported sales of $114 per sq. ft. for the trailing-twelve month period ending April 30, 2011.

Bon-Ton (178,967 sq. ft., 14.7% of NRA, 2.7% of annual underwritten rent). Bon-Ton leases 178,967 sq. ft. from the Park City Center Borrower. The lease began in November 2007, when the tenant assumed an existing lease and expanded the subject store, and has a current expiration date of February 1, 2028, with four, 5 year lease renewal options. Bon-Ton Stores, Inc. (NQ: BONT) operates approximately 275 department stores, including 11 furniture galleries, in 23 states. The company reported total 2010 sales of approximately $3.046 billion. Bon-Ton Stores, Inc. is currently rated B by Fitch, Caa2 by Moody’s and B by S&P. Bon-Ton reported sales of $142 per sq. ft. for the trailing-twelve month period ending April 30, 2011.

Sears (158,328 sq. ft., 13.0% of NRA, 2.6% of annual underwritten rent). Sears leases land from the Park City Center Borrower and occupies a store of approximately158,328 sq. ft. constructed on such land. The lease began in May 1972 and has a current expiration of April 30, 2023, with six, 10 year lease renewal options. Sears Holdings Corporation (NASDAQ: SHLD) operates over 4,000 stores in the U.S. and Canada through its subsidiaries Sears, Roebuck and Co., and Kmart Corporation. The company reported 2010 sales of over $43 billion.  Sears Holdings Corporation is currently rated B by Fitch, Ba3 by Moody’s, and B+ by S&P. Sears reported sales of $134 per sq. ft. for the trailing-twelve month period ending April 30, 2011.

Kohl’s (92,472 sq. ft., 7.6% of NRA, 4.3% of annual underwritten rent). Kohl’s leases 92,472 sq. ft. from the Park City Borrower. The lease began in September 1996 and has a current expiration date of January 28, 2017, with four, 5 year lease renewal options. Kohl’s Corporation (NYSE: KSS) operates almost 1,100 stores in the United States. The company reported 2010 net sales of $18.391 billion. Kohl’s Corporation is currently rated BBB+ by Fitch, Baa1 by Moody’s and BBB+ by S&P. Kohl’s reported sales of $242 per sq. ft. for the trailing-twelve month period ending April 30, 2011.

Anchor and Major Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF(2)	Total Annual Underwritten Rent PSF	% of Total Annual Underwritten Rent	Lease Expiration	TTM April 2011 Sales PSF	UW Occupancy Cost as % of Sales
Anchor Tenants
J.C. Penney	BBB-/NR/BB+	243,478	20%	$4.64	4%	7/31/2015	$114	4.1%
Bon-Ton	B/Caa2/B	178,967	15%	$4.12	3%	2/1/2028	$142	2.9%
Sears	B/Ba3/B+	158,328	13%	$4.42	3%	4/30/2023	$134	3.3%
Kohl’s	BBB+/Baa1/BBB+	92,472	8%	$12.34	4%	1/28/2017	$242	5.1%
Subtotal / Wtd. Avg.		673,245	55%	$5.51	14%

Non-Collateral Anchors
Boscov’s(3)	NR/NR/NR	226,652	NAP	$0.21	NAP	6/30/2044	$128	NAP
Subtotal / Wtd. Avg.

Major Non-Anchor Tenants
Babies R Us	B/B1/B	21,940	2%	$15.66	1%	1/31/2012	$223	7.0%
H&M	NR/NR/NR	17,456	1%	$28.13	2%	1/31/2014	$223	12.6%
Foot Locker/Lady Footlocker/Kid	NR/B1/BB-	17,198	1%	$9.59	1%	1/31/2014	$219	4.4%
Harris TV and Appliances	NR/NR/NR	15,025	1%	$6.02	0%	7/31/2012	$77	7.8%
Victoria’s Secret	BB+/Ba2/BB+	11,364	1%	$61.17	3%	1/31/2019	$514	11.9%
Forever 21	NR/NR/NR	10,009	1%	$60.64	2%	8/31/2018	$353	17.2%
Subtotal / Wtd. Avg.		92,992	8%	$25.72	9%

Other Tenants		403,710	33%	$51.40	77%
Vacant Space		47,283	4%	$0.00	0%
Total / Wtd. Avg.(4)		1,217,230	100%	$22.95	100%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Percentage of NRSF is based on the total collateral NRSF of 1,217,230 SF. It does not include the Boscov’s store, which is not collateral for the subject loan.
(3)
Boscov’s does not pay a base rent; however it does make a CAM contribution to the borrower, which is reflected in the Total Annual Underwritten Rent per SF. The Lease Expiration date for Boscov’s reflects a reciprocal easement agreement expiration date.

(4)	The Total NRSF excludes the non-collateral Boscov’s space and the weighted average Total Annual Underwritten Rent per SF excludes vacant space and the non-collateral Boscov’s space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Park City Center

The following table presents certain information relating to the lease rollover at the Park City Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent per SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling(4)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	4	8,431	$14.99	1%	1%	$126,400	1%	1%
2011	9	16,725	$25.44	1%	2%	$425,551	3%	3%
2012	20	98,340	$19.55	8%	10%	$1,922,550	12%	15%
2013	18	40,848	$37.31	3%	14%	$1,524,053	9%	24%
2014	21	75,226	$33.22	6%	20%	$2,499,142	15%	39%
2015	15	287,157	$5.18	24%	43%	$1,488,578	9%	48%
2016	12	33,414	$32.74	3%	46%	$1,093,972	7%	55%
2017	21	139,983	$19.37	12%	58%	$2,710,852	16%	71%
2018	10	40,744	$35.71	3%	61%	$1,455,068	9%	80%
2019	9	31,237	$29.12	3%	63%	$909,631	5%	85%
2020	8	24,633	$41.23	2%	65%	$1,015,676	6%	91%
2021 & Beyond	11	373,209	$3.98	31%	96%	$1,486,850	9%	100%
Vacant	-	47,283	$0.00	4%	100%	$0	0%	100%
Total / Wtd. Avg.	158	1,217,230	$14.24	100%		$16,658,324	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Base Rent per SF. Rolling excludes vacant space.
(4)	Total Underwritten Base Rent Rolling does not include base rent for tenants currently paying percentage in lieu, or specialty/temporary tenant income.

The Market.  The Park City Center Property is located in the northern central submarket of Lancaster, Pennsylvania, approximately 2 miles northwest of the Lancaster CBD. The property is partially located in Manheim Township. The Lancaster CBSA had a 2010 estimated population of approximately 508,187 and an average annual household income of approximately $67,801. The property appraiser notes that the mall has very good access via the regional Interstate network and local arterials and that the nearest enclosed regional center, York Galleria, is located approximately 20 miles southwest. In addition to the primary and secondary competition noted in the chart below, the appraiser notes two outlet centers and a power center within the subject trade area: Rockvale Square Factory Outlet Center, Tanger Factory Outlet Center, and Red Rose Commons, all of which are located east of Lancaster, and which help establish the area as a retail destination. The appraiser also noted the 2010 opening of a second Lancaster Kohl’s approximately 10 miles east of the subject property.

Property	Center Type	Competition	Year Built	Year Renovated	Total GLA	Anchor Tenants	Sales PSF	Mall Shop Occupancy	Proximity
York Galleria	Regional	Primary	1989	NAP	765,000	Boscov’s, JC Penney, Sears, Bon-Ton	$320	88%	20 miles southwest
West Manchester Mall	Super-Regional	Secondary	1981	1997/2010	910,000	Kohl’s, Macy’s Bon-Ton, Walmart Supercenter, Regal Cinemas	$225	65%	25 miles southwest
Berkshire Mall	Super-Regional	Secondary	1970	1987	905,000	Boscov’s, Sears, Bon-Ton	$325	90%	30 miles northeast

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Park City Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Park City Center Property:

Cash Flow Analysis
	2008	2009	2010	UW	UW per SF
Gross Potential Rent(1)	$15,444,570	$16,620,877	$16,421,418	$17,487,324(2)	$14.37
Total Reimbursements	$10,357,043	$9,575,994	$10,191,229	$10,241,000	$8.41
Other Income	$3,395,593	$3,664,502	$3,763,606	$3,452,000	$2.84
Less Vacancy & Credit Loss	($140,663)	($151,416)	$22,648	$0	$0.00
Effective Gross Income	$29,598,820	$29,709,957	$30,398,900	$31,180,324	$25.62
Total Operating Expenses	$9,352,827	$9,009,291	$9,598,614	$9,848,573	$8.09
Net Operating Income	$20,245,993	$20,700,667	$20,800,286	$21,331,751	$17.52
TI/LC	$0	$0	$0	$741,539	$0.61
Capital Expenditures	$0	$0	$0	$243,446	$0.20
Net Cash Flow	$20,245,993	$20,700,667	$20,800,286	$20,346,767	$16.72
Occupancy %(3)	98.3%	96.9%	96.1%	96.1%
NOI DSCR	2.19x	2.24x	2.25x	2.31x
NCF DSCR	2.19x	2.24x	2.25x	2.20x
NOI Debt Yield	13.1%	13.4%	13.5%	13.8%
NCF Debt Yield	13.1%	13.4%	13.5%	13.2%
Average Annual Rent per SF(4)	$13.13	$13.65	$13.49

(1)	Historical and Underwritten GPR are net of vacancy and include underwritten income from tenants paying overage rent, percentage rent-in-lieu and specialty/temporary tenant income.
(2)	Underwritten GPR includes $279,739 of contractual rent steps through January 1, 2012.
(3)	Current and historical occupancy percentages are based on borrower provided rent rolls.
(4)	Average Rent per SF is based on the underwritten rent roll and historical financials and includes anchor and in-line space.

Escrows and Reserves.  The Park City Center Borrower is required to deposit certain on-going reserves during the continuance of a trigger period. During the continuance of a trigger period, monthly reserves for taxes and insurance (unless the Property is part of a “blanket” policy acceptable to Lender) in the amount of 1/12 the annual estimated tax payments and insurance premiums (if required) and $88,153 per month for tenant improvements and leasing commissions (TI/LCs) and $13,220 per month for capital expenditures, will be funded from the Cash Management Account. During any trigger period, collections for TI/LCs and capital expenditures shall be capped at $1,057,624 and $158,644, respectively.  A “Trigger Event” shall mean the occurrence of (a) an event of default or (b) a debt service coverage ratio event, which happens when the trailing-twelve month NOI based Debt Service Coverage Ratio falls below 1.20x on any quarterly basis commencing on July 1, 2011.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Park City Center Mortgage Loan.

Property Management. The Park City Center Property is managed by the Park City Center Borrower, which is indirectly majority owned by GGP.

Mezzanine Loan and Preferred Equity.  The related sponsors of the Park City Center Mortgage Loan have incurred mezzanine financing, secured by pledges of 100% of the direct equity interests in the Park City Center Borrower, in the original principal amount of $42,000,000. The mezzanine lenders are Investors Insurance Company and or its affiliate(s) (Note A-1), American Equity Investment Life Insurance and or its affiliate(s) (Note A-2) and Liberty Life Insurance Company and or its affiliate(s) (Note A-3). The mezzanine loan has an outstanding principal balance as of the Cut-off Date of $41,821,765, accrues interest at a rate of 8.000% per annum and amortizes on an approximately 30-year schedule.  The holders of the Park City Center Mortgage Loan and the Park City Center mezzanine loan have entered into an intercreditor agreement that governs the rights and duties of such parties.  The Park City Center intercreditor agreement provides, that, among other things:  the holder of the mezzanine loan has certain rights with respect to the Park City Center Mortgage Loan, including, among others, the following:  (i) the holder of the mezzanine loan has the right to cure monetary events of default under the Park City Center Mortgage Loan within seven (7) business days of the later of the giving of notice of the subject event of default by the holder of the Park City Center Mortgage Loan to the mezzanine lender and the last date that the Park City Center Borrower has to cure, if any cure period is available to the Park City Center Borrower; provided, however, that with respect

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Park City Center

to payments of principal and interest, in no event may the cure period for the holder of the mezzanine loan extend beyond six (6) consecutive months unless the holder of the mezzanine loan has commenced and is continuing to diligently pursue its rights against the mezzanine loan collateral; (ii) the holder of the mezzanine loans has the right to cure non-monetary events of default with respect to the Park City Center Mortgage Loan within any applicable cure period available to the Park City Center Borrower plus an additional ten (10) business days; provided, however, if the non-monetary event of default cannot reasonably be cured within the applicable cure period (or if the default is not susceptible of cure without foreclosure of the collateral) and the holder of the mezzanine loan commenced curative action within the applicable cure period, and is diligently pursing the cure (or in some cases is diligently pursuing foreclosure of the collateral), then, subject to certain conditions, the holder of the mezzanine loan will be given an additional cure period as is reasonably necessary for the holder of the mezzanine loan in the exercise of due diligence to cure the non-monetary event (or to complete foreclosure under certain circumstances); (iii) if (a) the Park City Center Mortgage Loan has been accelerated, (b) a bankruptcy proceeding has been commenced by or against the Park City Center Borrower, (c) a monetary event of default has occurred and is continuing under the Park City Center Mortgage Loan documents, (d) any proceeding to foreclose or otherwise enforce the Park City Center Mortgage Loan or other security for the Park City Center Mortgage Loan has been commenced or (e) after an event of default occurs and is continuing under the Park City Center Mortgage Loan documents, the Park City Center Mortgage Loan is a “specially serviced mortgage loan” under the pooling and servicing agreement, the holder of the mezzanine loan has the right to purchase the Park City Center Mortgage Loan, in whole but not in part, at a price generally equal to the unpaid principal balance of the Park City Center Mortgage Loan, plus accrued and unpaid interest and other amounts due thereon (including, without limitation, any protective advances and interest charged thereon, plus any expenses incurred in connection with enforcing the Park City Center Mortgage Loan documents and P&I Advances and interest on any P&I Advances made with respect to the Park City Center Mortgage Loan pursuant to the Pooling and Servicing Agreement); (iv) the holder of the Park City Center Mortgage Loan is required to obtain the prior consent of the holder of the mezzanine loan to several types of material modifications with respect to the Park City Center Mortgage Loan; and (v) the holder of the mezzanine loan has the right, pursuant to the mezzanine loan documents, under certain circumstances, to cause the Park City Center Borrower to terminate and replace the related property manager.  In addition, the intercreditor agreement specifies that the Park City Center mezzanine loan may be transferred to certain “qualified transferees” (as defined in the intercreditor agreement).  With respect to the transfer of any or all of the mezzanine loan to a loan pledgee, the intercreditor agreement restricts a loan pledgee which is not a qualified transferee from taking title to the pledged equity without the consent of the holder of greater than 50% of the interests in the Park City Center Mortgage Loan.  See “Risk Factors – A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates” in the Free Writing Prospectus.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  See “Expansion, Release and Substitution of Property” below.

Terrorism Insurance.  Generally, the Park City Center Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Park City Center Property; provided, that the Park City Center Borrower shall not be required to spend in excess of $100,000 per annum on coverage for terrorism events.

Expansion, Release and Substitution of Property.  The Park City Center Borrower may obtain a release of certain parcels (including air rights parcels) or outlets or acquired expansion parcels upon satisfaction of specified conditions, including that the parcels are not necessary for the operation or use of the Park City Center Property and may be readily separated without a diminution in value (except this condition will not apply to acquired expansion parcels).  In addition, portions of the Park City Center Property may be released from the lien of the mortgage in substitution for parcels at or adjacent to the shopping center upon satisfaction of specified conditions, including that the acquired parcels be of reasonably equivalent value, and that the parcel to be released is vacant, non-income producing and unimproved or improved only by landscaping or utility facilities that may be readily relocated or surface parking areas.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Westfield Belden Village

Mortgage Loan No. 2 – Westfield Belden Village

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Westfield Belden Village

Mortgage Loan No. 2 – Westfield Belden Village

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Westfield Belden Village

Mortgage Loan No. 2 – Westfield Belden Village

Westfield Belden Village
4230 Belden Village Mall
Canton, OH 44718
Akron-Fulton Intl. Airport 12 miles
Green
SUMMIT COUNTY
Nimisila Reservoir
Portage Lakes State Park
Akron-Canton Regional Airport
MAPS Air Museum
Singer Lake
Boettler Park
Lake Cable
North Canton
Hoover Historical Center
Walsh University
Stark State College
Belden Park Crossing
Canal Fulton
STARK COUNTY
Canton
Massillon
Perry Heights
Perry Township
Canton Township
Navarre
Meyers Lake
Sippo Lake
Pro Football Hall of Fame
McKinley Memorial Park
Malone University
Mercy Medical Center
Canton Civic Center
Aultman Hospital
Paul Brown Tiger Stadium
Massillon Baptist College
Natl. First Ladies Library
Canton Classic Car Museum
Lake Erie
Cleveland
Akron
Youngstown
Barberton
Wooster
Mansfield
Medina
Kent
Alliance
Elyria
Lorain
Euclid
Mentor
Warren
East Liverpool
New Philadelphia
Mount Vernon
Westlake
Parma
Massillon
Canton

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Westfield Belden Village

Mortgage Loan No. 2 – Westfield Belden Village

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):		NR/NR		Property Address:	4230 Belden Village Mall
Original Balance:		$100,000,000			Canton, OH 44718
Cut-off Date Balance:		$100,000,000		General Property Type:	Retail
% of Initial Pool Balance:		6.7%		Detailed Property Type:	Regional Mall
Loan Purpose:		Refinance		Net Rentable Area:	419,400 SF
Borrower Name(s):		Belden Mall LLC		Cut-off Date Principal Balance Per Unit/SF:	$238 per SF
Sponsor:		Westfield America, Inc.		Balloon/ARD Balance Per Unit/SF:	$220 per SF
Mortgage Rate:		5.000%		Year Built / Year Renovated:	1970 / 1987
Note Date:		June 2, 2011		Title Vesting:	Fee
First Payment Date:		August 1, 2011		Property Manager:	Westfield, LLC
Anticipated Repayment Date:		NAP
Maturity Date:		July 1, 2021
				Underwriting and Financial Information
IO Period:		60 Months		UW Revenues:	$15,335,696
Original Term to Maturity or ARD:		120 months		UW Expenses:	$3,595,447
Seasoning:		3 months		UW NOI:	$11,740,249
Original Amortization Term:		360 months		UW NCF:	$11,074,011
Loan Amortization Type:		IO, Amortizing Balloon		UW NOI DSCR:	1.82x
Interest Accrual Basis:		Actual/360		UW NCF DSCR:	1.72x
Prepayment Provisions:		LO(27), D/YM1(89), O(4)		UW NOI Debt Yield:	11.7%
Lockbox/Cash Management:		In-place / Soft		UW NCF Debt Yield:	11.1%
Pari Passu Mortgage Debt:		None		UW NCF Debt Yield at Maturity:	12.0%
Subordinate Mortgage Debt:		None
Mezzanine Debt:		None		Most Recent NOI (As of):	$12,059,599 (TTM 3/31/2011)
				Second Most Recent NOI (As of):	$11,976,250 (12/31/2010)
				Third Most Recent NOI (As of):	$12,085,656 (12/31/2009)
Reserves
Type:	Initial	Monthly	Cap	Appraised Value:	$159,000,000
Tax Reserves(1)	$0	Springing	NAP	Appraisal As-of Date:	April 14, 2011
Insurance Reserves(1)	$0	Springing	NAP
Replacement Reserves(1)	$0	Springing	NAP	Cut-off Date LTV Ratio:	62.9%
TI/LC Reserves(1)	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	58.1%
Other Reserves	$0	$0	NAP
				Occupancy Rate(2):	95.0% (August 31, 2011)
				2nd Most Recent Occupancy:	96.3% (December 31, 2010)
				3rd Most Recent Occupancy:	94.2% (December 31, 2009)
				4th Most Recent Occupancy:	94.1% (December 31, 2008)
				5th Most Recent Occupancy:	99.7% (December 31, 2007)
				6th Most Recent Occupancy:	99.8% (December 31, 2006)

(1)
Upon the occurrence of certain trigger events, the Westfield Belden Village Borrower is required to escrow monthly for tax, insurance, replacement reserves and TI/LC reserves as described under  “ –Escrows and Reserves” below.

(2)	Current and Historical occupancy percentages are based on borrower provided rent rolls and operating statements.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Westfield Belden Village

The Westfield Belden Village Mortgage Loan.

The Mortgage Loan.  The second largest mortgage loan (the “Westfield Belden Village Mortgage Loan”) is a refinance loan evidenced by two notes in the aggregate original principal amount of $100,000,000, and is secured by a first priority fee mortgage encumbering a regional mall known as Westfield Belden Village in Canton, Ohio (the “Westfield Belden Village Property”). The Westfield Belden Village Mortgage Loan was originated on June 2, 2011 by or on behalf of Bank of America, National Association. The Westfield Belden Village Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $100,000,000 and a fixed interest rate of 5.000% per annum.

The Westfield Belden Village Mortgage Loan had an initial term of 120 months and has a remaining term of 117 months. The Westfield Belden Village Mortgage Loan requires payments of interest only for the first 60 months of its term and principal and interest thereafter for the remainder of its term based on a 30-year amortization schedule.  The scheduled maturity date is July 1, 2021.  At any time on or after the first due date following the second anniversary of the securitization closing date, prepayment is permitted, in whole or in part, with the payment of a yield maintenance premium, which must be no less than 1.0% of the prepaid amount.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.  The Westfield Belden Village Mortgage Loan is open to prepayment at par during the final three (3) months of its term.

The Borrower and the Sponsor.  The borrower is Belden Mall LLC, a single purpose Delaware limited liability company with two independent directors (the “Westfield Belden Village Borrower”). Belden Mall LLC is wholly owned and managed by WEA Belden LLC. WEA Belden LLC, a Delaware limited liability company, is a wholly owned subsidiary of Westfield America Limited Partnership (“WALP”). WALP is a majority-owned subsidiary of Westfield US Holdings, LLC. Westfield US Holdings, LLC is wholly owned by Westfield America Shopping Centers LP, which is in turn owned by Westfield America, Inc., the sponsor (the “Sponsor”).

Westfield America, Inc. is owned by Westfield Group (ASX: WDC), a large shopping center owner/operators with 124 centers located across Australia, New Zealand, the United States, the United Kingdom and Brazil.  Westfield Group’s portfolio is valued in excess of $59 billion with approximately 25,000 retailers in more than 10.5 million square meters of retail space.

The Westfield Belden Village Borrower is actively marketing the Westfield Belden Village Property is for sale and it is a reasonable possibility that the Westfield Belden Village Mortgage Loan will be assumed by a “Qualified Transferee” or other party in accordance with the Westfield Belden Village Mortgage Loan documents. See “Assumption Provisions” below.

The Mortgaged Property. The Westfield Belden Village Property consists of approximately 419,400 sq. ft. of the approximately 827,000 sq. ft. regional mall known as Westfield Belden Village, located in Canton, Ohio.  The Westfield Belden Village Property, which was built in 1970 and renovated in 1987, is located in the northern section of the City of Canton, bounded by Interstate 77 to the northeast, Everhard Road to the north and west, Whippany Avenue to the east and Belden Village Street to the south.

The collateral consists of approximately 96 tenants, including the Macy’s anchor space of approximately 131,005 sq. ft., which is on a ground lease.  Other major tenants include Forever 21, Express, Victoria’s Secret, Abercrombie & Fitch, New York & Company, Limited, Coach and Gap.  Two anchor tenants, Sears and Dillard’s, and an outparcel, Sears Auto Center, own their own stores and are not part of the Westfield Belden Village Property.  The Westfield Belden Village Property has approximately 4,064 surface parking spaces, which equates to a parking ratio of 4.92 spaces per 1,000 square feet of net rentable area.

As of August 31, 2011, the Westfield Belden Village Property was 95.0% occupied with no tenant, other than Macy’s, comprising more than 2.7% of the total rentable square footage. The historical occupancy at the Westfield Belden Village Property was 96.3% as of December 31, 2010, 94.2% as of December 31, 2009 and 94.1% as of December 31, 2008.  In-line store sales as of the trailing-twelve months ended December 31, 2010 were approximately $402 per sq. ft., which represents an occupancy cost of 13.4%.  This represents a 10.4% increase from year end 2009 sales of approximately $364 per sq. ft. The reported year end 2008 sales were approximately $391 per sq. ft.

Major Tenants.

Macy’s, Inc. (131,005 sq. ft.; 31.2% NRA, 0.4% of underwritten base rent).  Macy’s, Inc. (“Macy’s”) occupies 131,005 sq. ft. at the Westfield Belden Village Property under a ground lease expiring on February 14, 2016 with two, 10-year and one, nine-year renewal options and a final maturity date of February, 2045.  The lease provides for a rental rate of $0.31 per sq. ft. and percentage rent of 0.5% of gross sales over $8 million.  Macy’s (NYSE: M) operates department stores that sell a range of merchandise, including: men’s, women’s, children’s apparel and accessories, cosmetics, home furnishing and other consumer goods.  Macy’s operates approximately 810 Macy’s department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy’s and Bloomingdale’s.  Macy’s was founded in 1820 and is based in Cincinnati, Ohio. As of the year ended January 29, 2011, Macy’s reported revenue of approximately $25.0 billion and net income of approximately $847.0 million.  Macy’s is currently rated “BBB-” by Fitch, “Ba1” by Moody’s and “BBB-” by S&P.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Westfield Belden Village

Forever 21 Inc. (11,318 sq. ft.; 2.7% NRA, 2.7% of underwritten base rent). Forever 21 Inc. (“Forever 21”) occupies 11,318 sq. ft. under a lease expiring on January 31, 2021.  The lease provides for a rental rate of $26.00 per sq. ft. with annual rent increases of 2.0% starting in February 2012.  Forever 21 operates more than 450 retail stores under the brands Forever 21, XXI Forever, Forever 21 and Heritage 1981 in the United States, Canada and Asia. Founded in 1984 in Southern California and privately held, Forever 21 specializes in low cost and chic apparel and accessories for women, men, teens and kids.

Express LLC (10,564 sq. ft.; 2.5% NRA, 3.2% of underwritten base rent).  Express LLC (“Express”) occupies 10,564 sq. ft. under a lease expiring on January 31, 2014.  The lease provides for a rental rate of $33.00 per sq. ft., which increases to $36.00 per sq. ft. in February 2012.  Express (NYSE: EXPR) is the sixth largest retailer of women’s and men’s apparel in the United States, operating more than 570 stores in shopping malls, lifestyle centers and street locations.  As of the year ended January 29, 2011, Express reported revenue of approximately $1.9 billion and net income of approximately $127.4 million.  Express is currently rated “BB-” by S&P.

Anchor and Major Tenant Summary
	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Total Annual Underwritten Rent PSF	% of Total Annual Underwritten Rent	Lease Expiration	2010 Sales PSF	Occupancy Cost as % of Sales
Anchors
Macy’s(2)	BBB-/Ba1/BBB-	131,005	31%	$0.31	0%	2/14/2016	$171	0.5%
Subtotal / Wtd. Avg.		131,005	31%	$0.31	0%

Major Tenants
Forever 21	NR/NR/NR	11,318	3%	$26.00	3%	1/31/2021	NAP	NAP
Express	NR/NR/BB-	10,564	3%	$33.00	3%	1/31/2014	$319	14.1%
Victoria’s Secret	BB+/Ba2/BB+	9,351	2%	$31.00	3%	1/31/2015	$560	7.7%
Abercrombie & Fitch	NR/NR/NR	9,120	2%	$24.45	2%	1/31/2014	$183	19.9%
New York & Company	NR/NR/NR	7,966	2%	$41.10	3%	1/31/2015	$246	21.6%
Limited	NR/NR/NR	7,585	2%	$33.00	2%	1/31/2014	$243	18.5%
Bravo	NR/NR/NR	7,500	2%	$25.50	2%	1/31/2022	$437	8.6%
Charlotte Russe	NR/NR/NR	7,200	2%	$33.56	2%	6/30/2016	$288	15.8%
Gap	BBB-/Baa3/BB+	7,163	2%	$25.00	2%	1/31/2020	NAP	NAP
Subtotal / Wtd. Avg.		77,767	19%	$30.16	22%

Other Tenants		191,707	46%	$44.07	78%
Vacant Space		18,921	5%	$0.00	0%
Total / Wtd. Avg.		419,400	100%	$27.05	100%

Non-Collateral Anchors
Dillard’s	BB/B3/BB-	191,000
Sears	B/Ba3/B+	188,184
Sears Auto Center	B/Ba3/B+	28,000
Total		407,184

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Macy’s occupies 131,005 SF under a ground lease with a final extended maturity date of February 2045.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Westfield Belden Village

The following table presents certain information relating to the lease rollover at the Westfield Belden Village Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent per SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2011	11	25,241	$30.42	6%	6%	$767,898	7%	7%
2012	13	22,215	$45.15	5%	11%	$1,003,052	9%	16%
2013	9	18,850	$56.06	4%	16%	$1,056,697	10%	26%
2014	13	42,640	$39.06	10%	26%	$1,665,711	15%	41%
2015	17	53,603	$41.78	13%	39%	$2,239,606	21%	62%
2016	16	167,531	$8.80	40%	79%	$1,474,826	14%	76%
2017	7	16,280	$48.17	4%	83%	$784,196	7%	83%
2018	6	10,342	$42.76	2%	85%	$442,195	4%	87%
2019	1	4,088	$37.14	1%	86%	$151,828	1%	88%
2020	2	9,738	$26.64	2%	88%	$259,441	2%	91%
2021 & Beyond	5	29,951	$33.01	7%	95%	$988,577	9%	100%
Vacant	0	18,921	$0.00	5%	100%	$0	0%	100%
Total / Wtd. Avg.	100	419,400	$27.05	100%		$10,834,027	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Underwritten Base Rent per SF Rolling excludes vacant space.

The Market. The Westfield Belden Village Property is located in the City of Canton, Ohio approximately six miles north of the central business district in the Canton-Massillon metropolitan statistical area (MSA) and approximately eighteen miles south of the central business district in the Akron MSA. The Westfield Belden Village Property is located at 4230 Belden Village Mall, bounded by Interstate 77 to the northeast, Everhard Road to the north and west, Whippany Avenue to the east, and Belden Village Street to the south.  Average daily traffic counts in 2010 along Interstate 77 were estimated at approximately 90,880 vehicles.

Canton has an estimated 2010 population of approximately 407,444 with an average household income of approximately $58,453.  As of 2010, the estimated population within a five, 10, and 15 mile radius of the Westfield Belden Village Property was approximately 66,293, 246,266 and 362,204, respectively.  As of 2010, the estimated average household income within a five, 10 and 15 mile radius was approximately $39,487, $54,601 and $59,500, respectively.

Employment in the Canton-Massillon MSA is concentrated in education and health services, manufacturing, government and retail trade.  Aultman Hospital (approximately 4,056 employees), The Timken Company (approximately 3,714 employees), Mercy Medical Center (approximately 2,109 employees) and Diebold, Inc. (approximately 1,826 employees) are four of the largest employers in the Canton-Massillon MSA.  Canton is home to the Pro Football Hall of Fame, which is located approximately three miles south of the Westfield Belden Village Property along I-77 and Kent State University at Stark, which serves approximately 11,000 students each year and is located less than a mile north.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Westfield Belden Village

Four primary competing properties to the Westfield Belden Village Property are shown in the chart below.

Competitive Property Summary
Property	Center Type	Competition	Year Built / Renovated	Total GLA	Anchor Tenants	Sales/SF	Occupancy	Proximity
The Strip	Power Center	Primary	1996 / N/A	800,000	Sam’s Club, Giant Eagle, Wal-Mart, Lowe’s	NAP	99%	2 miles
Summit Mall	Regional Center	Primary	1965 / 2008	766,052	Dillard’s, Macy’s	$300	92%	25 miles
Chapel Hill Mall	Super Regional Mall	Primary	1966 / 2006	903,846	Macy’s, Sears, JC Penney	$278	97%	22 miles
Belden Park Crossings	Power Center	Secondary	1997	593,610	Kohl’s, Target, Dick’s, Jo-Ann Stores, hhgregg, DSW, Petsmart	NAP	99%	Less than 1 mile

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westfield Belden Village Property:

Cash Flow Analysis
	2009	2010	TTM 3/31/2011	UW	UW per SF
Gross Potential Rent	$10,763,145	$10,830,745	$10,811,703	$11,591,925	$27.64
Percentage Rent	$73,931	$138,867	$137,712	$72,265	$0.17
Specialty Leasing	$796,119	$782,911	$794,852	$748,104	$1.78
Brand Alliance/Marketing	$234,998	$198,893	$177,262	$231,640	$0.55
Total Reimbursements	$3,166,640	$3,176,604	$3,318,589	$3,555,555	$8.48
Other Income	$158,662	$160,851	$137,503	$120,639	$0.29
Less Vacancy & Credit Loss	($49,642)	($33,040)	($10,458)	($984,433)	($2.35)
Effective Gross Income	$15,143,813	$15,255,831	$15,367,163	$15,335,696	$36.57
Total Operating Expenses	$3,058,157	$3,279,581	$3,307,564	$3,595,447	$8.57
Net Operating Income	$12,085,656	$11,976,250	$12,059,599	$11,740,249	$27.99
TI/LC	$0	$0	$0	$490,090	$1.17
Capital Expenditures	$0	$0	$0	$176,148	$0.42
Net Cash Flow	$12,085,656	$11,976,250	$12,059,599	$11,074,011	$26.40
Occupancy %(1)	94.2%	96.3%	95.1%	95.5%
NOI DSCR	1.88x	1.86x	1.87x	1.82x
NCF DSCR	1.88x	1.86x	1.87x	1.72x
NOI Debt Yield	12.1%	12.0%	12.1%	11.7%
NCF Debt Yield	12.1%	12.0%	12.1%	11.1%
Average Annual Rent per SF	$25.66	$25.82	$25.78	$27.64

(1)	The occupancy rate is based on the Westfield Belden Village Property only and does not include the non-collateral anchor stores.

Escrows and Reserves.  During any period in which the debt service coverage ratio fails to satisfy the DSC Threshold (as defined below), the Westfield Belden Village Borrower is required to escrow 1/12 of annual estimated taxes, 1/12 of annual estimated insurance premiums (unless the Westfield Belden Village Property is part of a “blanket policy” acceptable to the lender), $14,679 for replacement reserves and $40,841 for TI/LCs monthly. A “DSC Threshold” will generally commence if the debt service coverage ratio for the immediately preceding twelve (12) month period is less than 1.25x.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Westfield Belden Village Mortgage Loan.  In addition, the Westfield Belden Village Borrower will be required to deposit all excess cash with respect to the Westfield Belden Village Mortgage Loan to be held by the mortgagee as additional security for the Westfield Belden Village Mortgage Loan during a Cash Sweep Period.  A “Cash Sweep Period” will generally commence if the debt service coverage ratio for the immediately preceding twelve (12) month period is less than 1.10x and ending on the date the debt service coverage ratio equals or exceeds 1.10x for the immediately preceding twelve (12) month period.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Westfield Belden Village

Property Management. The Westfield Belden Village Property is managed by Westfield, LLC, an affiliate of the Westfield Belden Village Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Provided no event of default has occurred, the Westfield Belden Village Mortgage Loan documents permit the release of immaterial or non-income-producing portions of the Westfield Belden Village Property.

Expansion.  Provided no event of default has occurred and provided the Sponsor continues to control the Westfield Belden Village Borrower and no assumption has occurred, the Westfield Belden Village Mortgage Loan documents permit the construction of an addition consisting of approximately 24,000 sq. ft. of retail space and an approximately 6,000 square foot restaurant pad in specified areas at the Westfield Belden Village Property. There will be a completion guaranty from Westfield America, Inc. and the expansion will remain a part of the collateral.

Terrorism Insurance.  The Westfield Belden Village Borrower is required pursuant to the Westfield Belden Village Mortgage Loan documents to use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate of properties similar to the Westfield Belden Village Property located in and around the region in which the Westfield Belden Village Property is located, to maintain insurance against loss for acts of terrorism with respect to the Westfield Belden Village Property to the extent such insurance coverage is commercially available at commercially reasonable rates, each as reasonably determined by mortgagee.

Assumption Provisions.  The Westfield Belden Village Mortgage Loan documents provide that the mortgagee will not unreasonably withhold consent to a transfer of the Westfield Belden Village Property in its entirety to, and the related assumption of the Westfield Belden Village Mortgage Loan by, any person (a “Transferee”) subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (a) no event of default has occurred and is continuing; (b) approval of the proposed transfer by the mortgagee (with such approval not to be unreasonably withheld), however, neither mortgagee’s consent nor the approval of the rating agencies is required if the Transferee is a Qualified Transferee (as defined below), a wholly-owned subsidiary of a Qualified Transferee or a person that is at least 51% owned, directly or indirectly, and controlled by a Qualified Transferee and the Transferee principal is a Qualified Transferee; (c) payment by the Westfield Belden Village Borrower of an assumption fee in an amount equal to twenty-five hundredths of one percent (0.25%) of the then outstanding principal balance of the note and all reasonable out of pocket costs and expenses incurred by mortgagee in connection with the transfer; (d) the Transferee must have assumed and agreed to pay the debt related to the Westfield Belden Village Mortgage Loan as and when due and must have assumed all other obligations of the Westfield Belden Village Mortgage Loan Borrower under the loan documents and execution by the Transferee of such opinions, documents and agreements as the mortgagee reasonably requires to evidence and effectuate such assumption; (e) the Transferee must assume the obligations of Westfield Belden Village Borrower under the management agreement or provide a new management agreement with a “Qualified Manager” (as defined in the loan documents); and (f) if required by the mortgagee, confirmation from applicable rating agencies that no downgrade, withdrawal or qualification to current ratings on the Series 2011-C3 certificates resulting from such assumption.

The Westfield Belden Village Mortgage Loan documents define a “Qualified Transferee” to mean (i) a Westfield Sponsor, (ii) a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, commingled pension trust fund, mutual fund, government entity or plan, real estate company, investment fund, or other institution substantially similar to any of the foregoing, provided in each case that such entity satisfies the “Eligibility Requirement” (which is defined in the loan documents to mean, with respect to any person, that such person has, excluding any interest in the Westfield Belden Village Property, total assets (in name or under management) in excess of $500,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus, shareholder’s equity or net worth of at least $250,000,000 or (iii) any entity which owns or operates at least five (5) regional shopping centers, exclusive of the Property, totaling at least five million (5,000,000) sq. ft. of gross leasable area and which, immediately prior to such transfer has a net worth of at least $250,000,000.  The Westfield Belden Village Mortgage Loan documents define “Westfield Sponsor” to  mean one or more of Westfield Holdings Limited, Westfield America Trust, Westfield Trust, Borrower Principal, Westfield U.S. Holdings, LLC and Westfield America Limited Partnership.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Oxmoor Center

Mortgage Loan No. 3 – Oxmoor Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Oxmoor Center

Mortgage Loan No. 3 – Oxmoor Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Oxmoor Center

Mortgage Loan No. 3 – Oxmoor Center

Oxmoor Center
7900 Shelbyville Road
Louisville, KY 40222
CLARK COUNTY
OLDHAM COUNTY
JEFFERSON COUNTY
SHELBY COUNTY
INDIANA
KENTUCKY
Ohio River
River Bluff
Prospect
Utica
Jeffersonville
Oak Park
Glenview
Green Spring
Barbourmeade
Creekside
Langdon Place
Bancroft
Northfield
Riverwood
Rolling Fields
Indian Hills
Graymoor-Devondale
Windy Hills
Lyndon
Druid Hills
Beechwood Village
St. Matthews
Norwood
Bellemeade
Blue Ridge Manor
Anchorage
Middletown
Douglass Hills
Hurstbourne
Louisville
St. Regis Park
Hurstbourne Acres
Forest Hills
Houston Acres
Jeffersontown
West Buechel
Buechel
Watterson Park
Newburg
Fern Creek
Highview
Okolona
Pewee Valley
Bowman Field
Tom Sawyer State Park
University of Louisville
Mall St. Matthews
Baptist Hospital East
Jewish Hospital Medical Center Northeast
Gene Snyder Frwy
Covered Bridge Rd
Ballardsville Rd
Westport Rd
Factory Ln
Old Henry Rd
Taylorsville Rd
Bardstown Rd
Fern Valley Rd
Outer Loop
Downtown Louisville 2 miles
Louisville Intl. Airport 2 miles

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Oxmoor Center

Mortgage Loan No. 3 – Oxmoor Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	7900 Shelbyville Road
Original Balance:	$95,000,000				Louisville, KY 40222
Cut-off Date Balance:	$94,599,410			General Property Type:	Retail
% of Initial Pool Balance:	6.3%			Detailed Property Type:	Regional Mall
Loan Purpose:	Refinance			Net Rentable Area(2):	941,756 SF
Borrower Name(s):	Hocker Oxmoor, LLC			Cut-off Date Balance Per Unit/SF:	$100 per SF
Sponsor:	General Growth Properties, Inc.			Balloon/ARD Balance Per Unit/SF:	$84 per SF
Mortgage Rate:	5.370%			Year Built / Year Renovated:	1971 / 2001
Note Date:	June 1, 2011			Title Vesting:	Leasehold
First Payment Date:	July 6, 2011			Property Manager(3):	General Growth Properties, Inc.
Anticipated Repayment Date:	NAP
Maturity Date:	June 6, 2021
				Underwriting and Financial Information
IO Period:	None			UW Revenues:	$14,633,958
Original Term to Maturity or ARD:	120 months			UW Expenses:	$4,849,658
Seasoning:	4 months			UW NOI:	$9,784,300
Original Amortization Term:	360 months			UW NCF:	$9,095,786
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.53x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.43x
Prepayment Provisions:	LO(28), D(85), O(7)			UW NOI Debt Yield:	10.3%
Lockbox/Cash Management:	In-Place / Hard			UW NCF Debt Yield:	9.6%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.5%
Subordinate Mortgage Debt:	None
Mezzanine Debt:	None			Most Recent NOI (As of):	$9,545,310 (12/31/2010)
				Second Most Recent NOI (As of):	$9,086,707 (12/31/2009)
				Third Most Recent NOI (As of):	$9,234,363 (12/31/2008)
Reserves
Type:	Initial	Monthly	Cap	Appraised Value:	$147,000,000
Tax Reserves(1)	$0	Springing	NAP	Appraisal As-of Date:	May 11, 2011
Insurance Reserves(1)	$0	Springing	NAP
Replacement Reserves(1)	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.4%
TI/LC Reserves(1)	$151,860	Springing	NAP	LTV Ratio at Maturity/ARD:	53.9%
Deferred Maintenance Reserves	$81,840	$0	NAP
Other(1)	$0	Springing	NAP	Occupancy Rate(4):	97.0% (July 31, 2011)
				2nd Most Recent Occupancy:	96.3% (December 31, 2010)
				3rd Most Recent Occupancy:	97.4% (December 31, 2009)
				4th Most Recent Occupancy:	96.3% (December 31, 2008)
				5th Most Recent Occupancy:	97.8% (December 31, 2007)
				6th Most Recent Occupancy:	97.4% (December 31, 2006)

(1)	Certain monthly reserves are required during a reserve trigger period. Certain of the springing reserve collections are capped. See Escrows and Reserves for details.
(2)	The Net Rentable Area includes approximately 567,210 SF of improvements not owned by the borrower (Macy’s, Von Maur and Sears), but which tenants pay ground rent and CAM contributions to the borrower.
(3)	The Property Manager is the borrower, which is 100% controlled by General Growth Properties, Inc.
(4)	Current and historical occupancy percentages are based on borrower-provided rent rolls and operating statements.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Oxmoor Center

The Oxmoor Center Mortgage Loan.

The Mortgage Loan.  The third largest mortgage loan (the “Oxmoor Center Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $95,000,000, and is secured by a first priority leasehold mortgage encumbering the retail property known as Oxmoor Center in Louisville, Kentucky (the “Oxmoor Center Property”). The Oxmoor Center Mortgage Loan was originated on June 1, 2011 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC. The Oxmoor Center Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $94,599,410 and a fixed interest rate of 5.370% per annum.  The Oxmoor Center Mortgage Loan refinanced and paid off the previous loan secured by the Oxmoor Center Property, which was included in the GCCFC 2003-C1 CMBS transaction.

The Oxmoor Center Mortgage Loan had an initial term of 120 months and has a remaining term of 116 months. The Oxmoor Center Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of June 6, 2021.  Voluntary prepayment of the Oxmoor Center Mortgage Loan is prohibited prior to the final six (6) months of the loan term. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.  The Oxmoor Center Mortgage Loan is open to prepayment at par during the final six (6) months of the loan term.

The Borrower and the Sponsor.  The borrower is Hocker Oxmoor, LLC, a single purpose Delaware limited liability company with two independent directors (the “Oxmoor Center Borrower”). The Oxmoor Center Borrower is 100% controlled and majority owned by General Growth Properties, Inc. (“GGP”).

The Oxmoor Center Mortgage Loan sponsor is GGP, and the nonrecourse carve-out guarantor is GGP Limited Partnership, a subsidiary of GGP.  An unaudited guarantor balance sheet dated March 31, 2011, showed total assets of approximately $31.7 billion and total equity of approximately $10.8 billion. GGP is one of the largest shopping center owners. As of June 30, 2011 GGP had ownership and management interest in 166 regional and super regional shopping malls in 43 states. The company portfolio totals approximately 169 million sq. ft. of space. A publicly-traded real estate investment trust (REIT), GGP is listed on the New York Stock Exchange under the symbol GGP. GGP and 166 of its subsidiaries filed for bankruptcy protection in April 2009 and emerged from bankruptcy in November 2010.

The Mortgaged Property. The Oxmoor Center Property consists of 941,756 sq. ft. of anchor and in-line retail space, food court space, kiosk space and storage space, known as Oxford Center, a regional mall in Louisville, KY. The property is located approximately 7 miles east of the Louisville CBD near the intersection of Shelbyville Road and I-264. The intersection of I-264 and I-64 is approximately 1 mile south of the property. The Oxmoor Center Property is anchored by Macy’s, Von Maur, Sears and Dick’s Sporting Goods. The mall property was originally developed in 1971 by Federated Departments Stores, Inc., has been expanded over time, and was renovated in 2001. There are 4,267 surface parking spaces, for a parking ratio of 4.6 per 1,000 sq. ft. of GLA.

The Oxmoor Center Borrower leases the land associated with the Oxmoor Center Property under a ground lease with a current expiration date of September 30, 2057. There are two, twenty-year lease extension options to September 30, 2097. Ground rent is currently $874,071 per annum with 3% annual increases, subject to certain periodic rights of the lessee to request adjustments based on the land’s then fair market value. The Oxmoor Center Property Borrower owns the improvements associated with approximately 374,546 sq. ft. of anchor, in-line, food court, kiosk and storage space and subleases land to three anchor tenants (Macy’s, Von Maur and Sears) representing approximately 567,210 sq. ft. of improvements.

Based on a rent roll dated July 31, 2011, the Oxmoor Center Property is 97.0% occupied (including a new tenant scheduled to occupy 4,122 sq. ft. on December 1, 2011. The anchor space, representing 647,210 sq. ft. (Macy’s, Von Maur, Sears and Dick’s Sporting Goods) is 100.0% occupied. The in-line and food court space, representing approximately 293,172 sq. ft., is 90.7% occupied.  There is 418 sq. ft. of kiosk space and 956 sq. ft. of storage space at the property.

For the trailing-twelve months ending April 30, 2011, comparable in-line (tenants with full 2010 and trailing twelve months sales) and food court tenants, representing approximately 165,535 sq. ft., reported total sales of $96,515,021, or $583 per sq. ft. The reported average occupancy cost for the trailing-twelve months was 9.6%. If the 4,131 sq. ft. Apple Store is excluded from this analysis, comparable sales totaled $402 per sq. ft. and the average occupancy cost was 13.8%. Comparable in-line and food court tenants reported $578 per sq. ft. of sales in 2010, including Apple, and $407 per sq. ft. without the Apple tenant sales.

Anchor Tenants.

Macy’s (271,390 sq. ft., 28.8% of NRA, 1.5% of annual underwritten rent). Macy’s sub-leases land from the Oxmoor Center Borrower and occupies a 271,390 sq. ft. store constructed on such land.  The lease began in February 1969, when the mortgaged property was originally developed by Federated Department Stores, Inc., and has a current expiration date of January 31, 2016, with two remaining 10 year lease renewal options. Macy’s, Inc., (NYSE: M) operates approximately 810 Macy’s department stores and furniture galleries in 45 states, the District of Columbia, Guam and Puerto Rico. The company also operates 41 Bloomingdale’s department stores in 12

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Oxmoor Center

states and four Bloomingdale’s Outlet stores in three states. The company reported total 2010 sales of $25 billion. Macy’s is currently rated BBB- by Fitch, Ba1 by Moody’s, and BBB- by S&P. Macy’s reported sales of $234 per sq. ft. for the trailing-twelve month period ending April 30, 2011.

Von Maur (156,000 sq. ft., 16.6% of NRA, 3.2% of annual underwritten rent). Von Maur sub-leases land from the Oxmoor Center Borrower and occupies a 156,000 sq. ft. store constructed on such land. The lease began in August 2003, and has a current expiration of August 31, 2028, with five, 10 year lease renewal options. Von Maur is a privately held department store chain with 25 stores in ten states. The tenant replaced a former Jacobson’s department store, which closed subsequent to that retailer’s 2002 bankruptcy filing. Von Maur reported sales of $146 per sq. ft. for the trailing-twelve month period ending April 30, 2011.

Sears (139,820 sq. ft., 14.8% of NRA, 1.8% of annual underwritten rent). Sears sub-leases land from the Oxmoor Center Borrower and occupies a 139,820 sq. ft store constructed on such land. The lease began in July 1984, and has a current expiration of January 31, 2016, with two remaining 10 year lease renewal options. Sears Holding Corporation (NASDAQ: SHLD) operates over 4,000 stores in the U.S. and Canada through its subsidiaries Sears, Roebuck and Co., and Kmart Corporation. The company reported 2010 sales of over $43 billion. Sears Holding Corporation is currently rated B by Fitch, Ba3 by Moody’s, and B+ by S&P. Sears reported sales of $128 per sq. ft. for the trailing-twelve month period ending April 30, 2011.

Dick’s Sporting Goods (80,000 sq. ft., 8.5% of NRA, 6.3% of annual underwritten rent). Dick’s Sporting Goods leases 80,000 sq. ft. from the Oxmoor Center Borrower. The lease began in October 2001, and has a current expiration date of January 31, 2017, with five, 5 year lease renewal periods. Dick’s Sporting Goods, Inc. (NYSE: DKS) operates approximately 451 Dick’s Sporting Goods stores in 42 states and 81 Golf Galaxy stores in 30 states. The company reported total 2010 sales of $4.9 billion.

Anchor and Major Tenant Summary
	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Total Annual Underwritten Rent PSF(2)	% of Total Annual Underwritten Rent	Lease Expiration	TTM April 2011 Sales PSF	UW Occupancy Cost as % of Sales
Anchor Tenants
Macy’s	BBB-/Ba1/BBB-	271,390	29%	$0.73	2%	1/31/2016	$234	0.3%
Von Maur	NR/NR/NR	156,000	17%	$2.67	3%	8/31/2028	$146	1.8%
Sears	B/Ba3/B+	139,820	15%	$1.74	2%	1/31/2016	$128	1.4%
Dick’s Sporting Goods	NR/NR/NR	80,000	8%	$10.36	6%	1/31/2017	$225(3)	4.6%
Subtotal / Wtd. Avg.		647,210	69%	$2.61	13%
								‘
Major Non-Anchor Tenants
Old Navy	BBB-/Baa3/BB+	20,207	2%	$22.25	3%	5/31/2015	$274	8.1%
Gap/Gapkids	BBB-/Baa3/BB+	12,010	1%	$57.43	5%	1/31/2012	$218	26.3%
BJ’s Restaurant & Brewery	NR/NR/NR	10,039	1%	$36.11	3%	2/28/2023	$204	17.7%
Z Gallerie	NR/NR/NR	10,000	1%	$15.50	1%	2/29/2016	$209	7.4%
Subtotal / Wtd. Avg.		52,256	6%	$31.71	13%

Other Tenants		214,202	23%	$45.91	75%
Vacant Space		28,088	3%	$0.00	0%
Total / Wtd. Avg.		941,756	100%	$14.42(4)	100%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Total Annual Underwritten Rent per SF includes underwritten recoveries and percentage rents in lieu.
(3)	Dick’s Sporting Goods does not report sales at the subject store. The TTM April 2011 Sales per SF is a borrower estimate.
(4)	The weighted average Underwritten Rent per SF excludes vacant square footage.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Oxmoor Center

The following table presents certain information relating to the lease rollover at the Oxmoor Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent per SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling(4)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	2	2,503	$17.99	0%	0%	$45,036	1%	1%
2011	3	2,740	$30.66	0%	1%	$84,000	1%	1%
2012	21	61,966	$16.70	7%	7%	$1,034,893	12%	13%
2013	12	20,520	$24.92	2%	9%	$511,377	6%	19%
2014	8	29,036	$31.26	3%	12%	$907,694	10%	30%
2015	10	42,406	$32.84	5%	17%	$1,392,496	16%	46%
2016	10	438,115	$1.74	47%	63%	$761,006	9%	55%
2017	12	100,104	$15.75	11%	74%	$1,576,882	18%	73%
2018	10	42,478	$33.07	5%	79%	$1,404,871	16%	89%
2019	2	3,452	$44.89	0%	79%	$154,951	2%	91%
2020	1	778	$67.00	0%	79%	$52,126	1%	91%
2021 & Beyond	4	169,570	$4.38	18%	97%	$742,520	9%	100%
Vacant	-	28,088	$0.00	3%	100%	$0	0%	100%
Total / Wtd. Avg.	95	941,756	$9.49	100%		$8,667,852	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Base Rent per SF. Rolling excludes vacant space.
(4)	Total Underwritten Base Rent Rolling does not include underwritten recoveries or base rent for tenants currently paying percentage in lieu, or specialty/temporary tenant income.

The Market.  The Oxmoor Center Property is located in the Louisville East Submarket in Louisville, Jefferson County, Kentucky, seven miles east of the CBD. Louisville is Kentucky’s largest city. The metropolitan area has an estimated population of approximately 1.3 million, growing at slightly less than 1% annually. Average annual household income in the Louisville CBSA in 2010 was estimated at approximately $63,946. Vacancy in the Louisville East Submarket is estimated at approximately 11%, while the competitive property vacancy is estimated at approximately 10%. The local area is the primary commercial hub serving the eastern Louisville MSA. The appraiser notes that the Oxmoor Center Property and the approximately 1.1 million sq. ft. Mall St. Mathews, which is located approximately 1/2 mile west of the Oxmoor Center Property on the opposite side of I-264, create the predominate retail mass in the MSA.  Mall St. Mathews is also GGP owned.

Property	Center Type	Competition	Year Built	Year Renovated	Total GLA	Anchor Tenants	Sales PSF	Mall Shop Occupancy	Proximity
Mall St. Mathews	Super-Regional	Primary	1962	1992	1,086,378	Dillard’s Mens & Home, Dillard’s Womens, JC Penney, Forever 21	$392	95%	0.5 mile west
Jefferson Mall	Super-Regional	Primary	1978	2003	1,145,010	Dillard’s, JC Penney, Macy’s, Sears	$280	82%	9 miles southwest
Green Tree Mall	Regional	Primary	1968	2006	791,448	Dillard’s, JC Penney, Sears	$382	85%	10 miles northwest
The Summit	Lifestyle	Secondary	2001	NAP	367,500	Barnes & Noble, Office Depot, Bed Bath & Beyond, Old Navy, DSW, Ulta	$300	98%	6.5 miles northeast
Fayette Mall	Super-Regional	Secondary	1971	2005	1,212,734	Dillard’s, JC Penney, Macy’s, Sears, Dick’s Sporting Goods	$450 (excluding Apple)	98%	65 miles southeast
Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Oxmoor Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Oxmoor Center Property:

Cash Flow Analysis
	2008	2009	2010	UW	UW per SF
Gross Potential Rent(1)	$8,757,028	$8,663,813	$8,732,376	$9,291,354	$9.87
Total Reimbursements	$3,882,876	$4,009,899	$4,280,359	$4,298,339	$4.56
Other Income	$1,447,027	$1,214,434	$1,568,415	$1,044,266	$1.11
Less Vacancy & Credit Loss	($91,796)	($168,888)	($322,875)	$0	$0.00
Effective Gross Income	$13,995,135	$13,719,257	$14,258,275	$14,633,958	$15.54
Total Operating Expenses	$4,760,772	$4,632,550	$4,712,964	$4,849,658	$5.15
Net Operating Income	$9,234,363	$9,086,707	$9,545,310	$9,784,300	$10.39
TI/LC	$0	$0	$0	$500,163	$0.53
Capital Expenditures	$0	$0	$0	$188,351	$0.20
Net Cash Flow	$9,234,363	$9,086,707	$9,545,310	$9,095,786	$9.66
Occupancy %	96.3%	97.4%	96.3%	97.0%
NOI DSCR	1.45x	1.42x	1.50x	1.53x
NCF DSCR	1.45x	1.42x	1.50x	1.43x
NOI Debt Yield	9.8%	9.6%	10.1%	10.3%
NCF Debt Yield	9.8%	9.6%	10.1%	9.6%
Average Rent per SF(2)	$9.30	$9.20	$9.27

(1)
Historical and Underwritten Gross Potential Rent are net of vacancy and include underwritten income from tenants paying overage rent, percentage-in-lieu and specialty/temporary tenant income. Underwritten Gross Potential rent also includes $33,256 of contractual rent steps through January 1, 2012.

(2)	Average Rent per SF. is based on the underwritten rent roll / financials and includes all space, anchor and in-line.

Escrows and Reserves.  The Oxmoor Center Borrower is required to deposit certain on-going reserves during the continuance of a trigger period. During the continuance of a trigger period, monthly reserves for taxes and insurance (unless the Property is part of a “blanket” policy acceptable to Lender) in the amount of 1/12 the annual estimated tax payments and insurance premiums (if required) and $45,089 per month for tenant improvements and leasing commissions (TI/LCs) and $6,763 per month for capital expenditures, will be funded from the Cash Management Account. During any trigger period, collections for TI/LCs and capital expenditures shall be capped at $541,067 and $81,160, respectively.  A “Trigger Event” shall mean the occurrence of (a) an event of default or (b) a debt service coverage ratio event, which happens when the trailing-twelve month NOI based Debt Service Coverage Ratio falls below 1.20x on any quarterly basis commencing on July 1, 2011.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Oxmoor Center Mortgage Loan.

Property Management. The Oxmoor Center Property is managed by the borrower, which is 100% controlled by GGP.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  See “Expansion, Release and Substitution of Property” below.

Terrorism Insurance.  Generally, the Oxmoor Center Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Oxmoor Center Property; provided, that the Oxmoor Center Borrower shall not be required to spend in excess of $60,000 per annum on coverage for terrorism events.

Expansion, Release and Substitution of Property.  The Oxmoor Center Borrower may obtain a release of certain parcels (including air rights parcels) or outlets or acquired expansion parcels upon satisfaction of specified conditions, including that the parcels are not necessary for the operation or use of the Oxmoor Center Property and may be readily separated without a diminution in value (except this condition will not apply to acquired expansion parcels).  In addition, portions of the Oxmoor Center Property may be released from the lien of the mortgage in substitution for parcels at or adjacent to the shopping center upon satisfaction of specified conditions, including that the acquired parcels be of reasonably equivalent value, and that the parcel to be released is vacant, non-income producing and unimproved or improved only by landscaping or utility facilities that may be readily relocated or surface parking areas.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	One BriarLake Plaza

Mortgage Loan No. 4 – One BriarLake Plaza

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	One BriarLake Plaza

Mortgage Loan No. 4 – One BriarLake Plaza

One BriarLake Plaza
2000 West Sam Houston Parkway South
Houston, TX 77042
George Bush Intercontinental Airport
Sam Houston Tollway
Sam Houston Pkwy
North Houston
Aldine
Houston
Spring Valley
Hilshire Village
Hedwig Village
Houston Heights
Piney Point Village
Hunters Cr Village
Bunker Hill Village
Memorial Park
Tanglewood
Montrose
Downtown
River Oaks
Midtown
Westchase
Uptown
West University Place
Alief
Bellaire
HARRIS COUNTY
Bear Creek Park
Katy Frwy
Northwest Frwy
North Frwy
Southwest Frwy
Westpark Tollway
Sam Houston Tollway
North Loop
South Loop
West Loop
Hardy Toll Road
Sugar Land
Stafford
Missouri City
FORT BEND COUNTY
Pearland
Fort Bend Pkwy
South Frwy

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	One BriarLake Plaza

Mortgage Loan No. 4 – One BriarLake Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	2000 West Sam Houston Parkway South
Original Balance:	$85,000,000				Houston, TX 77042
Cut-off Date Balance:	$84,831,947			General Property Type:	Office
% of Initial Pool Balance:	5.7%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Net Rentable Area:	502,410 SF
Borrower Name(s):	Behringer Harvard Briarlake Plaza Owner, LLC			Cut-off Date Principal Balance Per Unit/SF:	$169 per SF
Sponsor:	Behringer Harvard REIT I, Inc.			Balloon/ARD Balance Per Unit/SF:	$142 per SF
Mortgage Rate:	5.646%			Year Built / Year Renovated:	1998 / 2009
Note Date:	July 22, 2011			Title Vesting:	Fee
First Payment Date:	September 1, 2011			Property Manager:	HPT Management Services, LLC
Anticipated Repayment Date:	NAP
Maturity Date:	August 1, 2021
				Underwriting and Financial Information
IO Period:	None			UW Revenues:	$15,758,702
Original Term to Maturity or ARD:	120 months			UW Expenses:	$6,632,505
Seasoning:	2 months			UW NOI:	$9,126,197
Original Amortization Term:	360 months			UW NCF:	$8,244,377
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.55x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.40x
Prepayment Provisions:	LO(49), YM(66), O(5)			UW NOI Debt Yield:	10.8%
Lockbox/Cash Management:	In-place / Hard			UW NCF Debt Yield:	9.7%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.5%
Subordinate Mortgage Debt:	None
Mezzanine Debt:	$15,000,000			Most Recent NOI (As of):	$8,816,142 (TTM 3/31/2011)
				Second Most Recent NOI (As of):	$8,633,085 (12/31/2010)
				Third Most Recent NOI (As of):	$7,587,189 (12/31/2009)
Reserves
Type:	Initial	Monthly	Cap	Appraised Value:	$138,000,000
Tax Reserves	$1,542,798	$192,850	NAP	Appraisal As-of Date:	May, 13 2011
Insurance Reserves(1)	$0	Springing	NAP
Replacement Reserves	$0	$8,792	NAP	Cut-off Date LTV Ratio:	61.5%
TI/LC Reserves	$3,000,000	$62,801	$6,000,000	LTV Ratio at Maturity/ARD:	51.8%
Other Reserves(2)	$1,449,843	$0	NAP
				Occupancy Rate(3):	93.5% (July 13, 2011)
				2nd Most Recent Occupancy:	94.0% (Average 2010)
				3rd Most Recent Occupancy:	95.1% (Average 2009)
				4th Most Recent Occupancy:	90.4% (Average 2008)
				5th Most Recent Occupancy:	98.1% (Average 2007)
				6th Most Recent Occupancy:	96.0% (Average 2006)

(1)	The One BriarLake Plaza Borrower will be required to escrow for insurance should the property no longer be covered by a blanket insurance policy as described under “ –Escrows and Reserves” below.
(2)
The One BriarLake Plaza Borrower is required to escrow $28,823 for a Mariner/Galliano holdback reserve and $1,421,020 as a rent credit reserve allocated to five tenants as described under “ –Escrows and Reserves” below.

(3)	Current and historical occupancy percentages are based on borrower-provided rent rolls and operating statements.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	One BriarLake Plaza

The One BriarLake Plaza Mortgage Loan.

The Mortgage Loan.  The fourth largest mortgage loan (the “One BriarLake Plaza Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $85,000,000, and is secured by a first priority fee mortgage encumbering a suburban office property known as One BriarLake Plaza in Houston, Texas (the “One BriarLake Plaza Property”). The One BriarLake Plaza Mortgage Loan was originated on July 22, 2011 by or on behalf of Bank of America, National Association. The One BriarLake Plaza Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $84,831,947 and a fixed interest rate of 5.646% per annum.

The One BriarLake Plaza Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months. The One BriarLake Plaza Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of August 1, 2021.  At any time after the fourth anniversary of the first scheduled payment date, prepayment is permitted, in whole with the payment of a yield maintenance premium, which must be no less than 1.0% of the prepaid amount.  The One BriarLake Plaza Mortgage Loan is open to prepayment at par during the final four (4) months of the loan term.

The Borrower and the Sponsor.  The borrower, Behringer Harvard Briarlake Plaza Owner, LLC, is single-purpose Delaware limited liability company with two independent managers (the “One BriarLake Plaza Borrower”).  Behringer Harvard Briarlake Plaza Owner, LLC is wholly owned by Behringer Harvard Briarlake Plaza Member, LLC, which is in turn wholly owned by Behringer Harvard Operating Partnership I, LP. Equity ownership in Behringer Harvard Operating Partnership I, LP consists of 0.00575% to BHR Partners, LLC, 99.848% to BHR Business Trust, 0.00000014% to BHR, Inc., and 0.146% to various limited partners. Those three entities that own Behringer Harvard Operating Partnership I, LP are owned directly or indirectly by Behringer Harvard REIT I, Inc.

The sponsor and non-recourse guarantor, Behringer Harvard REIT I, Inc., was formed in 2002 to own, develop and manage primarily office properties. As of December 31, 2010, Behringer Harvard REIT I, Inc. owned interests in 65 office properties and one retail property totaling approximately 23.8 million rentable sq. ft. located in 22 states and District of Columbia.

The Mortgaged Property. The One BriarLake Plaza Property is a 20-story, Class “A” office building containing approximately 502,410 sq. ft. located in Houston, Texas.  The One BriarLake Plaza Property, which was built in 1998 and renovated in 2009, is located at the southwest corner of Briar Forest Drive and the West Sam Houston Parkway in the Westchase District of Houston.  As of July 13, 2011, the One BriarLake Plaza Property was 93.5% occupied by approximately 25 tenants.

Major Tenants.

Apache Corporation (180,962 sq. ft.; 36.0% NRA, 34.8% of underwritten base rent).  Apache Corporation (“Apache”) leases approximately 180,962 sq. ft. at the One BriarLake Plaza Property.  This includes 74,480 sq. ft. that Apache occupies directly, and approximately 77,595 sq. ft that Apache subleases from Gallagher Healthcare Insurance Services and Haynes Whaley Associates, Inc, which is now also signed as a direct lease. Apache signed a lease to expand into an additional 28,887 sq. ft.  Apache (NYSE: APA) is an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids.  Apache, founded in 1954 and headquartered in Houston, Texas, acquired the tenant at the One BriarLake Plaza Property, Mariner Energy, in 2010 for $2.7 billion to gain a position in the deepwater Gulf of Mexico.  As of the year ended December 31, 2010, Apache reported revenue of approximately $12.1 billion and net income of approximately $3.0 billion.  Apache is currently rated “A-” by Fitch, “A3” by Moody’s and “A-” by S&P.

Nexen Petroleum USA, Inc. (48,775 sq. ft.; 9.7% NRA, 9.6% of underwritten base rent). Nexen Petroleum USA, Inc. occupies approximately 48,775 sq. ft. under four (4) leases expiring on May 31, 2017.  The leases provide for a weighted average rental rate of $21.14 per sq. ft. Nexen Petroleum USA, Inc. is a subsidiary of Nexen, Inc. (NYSE: NXY), an independent worldwide energy company that explores for, develops, and produces crude oil, natural gas, and related products.  Nexen, Inc. was founded in 1971 as Canadian Occidental Petroleum Ltd. and is headquartered in Calgary, Canada.  As of the year ended December 31, 2010, Nexen, Inc. reported revenue of approximately $5.9 billion and net income of approximately $1.2 billion.  Nexen, Inc. is currently rated “Baa3” by Moody’s and “BBB-” by S&P.

Microsoft Corporation (34,527 sq. ft.; 6.9% NRA, 8.6% of underwritten base rent).  Microsoft Corporation (“Microsoft”) occupies approximately 34,527 sq. ft. under three (3) leases expiring on May 31, 2015.  The leases provide for a rental rate of $26.75 per sq. ft.  Microsoft (Nasdaq: MSFT) develops, licenses, and supports a range of software products and services for various computing devices worldwide.  Microsoft was founded in 1975, has over 90,000 employees worldwide and is headquartered in Redmond, Washington.  As of the year ended June 30, 2011, Microsoft reported revenue of approximately $69.9 billion and net income of approximately $23.2 billion. Microsoft is currently rated “AA+” by Fitch, “Aaa” by Moody’s and “AAA” by S&P.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	One BriarLake Plaza

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
Major Tenants
Apache	A-/A3/A-	180,962	36%	$3,752,776	35%	$20.74	10/31/2018(2)
Nexen Petroleum USA Inc.	NR/Baa3/BBB-	48,775	10%	$1,030,899	10%	$21.14	5/31/2017
Microsoft Corporation	AA+/Aaa/AAA	34,527	7%	$923,597	9%	$26.75	5/31/2015
Zurich American Insurance Co.	NR/NR/AA-	34,406	7%	$877,353	8%	$25.50	7/31/2012
Subtotal / Wtd. Avg.		298,670	59%	$6,584,625	61%	$22.05
Other Tenants		175,432	35%	$4,198,368	39%	$23.93
Vacant Space		28,308	6%	$0	0%	$0.00
Total / Wtd. Avg.		502,410	100%	$10,782,992	100%	$22.74

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Apache leases include 3,704 SF and 740 SF. that expire on 10/31/2012 and 9/30/2011, respectively.

The following table presents certain information relating to the lease rollover at the One BriarLake Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent per SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	988	$0.00	0%	0%	$0	0%	0%
2011	3	5,993	$20.92	1%	1%	$125,374	1%	1%
2012	8	84,383	$22.66	17%	18%	$1,912,499	18%	19%
2013	7	62,607	$24.78	12%	31%	$1,551,612	14%	33%
2014	1	15,536	$27.58	3%	34%	$428,483	4%	37%
2015	7	51,733	$25.07	10%	44%	$1,296,873	12%	49%
2016	0	0	$0.00	0%	44%	$0	0%	49%
2017	4	48,775	$21.14	10%	54%	$1,030,899	10%	59%
2018	11	173,496	$21.01	35%	88%	$3,645,511	34%	93%
2019	0	0	$0.00	0%	88%	$0	0%	93%
2020	0	0	$0.00	0%	88%	$0	0%	93%
2021 & Beyond	7	30,591	$25.88	6%	94%	$791,742	7%	100%
Vacant	0	28,308	$0.00	6%	100%	$0	0%	-
Total / Wtd. Avg.	49	502,410	$22.74	100%		$10,782,992	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Base Rent per SF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	One BriarLake Plaza

The Market. The One BriarLake Plaza Property is located in Houston, Texas approximately 12 miles west of the Houston central business district (CBD) in Harris County within the Houston metropolitan statistical area (MSA).  The One BriarLake Plaza Property is located at the southwest corner of Briar Forest Drive and the West Sam Houston Parkway South.

The Houston MSA is the sixth largest MSA in the country, consisting of ten counties with a total population of approximately 5.9 million.  Harris Country is the most populous county in the MSA with a population of approximately 4.1 million.  The population of the Houston MSA has grown at an annual rate of approximately 2.4% since 2001, which is more than double the U.S. average of 0.9%.  The Houston MSA’s unemployment rate appears to have peaked in January 2011 at approximately 8.8% and has since declined to approximately 8.4% as of February 2011. Employment in the Houston MSA is concentrated in trade, transportation & utilities, government and professional & business services.  Major employers in the area include The University of Texas (approximately 30,641 employees), Wal-Mart (approximately 28,780 employees), Administaff (approximately 20,816 employees), ExxonMobil (approximately 14,835 employees) and Continental Airlines (approximately 14,651 employees).

The One BriarLake Plaza Property is located in the Westchase District of Houston, a 1,347 acres multi-use development combining office, retail, hotel, light industrial and multifamily residential land uses.  The Westchase District business counsel restricts land uses and places extensive regulations on the area’s architecture, signage, landscaping and traffic management.  The owner-occupied multifamily development within a one-mile radius of the One BriarLake Plaza Property has a median value of approximately $147,388, which is approximately 38% above the Houston MSA median of $107,017. Major corporations in the Westchase District include Baker-Hughes, BMC Software, Chevron, Dow Chemical, Veritas, Exxon Coal & Minerals, Verizon, Randall’s Inc., Raytheon and Texaco.  As of 2010, the estimated population within a one, three and five-mile radius of the One BriarLake Plaza Property was approximately 21,536, 161,929 and 499,048, respectively.   As of 2010, the estimated average household income within a one, three and five-mile radius was approximately $76,853, $81,615 and $72,455, respectively.

Seven office rent comparables to the One BriarLake Plaza Property are shown in the chart below.

Property	Address	City	Year Built	Total NRA	Occupancy	Rent PSF(1)
Millennium Tower	10375 Richmond Avenue	Houston	1982	360,700	91%	$17.00
One Westchase Center	10777 Westheimer Road	Houston	1982	467,571	83%	$17.00
Granite Westchase	10370 Richmond Avenue	Houston	1983	310,296	82%	$19.00
Granite Westchase II	10350 Richmond Avenue	Houston	2008	318,557	93%	$23.00
2925 Briarpark	2925 Briarpark Drive	Houston	1983	228,885	86%	$17.50
City West Place – Bldg. 4	2103 City West Boulevard	Houston	2000	520,326	100%	$30.00
2500 City West	2500 City West Boulevard	Houston	1982	574,216	95%	$25.00
Source: Appraisal

(1)	Reflects the average effective rate (adjusted for steps and concessions) that the landlord is targeting for current leases. All comparables quote for NNN structure.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	One BriarLake Plaza

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One BriarLake Plaza Property:

Cash Flow Analysis
	2009	2010	TTM 3/31/2011	UW	UW per SF
Gross Potential Rent	$9,779,063	$10,323,855	$10,321,014	$11,426,830	$22.74
Total Reimbursements	$3,300,726	$3,609,752	$3,700,610	$4,656,175	$9.27
Other Income	$1,237,259	$1,283,997	$1,236,970	$1,283,997	$2.56
Less Vacancy & Credit Loss	$0	$0	$0	($1,608,301)	($3.20)
Effective Gross Income	$14,317,047	$15,217,604	$15,258,594	$15,758,702	$31.37
Total Operating Expenses	$6,729,858	$6,584,519	$6,442,452	$6,632,505	$13.20
Net Operating Income	$7,587,189	$8,633,085	$$8,816,142	$9,126,197	$18.16
TI/LC	$0	$0	$0	$756,217	$1.51
Capital Expenditures	$0	$0	$0	$125,603	$0.25
Net Cash Flow	$7,587,189	$8,633,085	$8,816,142	$8,244,377	$16.41
Occupancy %	95.1%	94.0%	93.2%	90.0%
NOI DSCR	1.29x	1.47x	1.50x	1.55x
NCF DSCR	1.29x	1.47x	1.50x	1.40x
NOI Debt Yield	8.9%	10.2%	10.4%	10.8%
NCF Debt Yield	8.9%	10.2%	10.4%	9.7%
Average Annual Rent per SF	$19.46	$20.55	$20.54	$22.74

Escrows and Reserves.  The One BriarLake Plaza Borrower deposited $1,542,798 in escrow for annual real estate taxes at loan origination and is required to escrow $192,850 for real estate taxes monthly.  The One BriarLake Plaza Borrower maintains insurance under an acceptable blanket insurance policy. If such blanket policy is discontinued, the One BriarLake Plaza Borrower is required to escrow 1/12 of the estimated insurance premiums monthly.  The One BriarLake Plaza Borrower is also required to make monthly deposits of $8,792 for replacement reserves.  In addition, the One BriarLake Plaza Borrower deposited $3,000,000 in escrow at loan origination and is required to make monthly deposits of $62,801 for TI/LC reserves (the total TI/LC reserve is capped at $6,000,000). The One BriarLake Plaza Borrower is also required to make deposits of $62,500 on scheduled payment dates occurring from January 2014 to December 2015, $100,000 on scheduled payment dates from January 2016 to October 2017 and $200,000 on scheduled payment dates from November 2017 to October 2018 into a Mariner (Apache) leasing reserve. The One BriarLake Plaza Borrower deposited $28,823 into a Mariner/Galliano holdback reserve as additional collateral for the One BriarLake Plaza Mortgage Loan to be held until the last direct lease with Mariner and Galliano commences. Also at origination, the One BriarLake Plaza Borrower deposited $1,421,020 for a rent credit reserve allocated to specific tenants (Apache - $571,617, Galliano $155,450, Mariner (Apache) - $493,634, Noble - $111,501 and Dynamic Geophysical - $88,818).

Lockbox and Cash Management. A hard lockbox is in place with respect to the One BriarLake Plaza Mortgage Loan.  In addition, the One BriarLake Plaza Borrower will be required to deposit all excess cash with respect to the One BriarLake Plaza Mortgage Loan to be held by the mortgagee as additional security for the One BriarLake Plaza Mortgage Loan during a Cash Sweep Period.  A “Cash Sweep Period” will generally commence if (i) debt service coverage ratio for the immediately preceding six (6) month period is less than 1.25x and ending on the date the debt service coverage ratio equals or exceeds 1.30x for the immediately preceding six (6) month period, or (ii) the period commencing on the date upon which Mariner (Apache) vacates, gives notice of intent to vacate or fails to give notice of its intent to renew by October 17, 2017 until such time as a replacement tenant or tenants acceptable to lender are in place at the property and paying full, unabated rent.

Property Management. The One BriarLake Plaza Property is managed by HPT Management Services, LLC, an affiliate of the One BriarLake Plaza Borrower.

Mezzanine Loan and Preferred Equity.  The related sponsors of the One BriarLake Plaza Mortgage Loan have incurred mezzanine financing, secured by pledges of 100% of the direct and indirect equity interest in the related borrower, in the original principal amount of $15,000,000.  The mezzanine loan has an outstanding principal balance as of the Cut-off Date of $14,990,212, accrues at a rate of 9.800% per annum and amortizes on a 30-year schedule. The holders of the One BriarLake Plaza Mortgage Loan and the One BriarLake Plaza mezzanine loan have entered into an intercreditor agreement that governs the rights and duties of such parties. The agreement provides that, among other things, that the holder of the mezzanine loan has certain rights with respect to the One BriarLake

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	One BriarLake Plaza

Plaza Mortgage Loan, including, among others, the following: (A) the holder of the mezzanine loan has the right to cure monetary events of default under the One BriarLake Plaza Mortgage Loan within the later of five (5) business days of the receipt by the holder of the mezzanine loan of the required notice from the One BriarLake Plaza Mortgage Loan lender and ten (10) business days after the expiration of the One BriarLake Plaza Borrower’s cure period, if any such cure period is available to the One BriarLake Plaza Borrower; provided, however, that the holder of the mezzanine loan will not have such cure rights with respect to events of default related to monthly scheduled debt service payments for more than six (6) consecutive months unless the holder of the mezzanine loan has commenced and is continuing to diligently pursue its rights against the mezzanine loan collateral; (B) the holder of the mezzanine loan has the right to cure non-monetary events of default under the One BriarLake Plaza Mortgage Loan within the later of thirty (30) business days of the receipt by the holder of the mezzanine loan of the required notice from the One BriarLake Plaza Mortgage Loan lender and thirty (30) business days after the expiration of the One BriarLake Plaza Borrower’s cure period, if any such cure period is available to the One BriarLake Plaza Borrower; provided, however, if such non-monetary event of default is susceptible of cure but cannot reasonably be cured within such applicable cure period and curative action was promptly commenced and is being diligently pursued by the holder of the mezzanine loan, the holder of the mezzanine loan will generally be given an additional cure period as is reasonably necessary (not to exceed ninety (90) days unless such non-monetary nature such that it cannot be cured during a ninety (90) day period) for the holder of the mezzanine loan in the exercise of due diligence to cure the non-monetary event (subject to additional restrictions on such cure right due to material impairment to the value, use or operation of the One BriarLake Plaza Property or certain bankruptcy proceedings); (C) if (i) an event of default has occurred under the One BriarLake Plaza Mortgage Loan, (ii) the One BriarLake Plaza Mortgage Loan has been accelerated, (iii) a bankruptcy proceeding has been commenced against the One BriarLake Plaza Borrower, (iv) any proceeding to foreclose or otherwise enforce the One BriarLake Plaza Mortgage Loan (or other security for the One BriarLake Plaza Mortgage Loan) has been commenced or (v) the One BriarLake Plaza Mortgage Loan has become a specially serviced mortgage loan, the holder of the mezzanine loan has the right to purchase the One BriarLake Plaza Mortgage Loan, in whole but not in part, at a price generally equal to the unpaid principal balance of the One BriarLake Plaza Mortgage Loan, plus accrued and unpaid interest and other amounts due thereon (including, without limitation, any servicing advances and interest charged thereon, plus any expenses incurred in connection with enforcing the One BriarLake Plaza Mortgage Loan documents and interest on any principal and interest advances made with respect to the One BriarLake Plaza Mortgage Loan pursuant to the Pooling and Servicing Agreement); (D) the holder of the One BriarLake Plaza Mortgage Loan is required to obtain the prior consent of the holder of the mezzanine loan to several types of material modifications with respect to the One BriarLake Plaza Mortgage Loan; (F) the holder of the mezzanine loan has the right, pursuant to the mezzanine loan documents, to approve the annual operating budget for the One BriarLake Plaza Property;  and (G) the holder of the mezzanine loan has the right, pursuant to the mezzanine loan documents, under certain circumstances, to cause the One BriarLake Plaza Borrower to terminate and replace the related property manager. In addition, the intercreditor agreement specifies that the mezzanine loan may be transferred to a “qualified transferee” (as defined in the intercreditor agreement), however, with respect to the transfer of any or all of the mezzanine loan to a loan pledgee, the intercreditor agreement generally does not restrict a loan pledgee which is not a qualified transferee from taking title to the pledged equity. See “Risk Factors—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates” in the Free Writing Prospectus.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  The One BriarLake Plaza Borrower is required pursuant to the loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the One BriarLake Plaza Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Staybridge Suites Times Square

Mortgage Loan No. 5 – Staybridge Suites Times Square

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Staybridge Suites Times Square

Mortgage Loan No. 5 – Staybridge Suites Times Square

Staybridge Suites Times Square
340 West 40th Street
New York, NY 10018
CENTRAL PARK
Midtown
Theatre Dist.
West Side
East Side
Murray Hill
Garment District
Kips Bay
Flatiron District
Stuyvesant Town
Greenwich Village
East River
FDR Drive
H. Hudson Pkwy
9A
495
Lincoln Tunnel
Queensboro Bridge
One Midtown Tnl
Port Authority Bus Terminal
Jacob Javits Convention Center
Madison Square Garden
Empire State Building
Macy's
Times Square
Grand Central Terminal
Bryant Park
New York Public Library
Rockefeller Center
Carnegie Hall
Time Warner Center
Madison Square Park
Union Square
Gramercy Park
Passenger Ship Terminal
DeWitt Clinton Park
Manhattan
New York City
Brooklyn
Queens
Bronx
Hoboken
Jersey City
Union City
Weehawken
West New York
North Bergen
Edgewater
Secaucus
Hudson River
East River
New York Harbor

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Staybridge Suites Times Square

Mortgage Loan No. 5 – Staybridge Suites Times Square

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	340 West 40th Street
Original Balance:	$75,000,000				New York, NY 10018
Cut-off Date Balance:	$74,880,504			General Property Type:	Hospitality
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Extended Stay
Loan Purpose:	Refinance			Net Rentable Area:	310 Rooms
Borrower Name(s):	340 West 40 Realty, LLC; 340 West 40 Realty Two, LLC			Cut-off Date Principal Balance Per Unit/SF:	$241,550 per Room
Sponsor:	Krishna K. Mehta; Chandra Mehta			Balloon/ARD Balance Per Unit/SF:	$217,002 per Room
Mortgage Rate:	5.350%			Year Built / Year Renovated:	2010/NAP
Note Date:	August 5, 2011			Title Vesting:	Fee
First Payment Date:	October 1, 2011			Property Manager:	334-340 Hotel Management, LLC
Anticipated Repayment Date:	NAP
Maturity Date:	September 1, 2016
				Underwriting and Financial Information
IO Period:	None			UW Revenues:	$23,402,078
Original Term to Maturity or ARD:	60 months			UW Expenses:	$13,212,510
Seasoning:	1 months			UW NOI:	$10,189,568
Original Amortization Term:	300 months			UW NCF:	$9,253,485
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.87x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.70x
Prepayment Provisions:	LO(25), YM1(28), O(7)			UW NOI Debt Yield:	13.6%
Lockbox/Cash Management:	In-place / Soft			UW NCF Debt Yield:	12.4%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	13.8%
Subordinate Mortgage Debt:	None
Mezzanine Debt:	Future Mezzanine			Most Recent NOI (As of):	$11,806,242 (TTM 7/31/2011)
				Second Most Recent NOI (As of):	NAP
				Third Most Recent NOI (As of):	NAP
Reserves
Type:	Initial	Monthly	Cap	Appraised Value:	$145,000,000
Tax Reserves	$428,499	$142,833	NAP	Appraisal As-of Date:	June 1, 2011
Insurance Reserves	$105,474	$15,068	NAP
FF&E Reserves(1)	$0	$38,795	$1,500,000	Cut-off Date LTV Ratio:	51.6%
Other Reserves	$0	$0	NAP	LTV Ratio at Maturity/ARD:	46.4%

				Occupancy Rate(2):	93.8% (July 31, 2011)
				2nd Most Recent Occupancy:	91.7% (December 31, 2010)
				3rd Most Recent Occupancy:	NAP
				4th Most Recent Occupancy:	NAP
				5th Most Recent Occupancy:	NAP
				6th Most Recent Occupancy:	NAP

(1)
The Staybridge Suites Times Square Borrower is required to escrow monthly for FF&E reserves pursuant to the related franchise agreement and loan documents as described under “ –Escrows and Reserves” herein.

(2)	Current and historical occupancy percentages are based on borrower-provided operating statements.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Staybridge Suites Times Square

The Staybridge Suites Times Square Mortgage Loan.

The Mortgage Loan.  The fifth largest mortgage loan (the “Staybridge Suites Times Square Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $75,000,000, and is secured by a first priority fee mortgage encumbering an extended stay hospitality property known as Staybridge Suites Time Square in New York, New York (the “Staybridge Suites Times Square Property”). The Staybridge Suites Times Square Mortgage Loan was originated on August 5, 2011 by or on behalf of Bank of America, National Association. The Staybridge Suites Times Square Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $74,880,504 and a fixed interest rate of 5.350% per annum.

The Staybridge Suites Times Square Mortgage Loan had an initial term of 60 months and has a remaining term of 59 months. The Staybridge Suites Time Square Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of September 1, 2016. At any time on or after the first due date following the second anniversary of the securitization closing date, prepayment is permitted, in whole, with the payment of a yield maintenance premium, which must be no less than 1.0% of the prepaid amount.  The Staybridge Suites Times Square Mortgage Loan is open to prepayment at par during the final six (6) months of the loan term.

The Borrower and the Sponsor.  The borrowers are 340 West 40 Realty, LLC (51%) and 340 West 40 Realty Two, LLC (49%), single purpose Delaware limited liability companies and tenants-in-common with two independent directors (collectively, the “Staybridge Suites Times Square Borrower”).  340 West 40 Realty, LLC is 100% owned by Mehta Family, LLC, which has four members, Krishna K. Mehta (51%), Chandra Mehta (29%), Rajeev Mehta Trust (10%) and Sanjeev Mehta Trust (10%).  340 West 40 Realty Two, LLC is 100% owned by 340-344 Realty, LLC, which has four members, Krishna K. Mehta (51%), Chandra Mehta (1%), Rajeev Mehta Trust (24%) and Sanjeev Mehta Trust (24%).  The sponsors and non-recourse carve-out guarantors are Krishna K. Mehta and Chandra Mehta.

Krishna K. Mehta has been in the hotel industry for over 30 years, owning and operating various branded hotels from the InterContinental Hotels Group, Marriott and Hilton Corporations including Holiday Inn – Tyler, Texas, Marriott Fairfield Inn – La Guardia Airport, New York and Holiday Inn – Downtown Brooklyn, in addition to the Staybridge Suites Times Square Property.  Mr. Mehta serves on the Board of Directors of Intercontinental Hotel Group Owner Association and serves as Vice Chairman of the Staybridge Suites Brand Committee.

The Mortgaged Property. The Staybridge Suites Times Square Property is a 310-room, extended stay hotel located in Manhattan’s Time Square neighborhood of New York City.  The Staybridge Suites Times Square Property is located on 0.15 acres on the north side of the city block bounded by Ninth Avenue to the west, Eighth Avenue to the east, West 39th Street to the south and West 40th Street to the north.  The Staybridge Suites Times Square Property was opened in 2010 and is configured for 225 king studio suites and 85 double/double suites and includes 1,300 sq. ft. of meeting space/banquet facilities.  The Staybridge Suites Times Square Property also features a bar, Bar 40, on the ground floor, as well as a breakfast dining area, which offers a complimentary continental breakfast for guests.  Amenities include a concierge service, business center, fitness center, guest laundry facility and a sundries shop.

More specific information about the Staybridge Suites Times Square Property is set forth in the table below:

Staybridge Suites Times Square and Market Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Staybridge Suites Times Square(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 6/2010	84.1%	$206.04	$173.38	84.5%	$204.37	$172.64	100.4%	99.2%	99.6%
TTM 6/2011	82.9%	$222.96	$184.87	93.4%	$219.42	$204.98	112.7%	98.4%	110.9%
Source: Hotel industry Report

The Market. The Staybridge Suites Times Square Property is located in New York City’s Borough of Manhattan in the New York-Northern New Jersey-Long Island, NY-NJ-PA metropolitan statistical area (MSA).  The estimated 2010 population of the New York-Northern New Jersey-Long Island, NY-NJ-PA MSA is approximately 19,160,700 and grew at an annual rate of approximately 0.4% from 2000 to 2010.  The population is expected to grow by approximately 0.5% annually through 2015.  As of February 2011, the unemployment rate in the New York-Northern New Jersey-Long Island, NY-NJ-PA MSA was approximately 8.9%, compared to 9.7% in February 2010.  New York City is one of the most frequently visited tourist destinations in the United States.  An estimated record 48.7 million people traveled to New York City in 2010, a 6.8% increase from 2009.  This included an estimated 37.6 million leisure travelers and an estimated 11.1 million business travelers.

The Staybridge Suites Times Square Property is located at 340 West 40th Street within Manhattan’s Times Square neighborhood. The extended Times Square area, also called the Theatre District, consists of the blocks between Sixth and Eighth Avenues from east to

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Staybridge Suites Times Square

west, and West 40th and West 53rd Streets from south to north, making up the western part of the commercial area of Midtown Manhattan. The Times Square area offers a wide range of entertainment options, including more than 300 restaurants and bars. Known for its large electronic displays, the Times Square area also includes a mix of corporate headquarters (such as Morgan Stanley, Ernst & Young, MTV Networks and Thomson Reuters), high-end residential condominiums and apartments, destination shopping and the Broadway Theater District, which encompasses approximately 36 square blocks and offers approximately 39 theatres.  Times Square comprises a land area of 0.1% of New York City, but contains approximately 5% of total jobs and approximately 10% of economic output with approximately 200,000 workers and approximately 17,000 residents.

Competing properties to the Staybridge Suites Times Square Property are shown in the chart below:

Primary Competitive Set
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	Occupancy	ADR	2010 RevPAR
Staybridge Suites Times Square	310	45%	10%	45%	92%	$220.28	$202.03
Courtyard Times Square South	244	65%	5%	30%	92%	$249.00	$229.08
Residence Inn Times Square	357	60%	15%	25%	92%	$254.00	$233.68
Fairfield Inn Times Square	244	50%	5%	45%	86%	$201.00	$172.86
Four Points Times Square	244	55%	5%	40%	86%	$191.00	$164.26
Hampton Inn Times Square South	184	50%	5%	45%	86%	$204.00	$175.44
Holiday Inn Express Times Square	210	45%	5%	50%	84%	$198.00	$166.32
Candlewood Suites Times Square	188	30%	10%	60%	84%	$166.00	$139.44
Distrikt Hotel	155	50%	5%	45%	82%	$213.00	$174.66
element Times Square	411	55%	5%	40%	35%	$153.00	$53.55
Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Staybridge Suites Times Square Property:

	Cash Flow Analysis
	TTM 7/31/2011	UW	UW per Room
Occupancy %	93.8%	92.5%
ADR	$222.49	$222.49
RevPar	$208.76	$205.81

Total Revenue	$23,735,653	$23,402,078	$75,790.57
Total Departmental Expenses	($4,929,420)	($4,987,015)	($16,087.15)
Gross Operating Profit	$18,806,233	$18,415,063	$59,403.43

Total Undistributed Expenses	$5,327,361	$5,693,262	$18,365.36
Profit Before Fixed Charges	$13,478,872	$12,721,801	$41,038.07

Total Fixed Charges	$1,672,630	$2,532,232	$8,168.49
Net Operating Income	$11,806,242	$10,189,568	$32,869.58

FF&E	$872,673	$936,083	$3,019.62
Net Cash Flow	$10,933,569	$9,253,485	$29,849.95
NOI DSCR	2.17x	1.87x
NCF DSCR	2.01x	1.70x
NOI Debt Yield	15.8%	13.6%
NCF Debt Yield	14.6%	12.4%

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Staybridge Suites Times Square

Escrows and Reserves.  The Staybridge Suites Times Square Borrower deposited $428,499 in escrow for annual real estate taxes at loan origination and is required to escrow $142,833 for real estate taxes monthly.  The Staybridge Suites Times Square Borrower deposited $105,474 in escrow for annual insurance premiums at loan origination and is required to escrow $15,068 for insurance premiums monthly.  The Staybridge Suites Times Square Borrower is also required to escrow monthly for replacement reserves in an amount equal to the greater of (i) the amount required pursuant to the franchise agreement or (ii) (a) from origination to the 24th scheduled payment date, 1/12 of 2% of gross income from operations, (b) from the 25th scheduled payment date to the 36th scheduled payment date, 1/12 of 3% of gross income from operations, (c) from the 37th scheduled payment date through the remaining term of the loan, 1/12 of 4% of the gross income from operations, subject to a cap of $1,500,000.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Staybridge Suites Times Square Mortgage Loan.  In addition, the Staybridge Suites Times Square Borrower will be required to deposit all excess cash with respect to the Staybridge Suites Mortgage Loan to be held by the mortgagee as additional security for the Staybridge Suites Times Square Mortgage Loan during a Cash Sweep Period.   A “Cash Sweep Period” will generally commence if the debt service coverage ratio for the Staybridge Suites Times Square Property for the immediately preceding twelve (12) month period is less than 1.10x and ending on the date the debt service coverage ratio equals or exceeds 1.20x for the immediately preceding twelve (12) month period.  If a mezzanine loan is in place pursuant to the loan documents, a “Cash Sweep Period” will generally commence if the debt service coverage ratio for the Staybridge Suites Times Square Property for the immediately preceding twelve (12) month period is less than 1.45x and ending on the date the debt service coverage ratio equals or exceeds 1.55x for the immediately preceding twelve (12) month period.

Property Management. The Staybridge Suites Times Square Property is managed by 334-340 Hotel Management, LLC, an affiliate of the Staybridge Suites Times Square Borrower.

License Agreement. The Staybridge Suites Times Square Property has a License Agreement in place with Holiday Hospitality Franchising, Inc. through April, 2017.

Mezzanine Loan and Preferred Equity.  Future mezzanine financing is permitted twelve (12) months after origination subject to various conditions including: (i) the amount will not result in an aggregate loan-to-value greater than 65%, a minimum aggregate debt service coverage ratio of 1.45x and a minimum aggregate debt yield less than 11%; and (ii) confirmation from applicable rating agencies that there will be no downgrade, withdrawal or qualification to current ratings on the Series 2011-C3 certificates would result from mezzanine financing.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Terrorism Insurance.  The Staybridge Suites Times Square Borrower is required pursuant to the loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Staybridge Suites Times Square Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Showcase Mall III

Mortgage Loan No. 6 – Showcase Mall III

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Showcase Mall III

Mortgage Loan No. 6 – Showcase Mall III

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Showcase Mall III

Mortgage Loan No. 6 – Showcase Mall III

Showcase Mall III
3771 Las Vegas Boulevard South
Las Vegas, NV 89109
North Las Vegas
North Las Vegas Airport
Las Vegas
CLARK COUNTY
Downtown
Las Vegas Strip
Winchester
Sunrise Manor
Spring Valley
Paradise
Enterprise
McCarran International Airport
University of Nevada - Las Vegas
Texas Station
Meadows Mall
Las Vegas Golf Course
Cashman Field Center Stadium
North Vista Hospital
Valley Medical Center Hospital
University Medical Center
Clark County Government Center
Las Vegas City Hall
Las Vegas Premium Outlets
Stratosphere Casino, Hotel & Tower
Palace Station Hotel & Casino
Circus Circus
Echelon Place
Las Vegas Hilton
Las Vegas Country Club
Riviera Hotel & Casino
Las Vegas Convention Center
Sunrise Hospital and Medical Ctr.
Trump Intl. Hotel
Wynn Las Vegas
Fashion Show Mall
Wynn Country Club
Boulevard Mall
Las Vegas Natl. CC
Treasure Island
Venetian
The Forum Shops at Caesars
Mirage
Harrah's
Gold Coast
Rio
Hilton Grand Flamingo
Palms Hotel & Casino
Paris Las Vegas
Bellagio
Hard Rock Hotel & Casino
Miracle Mile Shops at Planet Hollywood
Aria Resort & Casino at City Center
City Center
Orleans Hotel & Casino
Mandarin Oriental
MGM Grand
Thomas & Mack Ctr.
New York New York
Kindred-Desert Springs Hospital
Excalibur
Tropicana Resort & Casino
Luxor Hotel & Casino
Mandalay Bay
Mandalay Bay Convention Center
Town Square Las Vegas
Las Vegas Premium Outlets South
Bruce Woodbury Beltway
Carey Ave
Lake Mead Blvd
Vegas Dr
Washington Ave
Bonanza Rd
Alta Dr
Charleston Blvd
Oakey Blvd
Sahara Ave
Karen Ave
Desert Inn Rd
Spring Mtn. Rd
Sands Ave
Twain Ave
Flamingo Rd
Harmon Ave
Tropicana Ave
Reno Ave
Russell Rd
Patrick Ln
Sunset Rd
Warm Springs Rd
Windmill Ln
Blue Diamond Rd
Pebble Rd
Serene Ave
Decatur Blvd
Valley View Blvd
Rancho Dr
Las Vegas Blvd
Paradise Rd
Maryland Pkwy
Eastern Ave
Pecos Rd
Lamb Blvd
Fremont St
Boulder Hwy
Dean Martin Dr
Gilespie St
Sandhill Rd
15
95
93
515
215
604
147
599
159
582
593
171
160

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Showcase Mall III

Mortgage Loan No. 6 – Showcase Mall III

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	3771 Las Vegas Boulevard Las Vegas, Nevada 89109
Original Balance:	$68,000,000			General Property Type:	Retail
Cut-off Date Balance:	$68,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	4.6%			Net Rentable Area:	97,320 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$699 per SF
Borrower Name(s):	Walton Unilev Showcase, L.L.C.			Balloon/ARD Balance Per Unit/SF:	$681 per SF
Sponsor:	Dan Levy; Raymond Levy			Year Built / Year Renovated:	2009 / NAP
Mortgage Rate:	5.500%			Title Vesting(2):	Fee
Note Date:	August 8, 2011			Property Manager:	Unilev Management Corp.
First Payment Date:	September 10, 2011
Anticipated Repayment Date: Maturity Date:	NAP August 10, 2016
				Underwriting and Financial Information

IO Period:	36 months			UW Revenues:	$6,779,435
Original Term to Maturity or ARD:	60 months			UW Expenses:	$1,011,903
Seasoning:	2 months			UW NOI:	$5,767,532
Original Amortization Term:	360 months			UW NCF:	$5,572,892
Loan Amortization Type:	Partial IO			UW NOI DSCR:	1.24x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.20x
Prepayment Provisions:	LO(26), D(30), O(4)			UW NOI Debt Yield:	8.5%
Lockbox/Cash Management:	In-Place / Soft			UW NCF Debt Yield:	8.2%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	8.4%
Subordinate Mortgage Debt:	None
Mezzanine Debt:	Permitted			Most Recent NOI (As of):	$5,102,131 (TTM 5/31/2011)
				Second Most Recent NOI (As of):	$4,468,049 (12/31/2010)
				Third Most Recent NOI (As of):	$2,310,213 (12/31/2009)

				Appraised Value:	$94,000,000
				Appraisal As-of Date:	June 28, 2011
Reserves
Type:	Initial	Monthly(1)	Cap	Cut-off Date LTV Ratio:	72.3%
Tax Reserves	$67,035	$11,172	NAP	LTV Ratio at Maturity/ARD:	70.5%
Insurance Reserves	$0	Springing	NAP
Replacement Reserves	$0	Springing	NAP	Occupancy Rate(3):	90.2% (6/30/2011)
TI/LC Reserves	$0	Springing	NAP	2nd Most Recent Occupancy:	NAP
				3rd Most Recent Occupancy:	NAP
				4th Most Recent Occupancy:	NAP
				5th Most Recent Occupancy:	NAP
				6th Most Recent Occupancy:	NAP

(1)
Certain monthly reserves are required during a Cash Sweep Period.  The Insurance Reserve is not required if the Showcase Mall III Property is covered under a blanket insurance policy.  See Escrows and Reserves for details.

(2)
The property is subject to a ground lease of which the Showcase Mall III Borrower is both the ground lessor and ground lessee. Lender has taken as collateral for the mortgage loan both the fee interest and leasehold interest held by Showcase Mall III Borrower.

(3)
The property was constructed in 2009. The Denny’s tenant has a lease that began in March 1979 and modified in 2008; however, that tenant originally occupied a building that previously existed on the subject land.  Current and historical occupancy percentages are based on borrower-provided rent rolls and operating statements.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Showcase Mall III

The Showcase Mall III Mortgage Loan.

The Mortgage Loan.  The sixth largest mortgage loan (the “Showcase Mall III Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal amount of $68,000,000, and is secured by a first priority fee mortgage encumbering the retail property known as Showcase Mall III in Las Vegas, Nevada (the “Showcase Mall III Property”). The Showcase Mall III Mortgage Loan was originated on August 8, 2011 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC. The Showcase Mall III Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $68,000,000 and a fixed interest rate of 5.500% per annum.

The Showcase Mall III Mortgage Loan had an initial term of 60 months and has a remaining term of 58 months. The Showcase Mall III Mortgage Loan requires payments of interest only for its initial 36 months and principal and interest for its final 24 months, with a scheduled maturity date of August 10, 2016.  Voluntary prepayment of the Showcase Mall III Mortgage Loan is prohibited prior to the final three months of the loan term. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.  The Showcase Mall III Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is Walton Unilev Showcase, L.L.C., a single purpose Delaware limited liability company with two independent directors (the “Showcase Mall III Borrower”). The Showcase Mall III Borrower is 80% indirectly owned by seven legal entities collectively referred to as Walton Street Managers VI, L.P. and 20% indirectly owned by entities managed by Dan Levy and Raymond Levy.

The Showcase Mall III Mortgage Loan sponsors are Dan Levy and Raymond Levy and the nonrecourse carve-out guarantors are Dan Levy and Raymond Levy and the seven legal entities collectively referred to as Walton Street Managers VI, L.P. (i.e., Walton Street Real Estate Investors VI, L.P., Walton Street Real Estate Fund VI-Q, L.P., Walton Street Real Estate Fund VI, L.P., Walton Street Real Estate Fund VI-E, L.P., Walton Street Real Estate Partners VI, L.P., Walton Street Real Estate Partners VI-NGE, L.P. and WSC Capital Holdings VI, L.P.). The liability of the seven legal entities collectively referred to as Walton Street Managers VI, L.P. shall be subject to the following: (i) joint and several liability between each other, but is only several, and not joint and several, with respect to Dan Levy and Raymond Levy and (ii) liability shall not exceed 80% of the total liability of the Showcase Mall III Borrower. The liability of Dan Levy and Raymond Levy shall be subject to the following: (i) joint and several liability between each other, but is only several, and not joint and several, with respect to the entities collectively referred to as Walton Street Managers VI, L.P. and (ii) liability shall not exceed 20% of the total liability of Showcase Mall III Borrower.

Walton Street Managers VI, L.P., is a $1.9 billion discretionary real estate fund controlled by Walton Street Capital, L.L.C., a Chicago-based real estate investment company with over $12 billion in assets under management. Dan Levy and Raymond Levy are principals of Unilev Capital & Management Corporations. Unilev Capital Corp. is a privately held real estate investment organization founded in 1992 and headquartered in Beverly Hills, California. The company has affiliate offices in Texas, Colorado, Minnesota, and New York.

The Mortgaged Property. The Showcase Mall III Property consists of 97,320 sq. ft., of retail and restaurant space on three levels along Las Vegas Boulevard (the “Las Vegas Strip”). The property is located directly east of the New York New York Hotel and Casino and is adjacent to the MGM Grand Hotel and Casino. The property appraisal notes that during peak seasons and weekends, pedestrian traffic along core areas of Las Vegas Boulevard. exceeds 100,000 persons per day and averages trend from 40,000 to 50,000 per day. The Showcase Mall III Property is currently occupied by four tenants, Hard Rock Café (ground, 2nd and 3rd floors), Ross Stores (ground, 2nd and 3rd floors), ABC Stores (ground floor) and a Denny’s Restaurant (ground floor). Currently there is 9,529 sq. ft. of vacant ground floor space with Las Vegas Boulevard frontage available for lease. The existing improvements were developed in 2009 and lease-up generally occurred in 2009-2010; however, the Denny’s tenant, or a predecessor, has been at the subject location, in a previous building, since 1979 and retained its pre-existing lease as the property was recently redeveloped with the existing structure. The property is adjacent to a 12-story parking structure containing approximately 1,420 parking spaces. The structure is not part of the subject property; however, the subject property has access through a REA.

Major Tenants.

Hard Rock Café (43,443 sq. ft., 44.6% of NRA, 56.5% of underwritten annul base rent). Hard Rock Café leases approximately 42,617 sq. ft. of restaurant/retail space on three floors and 826 sq. ft. of storage space from the Showcase Mall III Borrower. The lease began in July 2009 and has a current expiration date of June 30, 2024, with three 5 year lease renewal options. Hard Rock Café International (USA), Inc. is a part of the Hard Rock Café brand, which operates over 173 venues in more than 50 countries. Hard Rock International, Inc. and other related entities were purchased by the Seminole Tribe of Florida, a federally recognized Indian Tribe, in 2007. Hard Rock Café reported sales of $568 per sq. ft. for the trailing-twelve month period ending June 30, 2011.

Ross Stores (30,444 sq. ft., 31.3% of NRA, 22.9% of underwritten base rent). Ross Stores leases approximately 30,444 sq. ft. on three floors from the Showcase Mall III Borrower. The lease began in July 2010 and has a current expiration date of January 31, 2021, with four 5 year  lease renewal options. Ross Stores, Inc. (NASDQ: ROST) operates 988 Ross Dress for Less stores in 27 states and Guam

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Showcase Mall III

and 67 dd’s DISCOUNTS stores in California, Texas, Florida and Arizona. The company is a Fortune 500 company and the nation’s second largest off-price retailer with fiscal 2010 revenues of $7.9 billion. Ross Stores, Inc. is currently rated BBB+ by S&P.

ABC Stores (7,728 sq. ft., 7.9% of NRA, 18.7% of underwritten base rent). ABC Stores leases approximately 6,948 sq. ft. of ground floor space and 780 sq. ft. of storage space from the Showcase Mall III Borrower. The lease began in April 2009 and has a current expiration date of April 30, 2024, with one 5 year lease renewal option. ABC Stores currently operates 78 locations in Hawaii, Las Vegas, Guam and Saipan. The first ABC Store opened in Hawaii, on Waikiki Beach, in 1964. The company is a convenience store chain that sells deli, grocery, drugs & cosmetics, gifts, souvenirs and local apparel. ABC Stores reported sales of $1,422 per sq. ft. for the trailing-twelve month period ending June 30, 2011.

Denny’s (6,176 sq. ft., 6.3% of NRA, 1.9% of underwritten base rent). Denny’s Restaurant leases approximately 6,176 sq. ft. of ground floor restaurant space from the Showcase Mall III Borrower. The lease began in March 1979, was modified in 2008, and has a current expiration date of March 14, 2014, with one remaining 10 year lease renewal option. Denny’s, or its predecessor(s), occupied a previous building on the subject site since 1979 and temporarily closed its store while the subject improvements were constructed. Denny’s Corporation (NASDAQ: DENN) operates more that 1,600 restaurants nationwide. Denny’s Corporation is currently rated B2 by Moody’s and B+ by S&P. Denny’s reported sales of $928 per sq. ft. for the trailing-twelve month period ending June 30, 2011.

Tenant Summary
Tenant Names	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Total Annual Underwritten Base Rent PSF	% of Total Annual Underwritten Base Rent	Lease Expiration	TTM June 2011 Sales PSF(3)	UW Occupancy Cost as % of Sales(4)
Tenants
Hard Rock Cafe	NR/NR/NR	43,443	45%	$75.88	56%	6/30/2024	$568	14.9%
Ross Stores	NR/NR/BBB+	30,444	31%	$43.98	23%	1/31/2021	NAP	NAP
ABC Stores	NR/NR/NR	7,728	8%	$137.37(2)	19%	4/30/2024	$1,422	10.3%
Denny’s	NR/B2/B+	6,176	6%	$17.49(5)	2%	3/14/2014	$928	2.8%
Vacant Space		9,529	10%	$0.00	0%
Total / Wtd. Avg.		97,320	100%	$66.47(6)	100%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	ABC Stores has an annual rent concession of $30,000 for the term of its lease. The rent per SF shown is net of that abatement ($3.88 per SF).
(3)	The Sales per SF amount is calculated based on just store space. Storage space for Hard Rock Café and ABC Stores is excluded.
(4)	Underwritten Occupancy Costs as a % of sales assumes an average underwritten reimbursement rate of $8.43 per SF for each reporting tenant.
(5)	In addition to the Total Underwritten Base Rent per SF, the Denny’s tenant paid approximately $226,251 ($36.63 per SF) of percentage rent during the TTM May 31, 2011 period.
(6)	Total Annual Underwritten Base Rent per SF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Showcase Mall III Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent per SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2011	0	0	$0.00	0%	0%	$0	0%	0%
2012	0	0	$0.00	0%	0%	$0	0%	0%
2013	0	0	$0.00	0%	0%	$0	0%	0%
2014	1	6,176	$17.49	6%	6%	$108,000	2%	2%
2015	0	0	$0.00	0%	6%	$0	0%	2%
2016	0	0	$0.00	0%	6%	$0	0%	2%
2017	0	0	$0.00	0%	6%	$0	0%	2%
2018	0	0	$0.00	0%	6%	$0	0%	2%
2019	0	0	$0.00	0%	6%	$0	0%	2%
2020	0	0	$0.00	0%	6%	$0	0%	2%
2021 & Beyond	5	81,615	$70.17	84%	90%	$5,727,035	98%	100%
Vacant	0	9,529	$0.00	10%	100%	$0	0%	100%
Total / Wtd. Avg.	6	97,320	$66.47	100%		$5,835,035	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Base Rent per SF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Showcase Mall III

The Market. The Showcase Mall III Property is located approximately four miles from the Las Vegas CBD on Las Vegas Boulevard (the “Las Vegas Strip”), near the intersection of Tropicana Avenue. The neighborhood is considered a tourist-resort location and large hotel-casinos line both sides of the street. The Showcase Mall III Property is located directly east of the New York New York Hotel and Casino and adjacent to the MGM Grand Hotel and Casino. Overall, the Las Vegas retail market vacancy is estimated at 12.9% and the Showcase Mall III Property’s Southeast Las Vegas submarket retail vacancy is estimated at 12.4%. The seven most comparable properties listed below are, like the Showcase Mall III Property, all located on Las Vegas Boulevard.

Property	Year Built	Total GLA	Tenants	Range of Rent PSF	Quoted Rental Rates PSF	Occ.	Quality
Shoppes at Palazzo	2008	393,602	Victoria Secret, Canturi Jewels, Barney’s New York, Thomas Pink	$80.00-$257.00	$160.00	79%	Superior
Forum Shoppes at Caesars	1992	656,963	Asking Rents	$110.00	$110.00-$150.00	98%	Superior
Grand Canal Shoppes	1999	536,890	Donny & Burke, Basin White,	$100.00-$182.00	$100.00-$250.00	97%	Superior
Miracle Mile	2000	489,671	Asking Rents	$70.00	$65.00-$80.00	91%	Inferior
Cosmopolitan	2009	190,000	Smart Car, Marshall Retail Group, Parasuco	$193.62-$318.94	$150.00	NAP(1)	Inferior
Town Square	2008	503,764	Banana Moon, Beauty Lounge, Gelatimissimo, Yard House Restaurant	$46.00-$113.71	$36-$113	85%	Inferior
Fashion Show Mall	1981	1,911,992	Thomas Sterling, Bebe Sport, Johnny Rockets, Kenneth Cole	$84.56-$260.00	$80-$300	93%	Superior
Source: Appraisal

(1)	The Cosmopolitan property is currently in lease-up.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Showcase Mall III Property:

Cash Flow Analysis
	2009	2010	TTM 5/31/2011	UW	UW per SF
Gross Potential Rent(1)	$2,405,549	$4,781,559	$5,414,990	$7,073,805	$72.69
Total Reimbursements	$344,825	$429,302	$467,127	$740,000	$7.60
Other Income(2)	$55,775	$228,986	$226,344	$234,400	$2.41
Less Vacancy & Credit Loss	$0	($28,164)	($33,164)	($1,268,770)(3)	$13.04
Effective Gross Income	$2,806,149	$5,411,683	$6,075,296	$6,779,435	$69.66
Total Expenses	$495,937	$943,634	$973,166	$1,011,903	$10.40
Net Operating Income	$2,310,213	$4,468,049	$5,102,131	$5,767,532	$59.26
TI/LC	$0	$0	$0	$180,042	$1.85
Capital Expenditures	$0	$0	$0	$14,598	$0.15
Net Cash Flow	$2,310,213	$4,468,049	$5,102,131	$5,572,892	$57.26
Occupancy %	NAP	NAP	90.2%	90.2%
NOI DSCR	0.50x	0.96x	1.10x	1.24x
NCF DSCR	0.50x	0.96x	1.10x	1.20x
NOI Debt Yield	3.4%	6.6%	7.5%	8.5%
NCF Debt Yield	3.4%	6.6%	7.5%	8.2%

(1)	Historical GPR is net of vacancy. The property was constructed in 2009 and leased in 2009 and 2010.
(2)	Other income includes Denny’s percentage rent and licensing fees paid by the Hard Rock Café tenant.
(3)	Underwritten vacancy includes actual current economic vacancy and a $30,000 per year concession given to the ABC Store tenant.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Showcase Mall III

Escrows and Reserves.  The Showcase Mall III Borrower is required to deposit certain on-going reserves at all times and other on-going reserves to the extent there is an on-going Cash Sweep Period.  At all times, monthly reserves for taxes and insurance (unless the Showcase Mall III Property is part of a “blanket” policy acceptable to lender) in the amount of 1/12 the annual estimated tax payments and insurance premiums (if required) are required to be funded by the Showcase Mall III Borrower.  To the extent there is an on-going Cash Sweep Period, $15,004 per month for tenant improvements and leasing commissions (TI/LCs) and $1,217 per month for capital expenditures, will be funded from the Deposit Account.  A “Cash Sweep Period” shall mean the occurrence of (a) an Event of Default or (b) a Debt Service Coverage Ratio Event which happens when the underwritten Debt Service Coverage Ratio (based upon projected annualized income and trailing-twelve month expenses) falls below 1.10x for twelve (12) consecutive calendar months until such ratio equals or exceeds 1.25x for three (3) consecutive calendar months or (c) a tenant under a lease which (either individually or when aggregated with all other leases at the Showcase Mall III Property with the same tenant or its affiliates) accounts for 20% or more of the aggregate underwritten net cash flow or demises 25,000 sq. ft. or more of the gross leasable area, or which contains a right of first refusal to acquire the Showcase Mall III Property, becoming the subject of a federal or state law bankruptcy proceeding and until such proceeding is dismissed and the tenant is open for business (or until 85% of the applicable leased premises is subject to a substitute lease with a five (5) year term reasonably acceptable to the lender) or (d) a tenant referred to in (c) above vacating its premises and until such tenant is in occupancy and open for business (or until 85% of the applicable leased premises is subject to a substitute lease with a five (5) year term reasonably acceptable to the lender).  In addition, a reserve was created to hold any fee, payment or other compensation paid by any tenant relating to or in exchange for the termination of such tenant’s lease which will be applied to pay tenant improvements and leasing commissions that may be incurred with respect to the related space.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Showcase Mall III Mortgage Loan.  Prior to the occurrence of a Cash Sweep Period, all funds remitted to the lockbox account will be disbursed as designated by the Showcase Mall III Borrower.  To the extent there is an on-going Cash Sweep Period, the soft lockbox will change to a hard lockbox and all funds remitted to the lockbox account will generally be applied to pay debt service.  Remaining available funds paying debt service will be deposited in an excess cash flow subaccount and applied to pay operating expenses, tenant improvements and leasing commissions approved by lender.

Property Management. The Showcase Mall III Property is managed by Unilev Management Corp., which is affiliated with the loan sponsors, Dan Levy and Raymond Levy.

Mezzanine Loan and Preferred Equity.  Future mezzanine financing is permitted subject to (A) a maximum LTV of 75%, (B) a minimum DSCR equal to 1.20x, (C) a customary intercreditor agreement acceptable to the rating agencies and (D) such lender satisfying customary mezzanine lender qualifications.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  Generally, the Showcase Mall III Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Showcase Mall III Property provided, however, that the Showcase Mall III Borrower shall not be required to spend on terrorism insurance coverage more than five (5) times the amount of the insurance premium that is payable as of the closing date for the terrorism coverage required under the loan agreement.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Royal Ridge

Mortgage Loan No. 7 – Royal Ridge

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Royal Ridge

Mortgage Loan No. 7 – Royal Ridge

Royal Ridge
1 Royal Ridge I 7979 Beltline Road Irving, TX 75063
2 Royal Ridge VII 3625 West Royal Lane Irving, TX 75063
3 Royal Ridge III 3939 John Carpenter Freeway Irving, TX 75063
4 Royal Ridge II 8081 Royal Ridge Parkway Irving, TX 75063
DENTON COUNTY
Flower Mound
Lewisville
Vista Ridge Mall
Sam Rayburn Tollway
Stemmons Frwy
Grapevine
Coppell
Carrollton
Sandy Lake Rd
Bethel Rd
North Lake
North Lake Park
Valley Ranch
Farmers Branch
DALLAS COUNTY
John Carpenter Frwy
LBJ Frwy
President George Bush Tpke
Dallas - Fort Worth Intl. Airport
International Pkwy
Las Colinas
Irving
Dallas
North Dallas
Dallas Love Field
Airport Frwy
Fort Worth
Grand Prairie
TARRANT COUNTY
Trinity River Greenbelt Park
Tom Landry Frwy
Oak Cliff
Downtown Dallas 1 mile
Denton
McKinney
Frisco
Plano
Allen
Richardson
Garland
N. Richland Hills
Euless
Mesquite
Arlington
Mansfield
DeSoto
Lancaster
Waxahachie

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Royal Ridge

Mortgage Loan No. 7 – Royal Ridge

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Portfolio
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	Various
Original Balance:	$54,300,000				Irving, TX 75063
Cut-off Date Balance:	$54,190,359			General Property Type:	Office
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Net Rentable Area:	505,948 SF
Borrower Name(s):	BRI 1846 Royal Ridge, LLC			Cut-off Date Principal Balance Per Unit/SF:	$107 per SF
Sponsor:	Ariel Bentata, Claudio Dombey, Moises Benzaquen, Beacon Investment Properties LLC			Balloon/ARD Balance Per Unit/SF:	$90 per SF
Mortgage Rate:	5.549%			Year Built / Year Renovated:	Various / NAP
Note Date:	July 13, 2011			Title Vesting:	Fee
First Payment Date:	September 1, 2011			Property Manager:	Beacon Real Estate Services, LLC
Anticipated Repayment Date:	NAP
Maturity Date:	August 1, 2021
				Underwriting and Financial Information
IO Period:	None			UW Revenues:	$9,045,836
Original Term to Maturity or ARD:	120 months			UW Expenses:	$3,270,380
Seasoning:	2 months			UW NOI:	$5,775,456
Original Amortization Term:	360 months			UW NCF:	$5,002,326
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.55x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.34x
Prepayment Provisions:	LO(26), D(90),O(4)			UW NOI Debt Yield:	10.7%
Lockbox/Cash Management:	In-Place / Hard			UW NCF Debt Yield:	9.2%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.0%
Subordinate Mortgage Debt:	None
Mezzanine Debt:	None			Most Recent NOI (As of):	$4,998,938 (12/31/2010)
				Second Most Recent NOI (As of):	$6,127,295 (12/31/2009)
				Third Most Recent NOI (As of):	$5,625,947 (12/31/2008)
Reserves
Type:	Initial	Monthly	Cap	Appraised Value:	$74,700,000
Tax Reserves	$790,195	$98,774	NAP	Appraisal As-of Date:	May 28, 2011
Insurance Reserves	$18,835	$9,418	NAP
Replacement Reserves	$0	$7,168	NAP	Cut-off Date LTV Ratio:	72.5%
TI/LC Reserves	$0	$42,162	NAP	LTV Ratio at Maturity/ARD:	60.9%
Other Reserves(1)	$2,384,665	$0	NAP
				Occupancy Rate(2):	93.9% (July 6, 2011)
				2nd Most Recent Occupancy:	92.0% (Average 2010)
				3rd Most Recent Occupancy:	93.4% (Average 2009)
				4th Most Recent Occupancy:	91.9% (Average 2008)
				5th Most Recent Occupancy:	94.4% (Average 2007)
				6th Most Recent Occupancy:	NAP

(1)
The Royal Ridge Borrower is required to escrow rental reserves of $2,172,525 and $42,515 related to Verizon and Compushare, respectively.  The Royal Ridge Borrower is required to escrow $109,000 related to Cartus expense reimbursements. The Royal Ridge Borrower is also required to escrow $60,625 related to deferred maintenance. See “–Escrows and Reserves” for details.

(2)	Current and historical occupancy percentages are based on borrower-provided rent rolls and operating statements.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Royal Ridge

The Royal Ridge Mortgage Loan.

The Mortgage Loan.  The seventh largest mortgage loan (the “Royal Ridge Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal amount of $54,300,000, and is secured by a first priority fee mortgage encumbering suburban office properties known as Royal Ridge in Irving, Texas (the “Royal Ridge Properties”). The Royal Ridge Mortgage Loan was originated on July 13, 2011 by or on behalf of Bank of America, National Association. The Royal Ridge Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $54,190,359 and a fixed interest rate of 5.549% per annum.

The Royal Ridge Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months. The Royal Ridge Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of August 1, 2021.  Voluntary prepayment of the Royal Ridge Mortgage Loan is prohibited prior to the final three months of the loan term. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.  The Royal Ridge Mortgage Loan is open to prepayment at par during the final three (3) months of the loan term.

The Borrower and the Sponsor.  The borrower, BRI 1846 Royal Ridge, LLC, is single-purpose Delaware limited liability company with two independent directors (the “Royal Ridge Borrower”).  Ownership in the Royal Ridge Borrower is held by Aleph Properties Management, LLC (15.00%), Aleph Investment Properties, LLLP (62.54%), Aleph Investment Properties (US), LLLP (1.78%) and Coinvestors Royal Ridge, LLC (20.68%).  Aleph Properties Management, LLC is owned by Beacon Equity, LLC (99%), whose equity ownership is held by the borrower principals Ariel Bentata (32.85%), Claudio Dombey (32.85%) and Moises Benzaquen (24.30%) and one non-borrower principal Daniel Goldstein (10.00%).

The sponsors and non-recourse guarantors of the Royal Ridge Mortgage Loan are Ariel Bentata, Moises Benzaquen, Caudio Dombey and Beacon Investment Properties LLC.  Beacon Investment Properties LLC is a real estate investment and property development group, based in Hallandale Beach, Florida.

The Mortgaged Properties.  The Royal Ridge Properties consists of four, two- and three-story office buildings containing approximately 505,948 sq. ft. located in Irving, Texas.  The Royal Ridge Properties, which were built between 1998 and 2000, are located north of the John Carpenter Freeway and west of Belt Line Road.  Royal Ridge I, VII and III are all 100.0% occupied, while Royal Ridge II is 70.1% occupied as of July 6, 2011. Overall collateral occupancy is 93.9%.

The following table presents certain information relating to the Royal Ridge Properties:

Property	Location	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built	Percent Leased	Net Rentable Area (SF)
Royal Ridge I	Irving, TX	$15,959,677	29%	$22,000,000	1998	100%	144,835
Royal Ridge VII	Irving, TX	$15,959,677	29%	$22,000,000	2000	100%	133,852
Royal Ridge III	Irving, TX	$14,073,534	26%	$19,400,000	1999	100%	123,740
Royal Ridge II	Irving, TX	$8,197,470	15%	$11,300,000	1999	70%	103,521
Total		$54,190,359	100%	$74,700,000		93.9%	505,948

Major Tenants.  Verizon North Retain Co. (144,835 sq. ft.; 28.6% NRA, 32.5% of underwritten base rent).  Verizon North Retain Co. (“Verizon”) occupies 144,835 sq. ft. under a lease expiring on September 30, 2017 with two, five-year extension options.  The lease provides for a rental rate of $20.00 per sq. ft. that increases to $20.50 per sq. ft. on June 1, 2013 and to $21.00 per sq. ft. on June 1, 2015.  Verizon is wholly owned by Verizon Communications, Inc. (NYSE: VZ), a telecommunications company that provides communication services through its two segments:  Wireline and Domestic Wireless.  The Wireline segment provides voice, Internet access, broadband video and data, Internet protocol network, network access and long distance in the United States and Canada.  The Domestic Wireless segment offers wireless voice and data services and sells equipment in the United States.  Verizon was founded in 1983 and headquartered in New York, New York and as of December 31, 2010 provided a network that covered a population of approximately 292 million and provided service to a customer base of approximately 94 million.  As of the year ended December 31, 2010, Verizon reported revenue of approximately $106.6 billion and net income of approximately $2.5 billion.  Verizon is currently rated “A” by Fitch, “A3” by Moody’s and “A-” by S&P.

Capital One, N.A. (123,740 sq. ft.; 24.5% NRA, 19.8% of underwritten base rent).  Capital One, N.A. (“Capital One”) occupies 123,740 sq. ft. under a lease expiring on May 31, 2015 with two, five-year extension options.  The lease provides for a rental rate of $13.75 per sq. ft., increasing to $14.25 per sq. ft. on December 1, 2011.  The lease provides for additional annual rent increases that bring the rent to $16.00 per sq. ft. in December 2014.  Capital One Financial Corporation (NYSE: COF), the parent company of Capital One, N.A., offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients.  Capital One Financial Corporation is one of the top 10 largest banks based on deposits with approximately 45 million customer accounts and approximately 1,000 branches primarily located in New York, New Jersey, Texas, Louisiana, Maryland, Virginia and the District of

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Royal Ridge

Columbia.  As of the year ended December 31, 2010, Capital One Financial Corporation reported revenue of approximately $19.1 billion and net income of approximately $2.7 billion.  Capital One is currently rated “A-” by Fitch, “A3” by Moody’s and “BBB+” by S&P.

American Honda Finance Corporation (75,785 sq. ft.; 15.0% NRA, 20.0% of underwritten base rent).  American Honda Finance Corporation (“American Honda Finance”) occupies 75,785 sq. ft. under a lease expiring on November 30, 2014 with two, five-year extension options.  The lease provides for a rental rate of $23.50 per sq. ft. with the tenant responsible for paying their pro rata share of expenses in excess of $5.50 per sq. ft.  American Honda Finance Corporation, a wholly owned subsidiary of American Honda Motor, Inc., provides retail financing for Honda and Acura automobiles, motorcycles, power equipment, and parts and accessories throughout the United States. American Honda Motor Company is a wholly owned subsidiary of Honda Motor Company, Ltd. (NYSE: HMC), a Tokyo, Japan based company that engages in the development, manufacture and distribution of motorcycles, automobiles and power products in North America, Europe and Asia. As of the year ended March 31, 2011, Honda Motor Company, Ltd. reported revenue of approximately $107.8 billion and net income of approximately $6.4 billion.  American Honda Finance Corporation is currently rated “A1” by Moody’s and “A+” by S&P.

The following table presents certain information relating to the tenants at the Royal Ridge Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
Tenants
Verizon	A/A3/A-	144,835	29%	$2,896,700	33%	$20.00	9/30/2017
Capital One	A-/A3/BBB+	123,740	24%	$1,763,295	20%	$14.25	5/31/2015
American Honda Finance	NR/A1/A+	75,785	15%	$1,780,948	20%	$23.50	11/30/2014
Cartus Corporation	NR/Caa3/CCC	62,267	12%	$1,120,806	13%	$18.00	1/31/2018
Sedgwick CMS	NR/B+/NR	58,067	11%	$1,179,009	13%	$20.30	10/31/2013
Compushare	NR/NR/NR	9,679	2%	$170,060	2%	$17.57	10/31/2017
Subtotal / Wtd. Avg.		474,373	94%	$8,910,817	100%	$18.78

Building II Management		666	0%	$0	0%	$0.00
Vacant Space		30,909	6%	$0	0%	$0.00
Total / Wtd. Avg.		505,948	100%	$8,910,817	100%	$18.78

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Royal Ridge

The following table presents certain information relating to the lease rollover at the Royal Ridge Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent per SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	666	$0.00	0%	0%	$0	0%	0%
2011	0	0	$0.00	0%	0%	$0	0%	0%
2012	0	0	$0.00	0%	0%	$0	0%	0%
2013	2	58,067	$20.30	11%	12%	$1,179,009	13%	13%
2014	1	75,785	$23.50	15%	27%	$1,780,948	20%	33%
2015	1	123,740	$14.25	24%	51%	$1,763,295	20%	53%
2016	0	0	$0.00	0%	51%	$0	0%	53%
2017	2	154,514	$19.85	31%	82%	$3,066,760	34%	87%
2018	1	62,267	$18.00	12%	94%	$1,120,806	13%	100%
Vacant	0	30,909	$0.00	6%	100%	$0	0%	100%
Total / Wtd. Avg.	8	505,948	$18.76	100%		$8,910,817	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Underwritten Base Rent per SF Rolling excludes vacant space.

The Market. The Royal Ridge Properties are located in the northwest portion of the Dallas – Fort Worth metropolitan statistical area (MSA), in the City of Irving, approximately 15 miles northwest of the Dallas central business district (CBD) and five miles east of the Dallas/Fort Worth International Airport.  The Royal Ridge Properties are situated to the north of the John Carpenter Freeway and to the west of Belt Line Road.

The Dallas – Fort Worth MSA had an estimated 2010 population of approximately 6,493,230 with a median household income of approximately $58,202.  The population of the Dallas – Fort Worth MSA grew by approximately 25.8% from 2000 to 2010 and is expected to grow by approximately 9.8% from 2010 to 2015.  The Dallas – Fort Worth MSA has outperformed the national economy in the recent economic recovery with total payroll employment in the MSA growing at approximately double the national pace throughout 2010 and into early 2011.  The unemployment rate in the Dallas – Fort Worth MSA was approximately 8.3% in 2010 and is expected to decrease to approximately 7.9% in 2011 and 7.7% in 2012.

The Royal Ridge Properties are located in the Las Colinas subsection of the Dallas – Fort Worth MSA.  Irving-Las Colinas is home to more than 10,000 local and multi-national companies and approximately 210,000 residents.   Las Colinas is a 12,000 acre mixed-use development that includes office, retail and light industrial uses.  The area is home to the global headquarters of five Fortune 500 companies, Exxon-Mobil, Celanese, Commercial Metals, Kimberly-Clark, Fluor and Flowserve.  Over 50 other Fortune 500 companies have a presence in the area, including Abbott Laboratories, Allstate Insurance, AT&T, Capital One Financial, Citi, FedEx, General Motors, Lennar Homes, Medco Health Solutions, Time Warner, Wells Fargo and Xerox. As of 2010, the estimated population within a one, three and five-mile radius of the Royal Ridge Properties was approximately 2,348, 32,646 and 130,963, respectively.  The population within a three-mile radius of the Royal Ridge Properties grew by approximately 31.1% from 2000 to 2010 and is expected to grow by approximately 10.5% from 2010 to 2015.  As of 2010, the estimated median household income within a one, three and five-mile radius was approximately $58,301, $71,141 and $64,259, respectively.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Royal Ridge

Six office rent comparables to the Royal Ridge Properties are shown in the chart below.

Competitive Property Summary
Property	Address	City	Rent PSF
Macarther Ridge II	909 Hidden Ridge Drive	Dallas	$17.25
Solana – Nine Village Court	9 Village Circle	Westlake	$19.81
Corporate Point at Las Colinas	5615 High Point Drive	Irving	$16.85
Sherman Street Commons	1200 Sherman Street	Richardson	$11.50
Plano Office Commons	601 Shilo Road	Plano	$10.15
Fuller Ridge I	4500 Fuller Drive	Irving	$14.00
Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Royal Ridge Properties:

Cash Flow Analysis
	2008	2009	2010	UW	UW per SF
Gross Potential Rent	$7,817,703	$8,382,409	$8,385,740	$9,467,179	$18.71
Total Reimbursements	$1,356,584	$1,161,772	$826,715	$805,974	$1.59
Concessions	($69,913)	$0	($965,567)	$0	$0.00
Other Income	$101,249	$102,626	$110,781	$104,885	$0.21
Less Vacancy & Credit Loss	$0	$0	$0	($1,332,202)	($2.63)
Effective Gross Income	$9,205,623	$9,646,807	$8,357,669	$9,045,836	$17.88
Total Operating Expenses	$3,579,676	$3,519,512	$3,358,731	$3,270,380	$6.46
Net Operating Income	$5,625,947	$6,127,295	$4,998,938	$5,775,456	$11.42
TI/LC	$0	$0	$0	$646,643	$1.28
Capital Expenditures	$0	$0	$0	$126,487	$0.25
Net Cash Flow	$5,625,947	$6,127,295	$4,998,938	$5,002,326	$9.89
Occupancy %	91.9%	92.0%	93.9%	87.0%
NOI DSCR	1.51x	1.65x	1.34x	1.55x
NCF DSCR	1.51x	1.65x	1.34x	1.34x
NOI Debt Yield	10.4%	11.3%	9.2%	10.7%
NCF Debt Yield	10.4%	11.3%	9.2%	9.2%
Average Annual Rent per SF	$15.45	$16.57	$16.57	$18.71

Escrows and Reserves.  The Royal Ridge Borrower deposited $790,195 in escrow for annual real estate taxes at loan origination and is required to escrow $98,774 monthly.  The Royal Ridge Borrower deposited $18,835 in escrow for annual insurance premiums and is required to escrow $9,418 for insurance premiums monthly.  The Royal Ridge Borrower deposited $60,625 in escrow for the estimated cost for the completion of required repairs.  In addition, the Royal Ridge Borrower is required to make monthly deposits of $42,162 for TI/LC reserves and $7,168 for replacement reserves.  The Royal Ridge Borrower also deposited $2,172,525 and $42,515 for reduced rent periods related to Verizon and Compushare, respectively.  With respect to a dispute with Cartus with respect to operating expense reimbursements, the Royal Ridge Borrower deposited $109,000 at loan origination.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Royal Ridge Mortgage Loan.  In addition, the Royal Ridge Borrower will be required to deposit all excess cash with respect to the Royal Ridge Mortgage Loan to be held by the mortgagee as additional security for the Royal Ridge Mortgage Loan during a Cash Sweep Period.  A “Cash Sweep Period” will generally commence if (i) the debt service coverage ratio is less than 1.20x for the immediately preceding six (6) month period and ending on the date the debt service coverage ratio equals or exceeds 1.35x for the immediately preceding six (6) month period, or (ii) one (1) year prior to the expiration of the Capital One, American Honda Finance, or Verizon leases.

Property Management. The Royal Ridge Properties are managed by Beacon Real Estate Services, LLC, an affiliate of the Royal Ridge Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Royal Ridge

Release of Properties.  The Royal Ridge Borrower may release any of the Royal Ridge Properties from the lien of the Royal Ridge Mortgage Loan through partial defeasance, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) defeasance of an amount equal to 125% of the allocated loan amount, (ii) the debt service coverage ratio immediately following the release is not less than 1.35x and (iii) the loan-to-value immediately following the release is not greater than 75%.

Terrorism Insurance.  The Royal Ridge Borrower is required pursuant to the loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Royal Ridge Properties.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	6300 Wilshire Boulevard

Mortgage Loan No. 8 – 6300 Wilshire Boulevard

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	6300 Wilshire Boulevard

Mortgage Loan No. 8 – 6300 Wilshire Boulevard

6300 Wilshire Boulevard
6300 Wilshire Boulevard
Los Angeles, CA 90048
SANTA MONICA MTS.
Santa Monica Mtns. Natl. Recr. Area
Studio City
Universal City
Universal Studios Hollywood
Griffith Park
Hollywood Bowl
Hollywood Reservoir
Hollywood Sign
Hollywood Fwy
Runyon Canyon Park
Hollywood & Highland Ctr.
Los Feliz
Franklin Ave
Hollywood Blvd
Sunset Blvd
Hollywood
Santa Monica Blvd
Paramount Studios
Melrose Ave
West Hollywood
MOCA Pacific Design Center
Beverly Center
Beverly Blvd
Farmers Market
Los Angeles Museum of the Holocaust
Los Angeles
Cedars-Sinai Medical Center
3rd St
Wilshire Blvd
LA County Museum of Art
La Brea Tarpits
Mid-Wilshire
Koreatown
Fairfax
Olympic Blvd
Pico Blvd
Venice Blvd
Mid-City
Washington Blvd
Santa Monica Fwy
Jefferson Blvd
Beverly Hills
Beverly Hills City Hall
Bel Air
University of California - Los Angeles
LA National Cemetery
Westwood
Century City
Century City Shopping Ctr.
20th Century Fox Studios
Hillcrest Country Club
Rancho Park Golf Course
Cheviot Hills
Westside Pavilion
San Diego Fwy
Los Angeles County
Santa Monica
Santa Monica Airport
Palms
Mar Vista
Culver City
SONY Pictures Studios
National Blvd
West Los Angeles College
Ladera Heights
Kenneth Hahn State Recr. Area
Inglewood
Venice
Marina del Rey
Fox Hills Mall
Loyola Marymount University
Westchester
Los Angeles Intl. Airport 8 miles
Santa Clarita
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
Pacific Ocean
Torrance
Long Beach
Huntington Beach

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	6300 Wilshire Boulevard

Mortgage Loan No. 8 – 6300 Wilshire Boulevard

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	6300 Wilshire Boulevard
Original Balance:	$53,000,000				Los Angeles, CA 90048
Cut-off Date Balance:	$53,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Net Rentable Area:	404,049 SF
Borrower Name(s):	Legacy Partners II 6300 Wilshire, LLC			Cut-off Date Principal Balance Per Unit/SF:	$131 per SF
Sponsor:	Legacy Partners Realty Fund II, LLC			Balloon/ARD Balance Per Unit/SF:	$131 per SF
Mortgage Rate:	5.382075%			Year Built / Year Renovated:	1970 / 2006
Note Date:	July 29, 2011			Title Vesting:	Fee
First Payment Date: Anticipated Repayment Date:	September 10, 2011 NAP			Property Manager:	Legacy Partners Commercial, L.P.; Legacy Partners CDS, Inc.
Maturity Date:	August 10, 2016
				Underwriting and Financial Information
IO Period:	60 months
Original Term to Maturity or ARD:	58 months			UW Revenues:	$10,717,907
Seasoning:	2 months			UW Expenses:	$4,719,779
Original Amortization Term:	NAP			UW NOI:	$5,998,128
Loan Amortization Type:	Full IO			UW NCF:	$5,189,775
Interest Accrual Basis:	Actual/360			UW NOI DSCR:	2.07x
Prepayment Provisions:	YM1(56), O(4)			UW NCF DSCR:	1.79x
Lockbox/Cash Management:	In Place / Hard			UW NOI Debt Yield:	11.3%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield:	9.8%
Subordinate Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	9.8%
Mezzanine Debt(1):	Yes
				Most Recent NOI (As of):	$5,867,401 (12/31/2010)
				Second Most Recent NOI (As of):	$6,934,983 (12/31/2009)
				Third Most Recent NOI (As of):	$7,210,144 (12/31/2008)

				Appraised Value:	$103,000,000
				Appraisal As-of Date:	March 15, 2011
Reserves

Type:	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	51.5%
Tax Reserves	$212,995	$106,498	NAP	LTV Ratio at Maturity/ARD:	51.5%
Insurance Reserves(2)	$0	Springing	NAP
Replacement Reserves	$0	$8,418	NAP	Occupancy Rate(3):	76.0% (July 6, 2011)
TI/LC Reserves	$1,250,000	$67,341	NAP	2nd Most Recent Occupancy:	75.7% (December 31, 2010)
				3rd Most Recent Occupancy:	84.1% (December 31, 2009)
				4th Most Recent Occupancy:	89.5% (December 31, 2008)
				5th Most Recent Occupancy:	86.8% (December 31, 2007)
				6th Most Recent Occupancy:	NAP

(1)	Mezzanine financing, in the original principal balance of $12 million, is in place. See Mezzanine Loan and Preferred Equity Interest for details.
(2)
Certain monthly reserves are required during a Cash Sweep Period.  The Insurance Reserve is not required if the 6300 Wilshire Boulevard Property is covered under a blanket insurance policy.  See “Escrows and Reserves” for details.

(3)	Current and historical occupancy percentages are based on borrower provided rent rolls and operating statements.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	6300 Wilshire Boulevard

The 6300 Wilshire Boulevard Mortgage Loan.

The Mortgage Loan.  The eighth largest mortgage loan (the “6300 Wilshire Boulevard Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $53,000,000, and is secured by a first priority fee mortgage encumbering the office property known as 6300 Wilshire Boulevard in Los Angeles, California (the “6300 Wilshire Boulevard Property”). The 6300 Wilshire Boulevard Mortgage Loan was originated on July 29, 2011 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC. The 6300 Wilshire Boulevard Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $53,000,000 and a fixed interest rate of 5.382075% per annum.  The 6300 Wilshire Boulevard Mortgage Loan refinanced and paid off the previous loan secured by the 6300 Wilshire Boulevard Property which was included in the WBCMT 2006-WL7A CMBS transaction.

The 6300 Wilshire Boulevard Mortgage Loan had an initial term of 60 months and has a remaining term of 58 months. The 6300 Wilshire Boulevard Mortgage Loan requires payments of interest only for its entire term with a scheduled maturity date of August 10, 2016.  Voluntary prepayment of the 6300 Wilshire Boulevard Mortgage Loan is permitted in whole only on any date together with the Yield Maintenance Premium and, if the prepayment is made other than on the Payment Date, interest which would have accrued through the next Payment Date. The 6300 Wilshire Boulevard Mortgage Loan is open to prepayment at par without any Yield Maintenance Premium during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is Legacy Partners II 6300 Wilshire, LLC, a single purpose Delaware limited liability company with two independent directors (the “6300 Wilshire Boulevard Borrower”). The 6300 Wilshire Boulevard Borrower is 31.1% indirectly owned by Legacy Partners Realty Fund II, LLC.  The 6300 Wilshire Boulevard Mortgage Loan sponsor and nonrecourse carve-out guarantor is Legacy Partners Realty Fund II, LLC.

Legacy Partners is an owner and operator of commercial and residential real estate in the western United States. Legacy Partners Commercial has acquired and developed 379 real estate assets at a cost of $8.7 billion. The company currently manages a portfolio of approximately 13 million sq. ft. valued in excess of $3.4 billion.

The Mortgaged Property. The 6300 Wilshire Boulevard Property consists of approximately 404,049 sq. ft., 21-story office building in the Mid-Wilshire district of Los Angeles with ground floor retail space. The subject area is commonly known as the “Miracle Mile”, approximately six miles west of downtown Los Angeles, just east of Beverly Hills and south of West Hollywood. The property is located on the southwest corner of Wilshire Blvd. and McCarthy Vista. It was constructed in 1970, renovated in 2006, and includes approximately 939 parking spaces, primarily within an eight level parking structure, four of which are subterranean. Based on a rent roll dated July 6, 2011, the property is 76.0% occupied and the largest three tenants are Advance Magazine Publishing, New York Life Insurance and Getty Images.

Major Tenants.

Advance Magazine Publishing (75,185 sq. ft., 18.6% of NRA, 25.7% of underwritten annual base rent). Advance Magazine Publishing leases approximately 75,185 sq. ft. from the 6300 Wilshire Boulevard Borrower. The lease began in January 1993 and has a current expiration date of March 31, 2014, with two remaining 5 year lease renewal options. Advance Magazine Publishers, Inc., is a private, New York based magazine publishing company that operates as a subsidiary of Advance Publications, Inc. Advance Publications, Inc., directly or through subsidiaries, owns Condé Nast Publications, Parade Publications, Fairchild Publications, American City Business Journals, and the Golf Digest Companies. In 2010, Forbes ranked the company the 47th largest private company in America.

New York Life Insurance (31,716 sq. ft., 7.8% of NRA, 11.1% of underwritten annual base rent). New York Life Insurance leases approximately 31,716 sq. ft. from the 6300 Wilshire Boulevard Borrower. The current lease began in October 2010 and has a current expiration of September 30, 2020. The tenant originally leased space in the building in January 1993. New York Life Insurance Company is a Fortune 100 Company and is the oldest and one of the largest mutual life insurance companies in America. The company operates in all 50 states and several markets in Asia and Latin America. New York Life Insurance Company is currently rated AAA by Fitch, Aaa by Moody’s, AA+ by S&P and A++ by AM Best.

Getty Images (21,817 sq. ft., 5.4% of NRA, 7.7% of underwritten annual base rent). Getty Images leases approximately 21,817 sq. ft. from the 6300 Wilshire Boulevard Borrower. The current lease began in December 2005 and has a current expiration date of November 30, 2015, with two 5 year lease renewal options. Getty Images (US), Inc., is a private company that creates and distributes visual and digital media contents. The company operates as a subsidiary of Getty Images, Inc.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	6300 Wilshire Boulevard

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF(2)	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
Advance Magazine Publishing	NR/NR/NR	75,185	19%	$2,327,968	26%	$30.96	03/31/2014
New York Life Insurance	AAA/Aaa/AA+	31,716	8%	$1,008,569	11%	$31.80	09/30/2020
Getty Images	NR/NR/NR	21,817	5%	$699,017	8%	$32.04	11/30/2015
Subtotal / Wtd. Avg.		128,718	32%	$4,035,554	45%	$31.35

Other Tenants		180,463	45%	$5,027,607	55%	$27.86
Vacant Space		94,868	23%	$0	0%	$0.00
Total / Wtd. Avg.		404,049	100%	$9,063,161	100%	$29.31(3)

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Information is based on the underwritten rent roll.
(3)	Total Annualized Underwritten Base Rent excludes vacant space.

The following table presents certain information relating to the lease rollover at the 6300 Wilshire Boulevard Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent per SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling(4)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2011	5	11,820	$30.95	3%	3%	$365,834	4%	4%
2012	7	31,090	$32.58	8%	11%	$1,012,776	11%	15%
2013	10	26,525	$27.71	7%	17%	$734,881	8%	23%
2014	7	97,239	$30.86	24%	41%	$3,000,613	33%	56%
2015	14	82,390	$30.52	20%	62%	$2,514,652	28%	84%
2016	1	2,066	$31.02	1%	62%	$64,087	1%	85%
2017	0	0	$0.00	0%	62%	$0	0%	85%
2018	1	4,051	$33.00	1%	63%	$133,683	1%	86%
2019	2	7,592	$30.04	2%	65%	$228,064	3%	89%
2020	1	31,716	$31.80	8%	73%	$1,008,569	11%	100%
2021 & Beyond	0	0	$0.00	0%	73%	$0	0%	100%
Vacant	0	109,560	$0.00	27%	100%	$0	0%	100%
Total / Wtd. Avg.	48	404,049	$29.31	100%		$9,063,161	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Base Rent per SF. Rolling excludes vacant space.
(4)	Total Underwritten Base Rent Rolling does not include base rent for tenants currently paying overage rent, percentage in lieu, or specialty/temporary tenant income.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	6300 Wilshire Boulevard

The Market. The 6300 Wilshire Boulevard Property is located in the West Los Angeles area within the Hollywood / Wilshire Corridor office market of Los Angeles, California. The property is located on the “Miracle Mile” section of Wilshire Blvd., approximately 6 miles west of downtown Los Angeles and one quarter mile east of Beverly Hills at the intersection of Wilshire Blvd. and McCarthy Vista. According to the property appraisal, the Hollywood / Wilshire Corridor office submarket had an approximately 16.9% vacancy rate during the fourth quarter of 2010, compared to an approximately 18.0% vacancy rate for the greater Los Angeles area total. The average asking lease rate in the overall submarket, which accounts for approximately 9.6% of the total rentable area for Los Angeles County, was approximately $2.09 per sq. ft. ($25.08, annualized). The chart below summarizes occupancy at six competitive buildings. The appraiser notes that the majority of these competitive properties have occupancy rates of approximately 84% or better and that the subject property has in recent years achieved occupancy of approximately 85% or better, according to Costar.

Competitive Property Summary
Property	Address	Occupancy
6420 Wilshire	6420 Wilshire Blvd.	46.5% (under renovation)
6500 Wilshire	6500 Wilshire Blvd.	99.5%
The New Wilshire	6100 Wilshire Blvd.	70.8%
5900 Wilshire	5900 Wilshire Blvd.	86.4%
Wilshire Courtyard	5700-5750 Wilshire Blvd.	86.2%
5670 Wilshire	5670 Wilshire Blvd.	84.3%
Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 6300 Wilshire Boulevard Property:

Cash Flow Analysis
	2008	2009	2010	UW	UW per SF
Gross Potential Rent(1)	$10,163,106	$10,278,013	$8,974,423	$11,702,116	$28.96
Total Reimbursements	$883,752	$836,778	$601,780	$601,780	$1.49
Other Income	$1,280,131	$1,076,749	$1,052,967	$1,052,967	$2.61
Less Vacancy & Credit Loss	$0	$0	($28,870)	($2,638,956)	($6.53)
Effective Gross Income	$12,326,990	$12,191,540	$10,600,300	$10,717,907	$26.53
Total Operating Expenses	$5,116,845	$5,256,557	$4,732,899	$4,719,779	$11.68
Net Operating Income	$7,210,144	$6,934,983	$5,867,401	$5,998,128	14.85
TI/LC(2)	$0	$0	$0	$832,341	$2.06
Capital Expenditures(2)	$0	$0	$0	$101,012	$0.25
Other Adjustments(3)	$0	$0	$0	($125,000)	$0.31
Net Cash Flow	$7,210,144	$6,934,983	$5,867,401	$5,189,775	$12.84
Occupancy %	89.5%	84.1%	75.7%	76.0%
NOI DSCR	2.49x	2.40x	2.03x	2.07x
NCF DSCR	2.49x	2.40x	2.03x	1.79x
NOI Debt Yield	13.6%	13.1%	11.1%	11.3%
NCF Debt Yield	13.6%	13.1%	11.1%	9.8%

(1)
During the economic downturn, property occupancy fell from approximately 90% to the current 76.0% underwritten occupancy rate. The Underwritten GPR includes contractual rent steps through January 1, 2012, totaling approximately $521,901. It also includes lease mark to market downward adjustments totaling approximately $845,111.

(2)
The loan sponsor provided a list of capital and TI/LC expenditures covering a period of approximately five years since the sponsors purchased the subject property in July 2006. The total, combined capital and TI/LC expenditures during that approximately 5 year period are represented as approximately $6,994,043.

(3)	Underwriting includes an adjustment to offset underwritten TI/LC expenses with a portion of the up-front collected $1,250,000 TI/LC reserve.

Escrows and Reserves.  The 6300 Wilshire Boulevard Borrower is required to deposit $106,498 per months for taxes and on-going reserves for insurance (unless the Property is part of a “blanket” policy acceptable to Lender) in the amount of 1/12 the annual estimated tax payments and insurance premiums (if required), and $67,341 per month for tenant improvements and leasing commissions (TI/LCs) and $8,418 per month for capital expenditures.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 6300 Wilshire Boulevard Loan.  Prior to the occurrence of a Cash Sweep Period, all funds remitted to the Restricted Account pursuant to the hard lockbox will be disbursed as

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	6300 Wilshire Boulevard

designated by the 6300 Wilshire Boulevard Borrower.  To the extent there is an on-going Cash Sweep Period, all funds remitted to the Restricted Account pursuant to the hard lockbox will be directed to the Deposit Account and applied pursuant to the waterfall of payment priorities amongst other things to pay interest on the 6300 Wilshire Boulevard Loan and to fund the on-going reserves.  Remaining available funds at the bottom of such waterfall will be deposited in an excess cash flow subaccount and applied if the Cash Sweep Period is due to a Debt Service Coverage Ratio Event to pay extraordinary expenses approved by lender.  A “Cash Sweep Period” shall mean the occurrence of (a) an Event of Default or (b) a Debt Service Coverage Ratio Event which happens when the actual Debt Service Coverage Ratio (based upon projected annualized income and trailing-twelve month expenses) falls below 1.05x for a trailing three-month period until such ratio equals or exceeds 1.05x for three (3) consecutive calendar months (or until a letter of credit is delivered in an amount which if drawn and applied to repay the 6300 Wilshire Boulevard Mortgage Loan would result in an actual Debt Service Coverage Ratio equal to 1.20x).

Property Management. The 6300 Wilshire Boulevard Property is managed by Legacy Partners Commercial, L.P. and Legacy Partners CDS, Inc. which are affiliated with the loan sponsor, Legacy Partners Realty Fund II, LLC.

Mezzanine Loan and Preferred Equity.  The related sponsors of the 6300 Wilshire Boulevard Mortgage Loan have incurred mezzanine financing, secured by pledges of 100% of the direct and indirect equity interests in the related borrower, in the original principal amount of $12,000,000. The mezzanine lenders are Pearlmark Mezzanine Realty Partners III, L.L.C. and TMRP III Co-Investment, L.L.C., and/or their affiliate(s).  The mezzanine loan has an outstanding principal balance as of the Cut-off Date of $12,000,000, accrues interest at a rate of 9.000% per annum and is an interest only loan.  The holders of the 6300 Wilshire Boulevard Mortgage Loan and the 6300 Wilshire Boulevard mezzanine loan have entered into an intercreditor agreement that governs the rights and duties of such parties.  The 6300 Wilshire Boulevard intercreditor agreement provides, that, among other things:  the holder of the mezzanine loan has certain rights with respect to the 6300 Wilshire Boulevard Mortgage Loan, including, among others, the following:  (i) the holder of the mezzanine loan has the right to cure monetary events of default under the 6300 Wilshire Boulevard Mortgage Loan within seven (7) business days of the later of the giving of notice of the subject event of default by the holder of the 6300 Wilshire Boulevard Mortgage Loan and the last date that the 6300 Wilshire Boulevard Borrower has to cure, if any cure period is available to the 6300 Wilshire Boulevard Borrower; provided, however, that with respect to payments of interest, in no event may the cure period for the holder of the mezzanine loan extend beyond four (4) consecutive months unless the holder of the mezzanine loan has commenced and is continuing to diligently pursue its rights against the mezzanine loan collateral; (ii) the holder of the mezzanine loans has the right to cure non-monetary events of default with respect to the 6300 Wilshire Boulevard Mortgage Loan within any applicable cure period available to the 6300 Wilshire Boulevard Borrower plus an additional ten (10) business days; provided, however, if the non-monetary event of default cannot reasonably be cured within the applicable cure period (or if the default is not susceptible of cure without foreclosure of the collateral) and the holder of the mezzanine loan commenced curative action within the applicable cure period, and is diligently pursing the cure (or in some cases is diligently pursuing foreclosure of the collateral), then, subject to certain conditions, the holder of the mezzanine loan will be given an additional cure period as is reasonably necessary for the holder of the mezzanine loan in the exercise of due diligence to cure the non-monetary event (or to complete foreclosure under certain circumstances); (iii) if (a) the 6300 Wilshire Boulevard Mortgage Loan has been accelerated, (b) a bankruptcy proceeding has been commenced by or against the 6300 Wilshire Boulevard Borrower, (c) a monetary event of default has occurred and is continuing under the 6300 Wilshire Boulevard Mortgage Loan documents, (d) any proceeding to foreclose or otherwise enforce the 6300 Wilshire Boulevard Mortgage Loan or other security for the 6300 Wilshire Boulevard Mortgage Loan has been commenced or (e) the 6300 Wilshire Boulevard Mortgage Loan is a “specially serviced mortgage loan” under the pooling and servicing agreement, trust and servicing agreement or similar agreement, the holder of the mezzanine loan has the right to purchase the 6300 Wilshire Boulevard Mortgage Loan, in whole but not in part, at a price generally equal to the unpaid principal balance of the 6300 Wilshire Boulevard Mortgage Loan, plus accrued and unpaid interest and other amounts due thereon (including, without limitation, any protective advances and interest charged thereon, plus any expenses incurred in connection with enforcing the 6300 Wilshire Boulevard Mortgage Loan documents and P&I Advances and interest on any P&I Advances made with respect to the 6300 Wilshire Boulevard Mortgage Loan pursuant to the Pooling and Servicing Agreement); (iv) the holder of the 6300 Wilshire Boulevard Mortgage Loan is required to obtain the prior consent of the holder of the mezzanine loan to several types of material modifications with respect to the 6300 Wilshire Boulevard Mortgage Loan; and (v) the holder of the mezzanine loan has the right, pursuant to the mezzanine loan documents, under certain circumstances, to cause the 6300 Wilshire Boulevard Borrower to terminate and replace the related property manager.  In addition, the intercreditor agreement specifies that the 6300 Wilshire Boulevard mezzanine loan may be transferred to certain “qualified transferees” (as defined in the intercreditor agreement).  With respect to the transfer of any or all of the mezzanine loan to a loan pledgee, the intercreditor agreement restricts a loan pledgee which is not a qualified transferee from taking title to the pledged equity without the consent of the holder of greater than 50% of the interests in the 6300 Wilshire Boulevard Mortgage Loan.  See “Risk Factors – A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates” in the Free Writing Prospectus.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Founders Portfolio

Mortgage Loan No. 9 – Founders Portfolio

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Founders Portfolio

Mortgage Loan No. 9 – Founders Portfolio

Kansas City
Kansas City
Downtown
Independence
Bonner Springs
Wyandotte County
Kansas River
Shawnee
Merriam
Mission
Roeland Park
Mission Hills
Prairie Village
Overland Park
Lenexa
Olathe
Leawood
Johnson County
Jackson County
Raytown
Grandview
Belton
Kansas
Missouri
Johnson County Executive Airport
1

Founders Portfolio	
1 US Bank at Deercreek Commons	12800 Foster Street Overland Park, KS 66213
2 Nissan Parts Redistribution and Export Center	445 Couchville Industrial Boulevard Mount Juliet, TN 37122

Nashville
Green Hill
Lebanon
Mount Juliet
Wilson County
Davidson County
Downtown
Nashville International Airport
J. Percy Priest Reservoir
Rural Hill
Oak Hill
La Vergne
Smyrna
Brentwood
Nolensville
Williamson County
Rutherford County
2

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Founders Portfolio

Mortgage Loan No. 9 – Founders Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Portfolio
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	Various
Original Balance:	$50,000,000				Overland Park, KS & Mount Juliet, TN
Cut-off Date Balance:	$49,947,797			General Property Type:	Various
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Various
Loan Purpose:	Acquisition			Net Rentable Area:	902,338 SF
Borrower Name(s):	Whiterock 445 Couchville Mount Juliet Tennessee LLC; Whiterock 12800 Foster Overland Park Kansas LLC			Cut-off Date Principal Balance Per Unit/SF:	$55 per SF
Sponsor:	Whiterock Real Estate Investment Trust			Balloon/ARD Balance Per Unit/SF:	$47 per SF
Mortgage Rate:	5.750%			Year Built / Year Renovated:	2006 / NAP & 2010 / NAP
Note Date:	August 9, 2011			Title Vesting:	Fee and Leasehold & Fee
First Payment Date:	October 1, 2011			Property Manager:	Whiterock Property Management, Inc.
Anticipated Repayment Date:	NAP
Maturity Date:	September 1, 2021
				Underwriting and Financial Information
IO Period:	None			UW Revenues:	$7,112,320
Original Term to Maturity or ARD:	120 months			UW Expenses:	$1,724,770
Seasoning:	1 months			UW NOI:	$5,387,550
Original Amortization Term:	360 months			UW NCF:	$4,802,573
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.54x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.37x
Prepayment Provisions:	LO(25), D(89), O(6)			UW NOI Debt Yield:	10.8%
Lockbox/Cash Management:	In Place / Hard			UW NCF Debt Yield:	9.6%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.4%
Subordinate Mortgage Debt:	None
Mezzanine Debt:	Future Mezzanine			Most Recent NOI (As of):	$4,617,552 (2011 Budget)
				Second Most Recent NOI (As of):	NAP
				Third Most Recent NOI (As of):	NAP
Reserves
Type:	Initial	Monthly	Cap	Appraised Value:	$77,000,000
Tax Reserves	$287,716	$20,944	NAP	Appraisal As-of Date:	Various
Insurance Reserves(1)	$0	Springing	NAP
Replacement Reserves	$0	$9,063	NAP	Cut-off Date LTV Ratio:	64.9%
Other Reserves(2)	$545,626	$180,065	NAP	LTV Ratio at Maturity/ARD:	54.8%

				Occupancy Rate(3):	100.0% (October 1, 2011)
				2nd Most Recent Occupancy:	100.0% (Average 2010)
				3rd Most Recent Occupancy:	NAP
				4th Most Recent Occupancy:	NAP
				5th Most Recent Occupancy:	NAP
				6th Most Recent Occupancy:	NAP

(1)	The Founders Portfolio Borrower will be required to escrow for insurance should the properties no longer be covered by a blanket insurance policy. See “–Escrows and Reserves” for details.
(2)
The Founders Portfolio Borrower is required to escrow $185,496 initially for a Nissan rent reserve, as well as, $360,130 initially and $180,065 monthly for payments due under a ground lease. See “–Escrows and Reserves” for details.

(3)	Current and historical occupancy percentages are based on borrower provided rent rolls and operating statements.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Founders Portfolio

The Founders Portfolio Mortgage Loan.

The Mortgage Loan.  The ninth largest mortgage loan (the “Founders Portfolio Mortgage Loan”) is a acquisition loan evidenced by a note in the original principal amount of $50,000,000, and is secured by a first priority fee mortgage encumbering one suburban office property and a first priority fee and leasehold interest in one industrial distribution center known as Founders Portfolio in Overland Park, Kansas and Mount Juliet, Tennessee (the “Founders Portfolio Properties”). The Founders Portfolio Mortgage Loan was originated on August 9, 2011 by or on behalf of Bank of America, National Association. The Founders Portfolio Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $49,947,797 and a fixed interest rate of 5.750% per annum.

The Founders Portfolio Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months. The Founders Portfolio Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of September 1, 2021.  Voluntary prepayment of the Founders Portfolio Mortgage Loan is prohibited prior to the final five (5) months of the loan term. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.  The Founders Portfolio Mortgage Loan is open to prepayment at par during the final five (5) months of the loan term.

The Borrower and the Sponsor.  The borrowers, Whiterock 445 Couchville Mount Juliet, Tennessee, LLC, and Whiterock 12800 Foster Overland Park, KS, LLC are single-purpose Delaware limited liability companies with two independent directors (together, the “Founders Portfolio Borrower”).  Equity ownership in the Founders Portfolio Borrower is held by Whiterock U.S. Holdings, Inc., which is 100% owned by the sponsor, Whiterock Real Estate Investment Trust.

The sponsor and non-recourse guarantor, Whiterock Real Estate Investment Trust is an open-ended real estate investment trust that owns and operates office, industrial and retail properties primarily across Canada headquartered in Toronto, Ontario.  As of June 30, 2011, Whiterock Real Estate Investment Trust operated approximately 73 office, retail and industrial properties totaling over 5.5 million sq. ft.

The Mortgaged Properties.  The Founders Portfolio Properties consists of an industrial distribution center in Mount Juliet, Tennessee and a suburban office building in Overland Park, Kansas.  Nissan Parts Redistribution and Export Center is an industrial distribution center built in 2010 containing approximately 717,160 sq. ft. located in Mount Juliet, Tennessee.  U.S. Bank at Deercreek Commons is a class “A” suburban office building built in 2006 containing 185,178 sq. ft. located in Overland Park, Kansas.

The following table presents certain information relating to the Founders Portfolio Properties:

Property	Location	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built / Renovated	Percent Leased	Net Rentable Area (SF)
Nissan Parts Redistribution and Export Center	Mount Juliet, TN	$25,168,695	50%	$38,800,000	2010	100%	717,160
U.S. Bank at Deercreek Commons	Overland Park, KS	$24,779,102	50%	$38,200,000	2006	100%	185,178
Total		$49,947,797	100%	$77,000,000			902,338

Major Tenants.

Nissan North America, Inc. (717,160 sq. ft.; 79.5% NRA, 50.3% of underwritten base rent).  Nissan North America, Inc. (“Nissan”) occupies approximately 717,160 sq. ft. under a lease expiring March 31, 2026 with two, five-year extension options.  The lease provides for a rental rate of $4.05 per sq. ft. as of April 1, 2012, $4.32 per sq. ft. on April 1, 2016 and increasing to $4.62 per sq. ft. on April 1, 2021.  Nissan has the option to terminate the lease as of March 2021 with 12 months notice and payment of a $5.1 million termination fee.  Nissan occupies 100.0% of the Nissan Parts Redistribution and Export Center property.  Nissan North America Inc. was created to coordinate all of Nissan’s various activities in North America to enhance design, development, manufacturing and marketing of Nissan vehicles.  Nissan markets eleven vehicle lines through 1,100 dealers in the United States.  Nissan is a subsidiary of Nissan Motor Co., Ltd., a Japan-based automotive company that engages in the manufacture and sale of automotive products, industrial machinery, and marine equipment in Japan, North America and Europe.  As of the year ended March 31, 2011, Nissan Motor Co., Ltd., reported revenue of approximately 8.7 trillion yen and net income of approximately 319.2 billion yen.  Nissan Motor Co., Ltd. is currently rated “BBB-” by Fitch and “BBB+” by S&P.

U.S. Bank, N.A. (185,178 sq. ft.; 20.5% NRA; 49.7% of underwritten base rent).  US Bank, N.A. (“U.S. Bank”) occupies approximately 185,178 sq. ft. under a lease expiring November 30, 2020 with two, five-year extension options.  The lease provides for a rental rate of $15.52 per sq. ft. as of November 1, 2011 that increases to $17.01 per sq. ft. on November 1, 2016.  U.S. Bank has the option to terminate the lease as of November 2018 with 12 months notice and payment of a $3.85 million termination fee. U.S. Bank occupies 100.0% of the U.S. Bank at Deercreek Commons property, operating their largest call center nationwide at the location.  U.S. Bancorp

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Founders Portfolio

(NYSE: USB), the parent company of U.S. Bank, N.A., was the 5th largest bank in the United States.  U.S. Bank operates approximately 3,086 banking offices, 5,086 ATMs in 25 states, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.  As of the year ended December 31, 2010, U.S. Bank reported revenue of approximately $20.5 billion and net income of approximately $3.3 billion.  U.S. Bank is currently rated “AA-” by Fitch, “Aa2” by Moody’s and “AA-” by S&P.

The following table presents certain information relating to the tenants at the Founders Portfolio Properties:

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
Nissan North America	BBB-/NR/BBB+	717,160	79.5%	$2,904,498	50.3%	$4.05	3/31/2026
U.S. Bank	AA-/Aa2/AA-	185,178	20.5%	$2,873,963	49.7%	$15.52	11/30/2020
Total / Wtd. Avg.		902,338	100%	$5,778,461	100%	$6.40

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The Market. The Nissan Parts Redistribution and Export Center property is located in the Nashville metropolitan statistical area (MSA) in the Wilson County submarket, approximately 20 miles southeast of the Nashville central business district (CBD).  The property is located on Couchville Industrial Boulevard just south of the intersection of Couchville Pike.  The Nashville MSA had an estimated 2011 population of approximately 1,343,300 and an average household income of approximately $69,518.  The population of the Nashville MSA grew by approximately 2.0% annually from 2001 to 2010, which was twice the population growth rate of the national average, and is expected to grow by approximately 1.3% annually through 2015.  The unemployment rate in the Nashville MSA was approximately 8.8% as of 2011, which was below the state and national rates of 9.6% and 8.9%, respectively.  Nissan North America (approximately 5,850 employees) ranks as the 3rd largest private employer in the Nashville MSA along with Vanderbilt University & Medical Center (approximately 20,968 employees), Saint Thomas Health Services  (approximately 6,500 employees), HCA, Inc. (approximately 5,447 employees) and Wal-Mart Stores, Inc. (approximately 4,500 employees).

The Nissan Parts Redistribution and Export Center property is located in the Wilson Country submarket within the Nashville MSA.  The property’s immediate area is developed with industrial uses including light manufacturing, distribution and warehousing.  The local area is primarily warehouse/industrial facilities with some single-family residential developments.   As of 2010, the estimated population within a one, three and five-mile radius of the Nissan Parts Redistribution and Export Center property was approximately 234, 2,529, and 8,645, respectively.  As of 2010, the estimated average household income within a one, three and five-mile radius was approximately $69,215, $71,605 and $74,412.

Four (4) industrial national credit tenant leases from around the United States that are comparable to the Nissan Parts Redistribution are shown in the chart below:

Industrial Rent Comparable Properties
Tenant Name	Address	Location	Year Built	Total NRA	Rent PSF
Home Depot	16500 Hunters Green	Hagerstown, MD	2000	824,298	$3.76
Goodyear	2750 Creekside Parkway	Lockbourne, OH	1997	643,093	$2.98
hhgregg	14301 Mattawoman Drive	Brandywine, MD	1998	393,440	$2.50
Igloo Products, Corp.	777 Igloo Road	Katy, TX	2004	914,195	$3.15
Source: Appraisal

The U.S. Bank at Deercreek Commons property is located in the Kansas City MSA in the city of Overland Park, approximately 15 miles southwest of the Kansas City CBD.   The U.S. Bank at Deercreek Commons property is located on Foster Street with 119th Street to the north, Mission Road to the east, 151st Street to the south and Antioch Road to the west.  The Kansas City MSA has an estimated 2011 population of approximately 2,111,000 and an average household income of approximately $72,163.  The population of the Kansas City MSA grew by 1.3% annually from 2001 to 2010, which was above the national average of 0.9%, and is expected to grow by 1.0% annually through 2015.  The largest private employers in the Kansas City MSA include Wal-Mart Stores, Inc. (approximately 7,400 employees), McDonald’s USA LLC (approximately 7,000 employees), Sprint Corporation (approximately 6,900 employees), Saint Luke’s Health System (approximately 6,403 employees) and HCA Midwest Health Systems (approximately 5,296 employees).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Founders Portfolio

The U.S. Bank at Deercreek Commons property is located in Overland Park City in the South Johnson Country submarket of Johnson County.  Overland Park and Johnson Country have had annual population growth of 1.74% and 1.96%, respectively since 2000, which has outpaced the larger Kansas City MSA.  Annual household income for 2010 was estimated at $99,870 and $96,413 for Overland Park City and Johnson County, respectively.  Sprint Campus, the headquarters for Sprint Nextel Corporation, is located to the north of the U.S. Bank at Deercreek Commons property and includes more than 3.9 million sq. ft. of office space.  Tenants at the Sprint Campus include JP Morgan Chase, Key Bank, MIQ Logistics, Apria Healthcare, Carecentric and UnitedLex Corp.

Four office rent comparables to the U.S. Bank at Deercreek Commons are shown in the chart below:

Competitive Property Summary
Tenant Name	Address	Location	Year Built	Total NRA	Rent PSF
NAP (Confidential)	North Johnson County	Overland Park, KS	2000	110,000	$15.40
Uhlig	8455 Lenexa Drive	Lenexa, KS	2000	77,828	$12.70
Teva Neuroscience, Inc.	901 East 104th Street	Kansas City, MO	1984	33,054	$13.31
Verizon	10740 Nall Avenue	Overland Park, KS	1999	41,470	$12.31
Listing	Sprint Campus – Building 1	Overland Park, KS	1999	178,673	$15.15
Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Founders Portfolio Properties:

Cash Flow Analysis
	2011 Budget	UW	UW per SF
Gross Potential Rent	$5,281,728	$5,778,461	$6.40
Total Reimbursements	$1,701,061	$1,708,504	$1.89
Other Income	$0	$0	$0.00
Rental Concessions	($654,409)	($374,645)	($0.42)
Effective Gross Income	$6,328,380	$7,112,320	$7.88
Total Operating Expenses	$1,710,821	$1,724,770	$1.91
Net Operating Income	$4,617,559	$5,387,550	$5.97
TI/LC	$0	$466,967	$0.52
Capital Expenditures	$0	$118,010	$0.13
Net Cash Flow	$4,617,559	$4,802,573	$5.32
Occupancy %	100.0%	95.0%
NOI DSCR	1.32x	1.54x
NCF DSCR	1.32x	1.37x
NOI Debt Yield	9.2%	10.8%
NCF Debt Yield	9.2%	9.6%
Average Annual Rent per SF	$5.85	$6.40

Escrows and Reserves.  The Founders Portfolio Borrower deposited $287,716 in escrow for annual real estate taxes at loan origination and is required to escrow $20,944 monthly.  The Founders Portfolio Borrower maintains insurance under an acceptable blanket insurance policy. If such blanket policy is discontinued, the Founders Portfolio Borrower is required to escrow 1/12 of the estimated insurance premiums monthly. The Founders Portfolio Borrower is required to make monthly deposits of $9,063 for replacement reserves. In addition, the Founders Portfolio Borrower is also required to make an initial deposit of $185,496 as a rent reserve for Nissan to be held until the tenant is paying annual base rent of $4.05 per sq. ft.   The Founders Portfolio Borrower deposited $360,130 in escrow and is required to make monthly deposits for $180,065 for payments due under the ground lease at the U.S. Bank at Deercreek Commons property.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Founders Portfolio Mortgage Loan.  In addition, the Founders Portfolio Borrower will be required to deposit all excess cash with respect to the Founders Portfolio Mortgage Loan to be held by the mortgagee as additional security for the Founders Portfolio Mortgage Loan during a Cash Sweep Period.  A “Cash Sweep

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Founders Portfolio

Period” will generally commence if (i) the debt service coverage ratio for the immediately preceding six (6) month period is less than 1.10x for the immediately preceding six (6) month period and ending on the date the debt service coverage ratio equals or exceeds 1.15x for the immediately preceding six (6) month period, or (ii) the date upon which either U.S. Bank or Nissan (a) cease operations at the applicable properties, (b) deliver notice to terminate their respective leases, or (c) failure by U.S. Bank to exercise their extension option 18 months prior to lease expiration and ending upon the date that either (y) U.S. Bank or Nissan cures or revokes, as applicable, the condition set forth in (a) – (c) above or (z) U.S. Bank or Nissan, as applicable, is replaced as a tenant by an investment grade tenant at the applicable property.

Property Management. The Founders Portfolio Properties are managed by Whiterock Property Management, Inc., an affiliate of the Founders Portfolio Borrower.

Ground Lease and PILOT Program. The U.S. Bank at Deercreek Commons property is subject to a ground lease with the City of Overland Park, Kansas (“City”) that matures in October 2016 (with one five-year extension). The City has created a Payment in Lieu of Tax Agreement ("PILOT") in conjunction with the issuance of certain private activity revenue bonds (“Bonds”).  The City maintains the fee ownership of the property and has ground leased the property to Whiterock 12800 Foster Overland Park, KS, LLC, one of the Founders Portfolio Borrowers, for a term equal to the term of the PILOT. In exchange, Whiterock 12800 Foster Overland Park, KS, LLC, one of the Founders Portfolio Borrowers, holds the Bonds, pays ground rent payments equal to the debt service payments due under the Bonds, and benefits from a partial property tax abatement with respect to the property. The ground lease includes an option to purchase the property at a price equal to any remaining outstanding principal and interest due under the Bonds plus $100. The collateral for the Founders Portfolio Mortgage Loan includes a first priority leasehold mortgage on the borrower’s ground lease interest as well as a first priority fee mortgage granted by the City. Lender has also received an assignment of the Bonds as additional collateral for the Founders Portfolio Mortgage Loan. See “Risk Factors—Leasehold Interests Entail Certain Risks Which May Adversely Affect Payments on Your Certificates” in the Free Writing Prospectus for more information about leasehold mortgagee protective provisions relating to this ground lease.

Mezzanine Loan and Preferred Equity.  Future mezzanine financing is permitted subject to various conditions including: (i) confirmation that Nissan has exercised its expansion option under its lease and the Founders Portfolio Borrower has completed the Nissan expansion work as required under the loan documents; (ii) the amount will not result in an aggregate loan-to-value greater than 65% and an aggregate debt service coverage ratio less than 1.30x; (iii) the loan is made by a qualified transferee as described in the loan documents and (iv) confirmation from applicable rating agencies that no downgrade, withdrawal or qualification to current ratings on the Series 2011-C3 certificates resulting from mezzanine financing.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Additional Unsecured Indebtedness.  The Founders Portfolio Borrower is permitted to receive certain unsecured subordinated loans from its principals or affiliates subject to various conditions including (i) such loans are made for the sole purpose of minimizing cross border tax implications in connection with the Founders Portfolio Borrower’s ownership of the Founders Portfolio Properties, (ii) the mortgagee has received an acceptable subordination and intercreditor agreement and (iii) the aggregate balance of such unsecured subordinated loans, together with the Founders Portfolio Mortgage Loan, must not exceed 80% of the value of the Founders Portfolio Properties.

Release of Properties.  Not permitted.

Expansion.  Provided no event of default has occurred, the Founders Portfolio loan documents permit Nissan to expand its facilities at the Nissan Parts Redistribution and Export Center property by up to 484,758 sq. ft. as set forth in the Nissan lease (as amended). Whiterock Real Estate Investment Trust shall provide the guaranty of performance of Borrower’s obligations with regard to the expansion costs and shall indemnify Lender against any losses, claims and damages suffered by reason of Borrower’s failure to satisfy its obligations of expansion.

Terrorism Insurance.  The Founders Portfolio Borrower is required pursuant to the loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Founders Portfolio Properties.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Courtyard by Marriott Waikiki

Mortgage Loan No. 10 – Courtyard by Marriott Waikiki

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Courtyard by Marriott Waikiki

Mortgage Loan No. 10 – Courtyard by Marriott Waikiki

Courtyard by Marriott Waikiki
400 Royal Hawaiian Avenue
Honolulu, HI 96815
Oahu
KO'OLAU RANGE
HONOLULU COUNTY
Honolulu
Honolulu International Airport
Fort Shafter
Mamala Bay
Honolulu Harbor
Pacific Ocean
Maunalua Bay
University of Hawaii at Manoa
Chaminade University of Honolulu
Waahila Ridge State Recr. Area
Diamond Head State Monument
Kapi'olani Community College
Kahala Mall
Honolulu Zoo
Waikiki Beach
Waikiki Shell
Waikiki Aquarium
Royal Hawaiian Center
Ft. DeRussy Beach Park
Ala Moana State Recr. Area
Ala Moana Center
Hawaii Convention Center
Shriners Hosp.
Queens Medical Center
State Capitol
Hawaii Pacific University
The Waterfront at Aloha Tower Marketplace
Shops of Dole Cannery
National Mem. Cemetery of the Pacific
Hawaii Medical Center - East
Tripler Army Medical Center
Hoomaluhia Park
Konahuanui
Lunalilo Fwy
Pali Hwy
Likelike Hwy
Kapiolani Blvd
Ala Moana Blvd
Monsarrat Ave
Kalakaua Ave
Diamond Head Rd
Kahala Ave
Kilauea Ave
Manoa Rd
University Ave
King St
Camp HM Smith
Kauai
Oahu
Honolulu
Kaneohe
Lahaina
Kahului
Maui
Wailea
Waimea
Kailua
Hilo
Hawaii
Pacific Ocean

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Courtyard by Marriott Waikiki

Mortgage Loan No. 10 – Courtyard by Marriott Waikiki

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	400 Royal Hawaiian Avenue
Original Balance:	$47,500,000				Honolulu, HI 96815
Cut-off Date Balance:	$47,357,917			General Property Type:	Hospitality
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Units:	401 Rooms
Borrower Name(s):	RP/LCPB Waikiki Hotel Owner, LLC			Cut-off Date Principal Balance Per Unit/SF:	$118,100 per Room
Sponsor:	Lodging Partners Capital; Rockpoint Real Estate Fund III, L.P.			Balloon/ARD Balance Per Unit/SF:	$110,238 per Room
Mortgage Rate:	5.500%			Year Built / Year Renovated:	1958-1969 / 2006
Note Date:	June 29, 2011			Title Vesting:	Fee
First Payment Date:	August 10, 2011			Property Manager:	Outrigger Hotels Hawaii
Anticipated Repayment Date:	NAP
Maturity Date:	July 10, 2016
				Underwriting and Financial Information
IO Period:	None			UW Revenues:	$17,200,028
Original Term to Maturity or ARD:	60 months			UW Expenses:	$11,351,756
Seasoning:	3 months			UW NOI:	$5,848,272
Original Amortization Term:	360 months			UW NCF:	$5,027,292
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.81x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.55x
Prepayment Provisions:	YM1(35),O(25)			UW NOI Debt Yield:	12.3%
Lockbox/Cash Management:	In Place / Soft			UW NCF Debt Yield:	10.6%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.4%
Subordinate Mortgage Debt:	None
Mezzanine Debt:	None			Most Recent NOI (As of):	$5,767,585 (TTM 4/30/2011)
				Second Most Recent NOI (As of):	$4,702,483 (12/31/2010)
Reserves				Third Most Recent NOI (As of):	$2,899,289 (12/31/2009)

Type:	Initial	Monthly(1)	Cap	Appraised Value:	$87,400,000
Tax Reserves	$0	$32,651	NAP	Appraisal As-of Date:	June 6, 2011
Insurance Reserves	$0	$21,932	NAP
FF&E Reserves	$0	$74,723	NAP	Cut-off Date LTV Ratio:	54.2%
Other Reserves	$500,000(2)	$0	NAP	LTV Ratio at Maturity/ARD:	50.6%

				Occupancy Rate(3):	86.9% (April 30, 2011)
				2nd Most Recent Occupancy:	83.0% (Average 2010)
				3rd Most Recent Occupancy:	68.5% (Average 2009)
				4th Most Recent Occupancy:	53.5% (Average 2008)
				5th Most Recent Occupancy:	NAP
				6th Most Recent Occupancy:	NAP

(1)
Certain lender controlled monthly reserves are required in the event that Outrigger Hotels Hawaii is no longer the manager under the Management Agreement. Outrigger Hotels currently collects, holds, and disburses reserves for taxes, insurance and FF&E., in accordance with the property management agreement. The accounts are in the name of Outrigger Hotels Hawaii, as agent for the borrower, for the benefit of the lender. The monthly collections listed above represent the current Outrigger Hotels Hawaii escrow collections. See “Escrows and Reserves” for details.

(2)
At closing $500,000 was deposited into a post-closing reserve, which is to be disbursed to the Courtyard by Marriott Waikiki Borrower upon delivery of a final zoning report (which incorporates a zoning letter from the City and County of Honolulu in a prescribed form) and lender’s determination to its satisfaction that any building and zoning violations have been cured. The lender has determined that all conditions for release have now been met.

(3)	Current and historical occupancy percentages are based on borrower provided operating statements.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Courtyard by Marriott Waikiki

The Courtyard by Marriott Waikiki Mortgage Loan.

The Mortgage Loan.  The tenth largest mortgage loan (the “Courtyard by Marriott Waikiki Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal amount of $47,500,000, and is secured by a first priority fee mortgage encumbering the hospitality property known as Courtyard by Marriott Waikiki in Honolulu, Hawaii (the “Courtyard by Marriott Waikiki Property”). The Courtyard by Marriott Waikiki Mortgage Loan was originated on June 29, 2011 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC. The Courtyard by Marriott Waikiki Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $47,357,917 and a fixed interest rate of 5.500% per annum.

The Courtyard by Marriott Waikiki Mortgage Loan had an initial term of 60 months and has a remaining term of 57 months. The Courtyard by Marriott Waikiki Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of July 10, 2016.  Voluntary prepayment of the Courtyard by Marriott Waikiki Mortgage Loan is permitted in whole only on any date together with, for any prepayment prior to July 10, 2014, the Yield Maintenance Premium and, if the prepayment is made other than on the Payment Date, interest which would have accrued through the next Payment Date.  The Courtyard by Marriott Waikiki Mortgage Loan is open to prepayment at par during the final 24 months of the loan term.

The Borrower and the Sponsor.  The borrower is RP/LCPB Waikiki Hotel Owner, LLC, a single purpose Delaware limited liability company with one independent director (the “Courtyard by Marriott Waikiki Borrower”). The Courtyard by Marriott Waikiki Borrower is 5% indirectly owned by Lodging Capital Partners, LLC and 95% indirectly owned by Rockpoint Real Estate Fund III, L.P.

The Courtyard by Marriott Waikiki Mortgage Loan sponsors are Lodging Partners Capital and Rockpoint Real Estate Fund III, L.P., and nonrecourse carve-out guarantor solely with respect to bankruptcy matters are LCP Berkshire, LLC, an affiliate of Lodging Capital Partners LLC and Messrs. Ian Davis, Brad Falk, Steven Kisielica, John Merrill and David Sims, each an individual.

Rockpoint Real Estate Fund III, L.P., is a $2.5 billion global opportunistic fund controlled by Rockpoint Group, L.L.C. Rockpoint Group, L.L.C. is a global real estate investment management firm employing 49 professionals with its headquarters in Boston and additional offices in Dallas, San Francisco, Frankfurt, London, Luxembourg and Tokyo.

The Mortgaged Property. The Courtyard by Marriott Waikiki Property is a 401 room, full-service, three-building hotel (Towers 1 and 2 and the Loft Building) on approximately 1.33 acres located in the Waikiki Beach district of Honolulu. The property fronts both Kuhio Avenue and Royal Hawaiian Avenue, which are major Honolulu thoroughfares, and is approximately 0.3 mile from Waikiki Beach. The property also has retail space including Spada Restaurant, the Kimo Bean coffee shop, Spa Pure and a gift shop. The property opened in its current form in 1970 and underwent a substantial renovation in 2006, during which time the property was closed. The hotel offers 106 standard rooms, 202 deluxe rooms, 91 one-bedroom suites, a penthouse unit and the Wyland Suite. There are two swimming pools (one fresh water pool and one salt water pool), an exercise room and approximately 500 sq. ft. of meeting space. The property has approximately 114 subterranean and surface parking spaces available for a daily charge.

The Market. The Courtyard by Marriott Waikiki Property is located in the Waikiki Beach tourist district of Honolulu, Hawaii. The district is located between downtown Honolulu (approximately four miles northwest) and the Diamond Head National Monument. The Honolulu International Airport is located approximately nine miles west of the property. Tourism is the major demand generator for the subject property. While Hawaii suffered a downturn in tourist visits from 2008-2009, the State of Hawaii Department of Business, Economic Development & Tourism reported that 2010 visits were up approximately 8.8% over 2009 to approximately 7 million visitors compared to approximately 6.7 million visitors in 2008 and 6.4 million in 2009. The department reports that the year to date April 2011 number is approximately 2.35 million visitors compared to approximately 2.17 million for the same period in 2010. In addition, DBEDT & Hospitality Advisors, LLC reports that Hawaii hotel occupancy and average rate has increased on a March YTD basis 2011 from the same period of 2010 from approximately 70.6% and $175.49 to approximately 77.0% and $190.99, respectively. Full year 2009 and 2010 statistics are approximately 64.8% and $177.10 to approximately 70.7% and $174.33, respectively. The property appraiser indicates that the market is only moderately seasonal in nature.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Courtyard by Marriott Waikiki

Competitive Property Summary(1)
Property	Rooms	2010 Occupancy	2010 Average Rate	2010 RevPar	2009 Occupancy	2009 Average Rate	2009 Rev Par
Courtyard by Marriott Waikiki Beach (subject)	401	83.0%	$116.56	$96.71	68.8%	$108.48	$74.61
Doubletree Alana Waikiki	317	83%	$130.00	$107.90	79%	$140.00	$110.60
Hilton Waikiki Beach	601	80%	$140.00	$112.00	65%	$145.00	$94.25
Holiday Inn Resort Waikiki Beachcomber	496	73%	$112.00	$81.76	67%	$115.00	$77.05
Waikiki Parc Hotel	297	83%	$180.00	$149.40	70%	$176.00	$123.20
Aqua Waikiki Wave Hotel	247	80%	$75.00	$60.00	76%	$85.00	$64.60
Totals/Averages	2,359	79.8%	$127.49	$101.76	69.7%	$129.12	$90.03
Source: Appraisal

(1)	Chart is included only in part. Data is estimated.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Courtyard by Marriott Waikiki Property:

Cash Flow Analysis
	2009	2010	TTM 4/30/2011	UW	UW per Room
Rooms Revenue(1)	$10,920,857	$14,155,560	$15,531,386	$15,531,386	$38,732
Other Departmental Revenue	$0	$0	$0	$0	$0
Other Income(2)	$1,141,416	$1,549,087	$1,670,806	$1,668,642	$4,161
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0
Total Revenue	$12,062,273	$15,704,647	$17,202,192	$17,200,028	$42,893
Total Operating Expenses	$9,162,984	$11,002,164	$11,434,607	$11,351,756	$28,309
Net Operating Income	$2,899,289	$4,702,483	$5,767,585	$5,848,272	$14,584
FF&E	$361,169	$572,955	$673,648	$820,980	$2,047
Net Cash Flow	$2,538,120	$4,129,528	$5,093,937	$5,027,292	$12,537
Occupancy %	68.5%	83.0%	86.9%	86.9%
NOI DSCR	0.90x	1.45x	1.78x	1.81x
NCF DSCR	0.78x	1.28x	1.57x	1.55x
NOI Debt Yield	6.1%	9.9%	12.2%	12.3%
NCF Debt Yield	5.4%	8.7%	10.8%	10.6%

(1)	The property was reflagged to a Courtyard by Marriott in 2009 and underwent a reflagging PIP during that year.
(2)	Other income includes parking revenue, retail lease revenue and other departmental revenue.

Escrows and Reserves.  Currently, monthly tax, insurance and FF&E reserves are collected, held and disbursed by the hotel manager, Outrigger Hotels Hawaii. In the event that Outrigger Hotels Hawaii is no longer the manager under the Management Agreement, the Courtyard by Marriott Waikiki Borrower is required to deposit monthly reserves for taxes and insurance in the amount of 1/12 the annual estimated tax payments and insurance premiums and a monthly reserve for furniture, fixtures and equipment (FF&E) equal to either 4.00% of gross revenues for the Courtyard by Marriott Waikiki Property (through and including June 2013) or 5.00% of gross revenues for the Courtyard by Marriott Waikiki Property (thereafter).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Courtyard by Marriott Waikiki

Lockbox and Cash Management. A soft lockbox is in place with respect to the Courtyard by Marriott Waikiki Mortgage Loan.  Prior to the occurrence of a Cash Sweep Period, all funds remitted to the Restricted Account pursuant to the soft lockbox will be disbursed to the Courtyard by Marriott Waikiki Borrower’s operating account (or as designated by the Courtyard by Marriott Waikiki Borrower).  To the extent a Cash Sweep Period exists, all funds remitted to the Restricted Account pursuant to the soft lockbox will be directed to the Deposit Account and applied pursuant to the waterfall of payment priorities amongst other things to pay interest on the Courtyard by Marriott Waikiki Mortgage Loan and to fund the on-going reserves, if any.  Remaining available funds at the bottom of such waterfall will be deposited in an excess cash flow subaccount and held as additional collateral for the Courtyard by Marriott Waikiki Mortgage Loan.  A “Cash Sweep Period” shall mean the occurrence of (a) an Event of Default or (b) a Debt Service Coverage Ratio Event which happens when the actual Debt Service Coverage Ratio (based upon trailing-twelve month underwritten operating income and trailing twelve-month expenses) falls below 1.05x for each of the twelve preceding calendar months until such ratio equals or exceeds 1.25x for three (3) consecutive calendar months (which ratio may be achieved through a prepayment of the Courtyard by Marriott Waikiki Mortgage Loan).

Property Management. The Courtyard by Marriott Waikiki Property is managed by Outrigger Hotels Hawaii.  The lender has the right to require the Courtyard by Marriott Waikiki Borrower to replace the manager with a Qualified Manager (as defined in the Courtyard by Marriott Waikiki Mortgage Loan documentation) upon an Event of Default or if the manager is insolvent or a debtor in a bankruptcy proceeding or in default under the management agreement beyond any cure period or if the actual Debt Service Coverage Ratio (calculated as described above) falls below 1.10x for each of the  preceding twelve (12) months.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  The Courtyard by Marriott Waikiki Borrower may obtain a release of certain parcels, which represent Tower 2 (totaling 98 rooms), upon satisfaction of specified conditions, including (i) no Cash Sweep Period is in effect and (ii) the Courtyard by Marriott Waikiki Mortgage Loan is prepaid in an amount equal to the greater of (x) $13,930,800 and (y) the amount which results in a 55% loan to value ratio after giving effect to the release (together with the Yield Maintenance Premium, if any).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	MarqE Entertainment Center

Mortgage Loan No. 11 – MarqE Entertainment Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):		NR/NR		Property Address:	7600-7680 Katy Freeway
Original Balance:		$43,375,000			Houston, TX 77024
Cut-off Date Balance:		$43,229,014		General Property Type:	Retail
% of Initial Pool Balance:		2.9%		Detailed Property Type:	Anchored
Loan Purpose:		Refinance		Net Rentable Area:	342,138 SF
Borrower Name(s):		CJUF II MarqE Company L.P.		Cut-off Date Principal Balance Per Unit/SF:	$126 per SF
Sponsor:		Canyon-Johnson Urban Fund II, L.P.; Fidelis Realty Partners, Ltd.		Balloon/ARD Balance Per Unit/SF:	$117 per SF
Mortgage Rate:		4.9650%		Year Built / Year Renovated:	1999 / 2011
Note Date:		June 24, 2011		Title Vesting:	Fee
First Payment Date:		August 1, 2011		Property Manager:	Fidelis Realty Partners, Ltd.
Anticipated Repayment Date:		NAP
Maturity Date:		July 1, 2016
				Underwriting and Financial Information
IO Period:		NAP		UW Revenues:	$8,846,713
Original Term to Maturity or ARD:		60 months		UW Expenses:	$3,982,058
Seasoning:		3 months		UW NOI:	$4,864,655
Original Amortization Term:		360 months		UW NCF:	$4,577,259
Loan Amortization Type:		Amortizing		UW NOI DSCR:	1.75x
Interest Accrual Basis:		Actual/360		UW NCF DSCR:	1.64x
Prepayment Provisions:		LO(27), D(29), O(4)		UW NOI Debt Yield:	11.3%
Lockbox/Cash Management:		In Place / Hard		UW NCF Debt Yield:	10.6%
Pari Passu Mortgage Debt:		None		UW NCF Debt Yield at Maturity:	11.4%
Subordinate Mortgage Debt:		None
Mezzanine Debt:		None		Most Recent NOI (As of):	$5,615,389 (TTM 04/30/2011)
				Second Most Recent NOI (As of):	$5,248,663 (12/31/2010)
				Third Most Recent NOI (As of):	$5,082,462 (12/31/2009)

				Appraised Value:	$62,000,000
				Appraisal As-of Date:	June 15, 2011
Reserves
Type:	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	69.7%
Tax Reserves	$903,215	$129,031	NAP	LTV Ratio at Maturity/ARD:	64.6%
Insurance Reserves(1)	$0	Springing	NAP
Replacement Reserves	$0	$2,851	NAP	Occupancy Rate:	94.1% (June 24, 2011)
TI/LC Reserves	$0	$10,417	$500,000	2nd Most Recent Occupancy:	83.0% (January 7, 2011)
Other Reserves(2)	$424,738	$0	NAP	3rd Most Recent Occupancy:	82.0% (January 15, 2010)

(1)	The MarqE Entertainment Center Borrower will be required to escrow for insurance should the MarqE Entertainment Center Property no longer be covered by a blanket insurance policy.
(2)
The mortgagee holds an $82,140 reserve for the tenant Creative Smile, of which $50,000 will be released upon tenant’s occupancy and operation, and the balance released upon tenant’s commencement of contractual rent payments. The mortgagee also holds a $342,598 Redevelopment Reserve which will be released as reimbursement to the MarqE Entertainment Center Borrower for actual costs of approved redevelopment work.

The MarqE Entertainment Center Property is a 342,138 sq. ft. retail center located in Houston, Texas. The MarqE Entertainment Center Borrower purchased the MarqE Entertainment Center Property in 2008 and has since invested approximately $15 million to transform the MarqE Entertainment Center Property from a retail strip center to a Class “A” entertainment complex. As of June 24, 2011, the MarqE Entertainment Center Property is 94.1% occupied.  Three of the largest tenants include Edwards Houston Marquee Cinema, Dave & Busters, and LA Fitness.  2010 average sales from the Edwards Houston Marquee Cinema were $60,179 per screen.

The MarqE Entertainment Center Property is located approximately five miles west of the Houston, Texas central business district, on the corner of Interstate 10 (Katy Freeway) and Silber Road, with daily traffic counts of approximately 230,000 and 6,390 respectively. Houston Metro recently announced their plans to build a light rail line from Uptown Houston to the Northwest Transit Center, located less than a half mile from the MarqE Entertainment Center Property. Houston is the fourth most populous city in the United States. Within a 5-mile radius of the MarqE Entertainment Center Property, there is a population of approximately 415,255 and an average 2010 household income of approximately $80,992. The appraiser concluded an average occupancy of 94.5% for the property’s primary competitive set.

The loan sponsors and guarantors are Canyon-Johnson Urban Fund II, L.P. and Fidelis Realty Partners, Ltd. Canyon-Johnson Urban Fund II, L.P. is an investment vehicle of Canyon-Johnson Urban Funds, which has since inception invested approximately $1 billion in real estate transactions. Fidelis Realty Partners, Ltd. has a portfolio of over six million sq. ft. of commercial real estate, the bulk of its holdings being retail centers in the Houston area.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Granada Hills Town Center

Mortgage Loan No. 12 – Granada Hills Town Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	18000-18070 Chatsworth Street
Original Balance:	$40,000,000				Granada Hills, CA 91344
Cut-off Date Balance:	$40,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Net Rentable Area:	200,409 SF
Borrower Name(s):	Seventy-Fifth, LLC			Cut-off Date Balance Per Unit/SF:	$200 per SF
Sponsor:	Combined Properties; Ronald S. Haft			Balloon/ARD Balance Per Unit/SF:	$178 per SF
Mortgage Rate:	6.180%			Year Built / Year Renovated:	1997/NAP
Note Date:	August 17, 2011			Title Vesting:	Fee
First Payment Date:	October 10, 2011			Property Manager:	Combined Properties, Incorporated
Anticipated Repayment Date:	NAP
Maturity Date:	September 10, 2021
				Underwriting and Financial Information
IO Period:	24 months
Original Term to Maturity or ARD:	120 months			UW Revenues:	$5,245,153
Seasoning:	1 month			UW Expenses:	$1,419,429
Original Amortization Term:	360 months			UW NOI:	$3,825,724
Loan Amortization Type:	Partial IO			UW NCF:	$3,604,095
Interest Accrual Basis:	Actual/360			UW NOI DSCR:	1.30x
Prepayment Provisions:	LO(25), D/YM1(91), O(4)			UW NCF DSCR:	1.23x
Lockbox/Cash Management:	In Place / Soft			UW NOI Debt Yield:	9.6%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield:	9.0%
Subordinate Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	10.1%
Mezzanine Debt:	Permitted
				Most Recent NOI (As of):	$3,855,023 (December 31, 2010)
				Second Most Recent NOI (As of):	$3,795,370 (December 31, 2009)
				Third Most Recent NOI (As of):	$3,704,466 (December 31, 2008)

				Appraised Value:	$64,000,000
				Appraisal As-of Date:	June 29, 2011
Reserves
Type:	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	62.5%
Tax Reserves	$447,880	$55,985	NAP	LTV Ratio at Maturity/ARD:	55.7%
Insurance Reserves(1)	$0	Springing	NAP
Replacement Reserves	$0	Springing	NAP	Occupancy Rate:	93.7% (June 24, 2011)
TI/LC Reserves	$0	$12,526	$470,000	2nd Most Recent Occupancy:	93.7% (December 31, 2010)
Other Reserves(2)	$1,000,000	$0	NAP	3rd Most Recent Occupancy:	100.0% (December 31, 2009)

(1)
The Granada Hills Town Center Borrower will be required to deposit escrows for insurance upon default or failure to provide evidence of a blanket policy and replacement reserves upon an event of default, DSCR below 1.00x for six consecutive months, Ralph’s Grocery does not renew nine months prior to expiration, leaves the property or files for bankruptcy protection.

(2)
The lender holds a $1 million Quiznos Reserve that will be released to the borrower if, by August 17, 2014, the currently bankrupt Quiznos tenant reaffirms its lease at the subject property, is in occupancy, and is paying its contractual rent.

The Granada Hills Town Center Property was constructed in 1997 and leased in 1997-1998. The property is anchored by a Ralph’s Grocery, which reported tenant sales of $643 per sq. ft. in 2010. The CVS drug store at the property reported sales of $287 per sq. ft. in 2010. Other major tenants at the property include Orchard Supply Hardware, Office Max and Michaels. The anchor and major tenants have all been at the property since the 1997-1998 opening. The Ralph’s Grocery anchor store original 20 year lease term expires on October 31, 2017; however, the lease includes 6, five-year lease renewal options.

The property is located in the San Fernando Valley, Granada Hills District. Estimated population within a five-mile radius is approximately 450,000 and 145,000 within three miles. The San Fernando sub-market retail vacancy is approximately 4.3%. The appraiser provided a direct comparable vacancy rate of 6.3% as of 1st Quarter 2011; however, the appraiser notes that this statistic is skewed because the retail property immediately across Chatworth Street from the subject property is undergoing a $16 million renovation and is currently 25% vacant.

Combined Properties, the loan sponsor, was founded in 1984 by Chairman and CEO, Ronald S. Haft, Combined Properties is a full-service real estate firm that is headquartered in Washington, D.C., with a full-service office in Beverly Hills, California. The company reports a $1 billion portfolio comprised of 40 properties totaling approximately 5 million sq. ft., located primarily in Washington, D.C., and southern California.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Washington Tower

Mortgage Loan No. 13 – Washington Tower

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/BBB(low)			Property Address:	1100 South Hayes Street
Original Balance:	$40,000,000				Arlington, VA 22202
Cut-off Date Balance:	$40,000,000			General Property Type:	Office
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Net Rentable Area:	169,547 SF
Borrower Name(s):	Washington Office Tower, LLC			Cut-off Date Principal Balance Per Unit/SF:	$236 per SF
Sponsor:	Simon Property Group, L.P. and Institutional Mall Investors LLC			Balloon/ARD Balance Per Unit/SF:	$236 per SF
Mortgage Rate:	5.1075%			Year Built / Year Renovated:	1989 / 2008-2010
Note Date:	June 6, 2011			Title Vesting:	Fee
First Payment Date:	August 1, 2011			Property Manager:	Simon Management Associates, LLC
Anticipated Repayment Date:	NAP
Maturity Date:	July 1, 2021
				Underwriting and Financial Information
IO Period:	120 months
Original Term to Maturity or ARD:	120 months			UW Revenues:	$9,220,514
Seasoning:	3 months			UW Expenses:	$2,843,993
Original Amortization Term:	NAP			UW NOI:	$6,376,521
Loan Amortization Type:	Interest Only			UW NCF:	$5,901,138
Interest Accrual Basis:	Actual/360			UW NOI DSCR:	3.08x
Prepayment Provisions:	LO(27), D(86), O(7)			UW NCF DSCR:	2.85x
Lockbox/Cash Management:	In Place / Hard			UW NOI Debt Yield:	15.9%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield:	14.8%
Subordinate Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	14.8%
Mezzanine Debt:	None
				Most Recent NOI (As of):	$6,573,030 (TTM 03/31/2011)
				Second Most Recent NOI (As of):	$6,584,215 (12/31/2010)
				Third Most Recent NOI (As of):	$6,361,202 (12/31/2009)

				Appraised Value:	$100,200,000
				Appraisal As-of Date:	May 9, 2011
Reserves
Type:	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	39.9%
Tax Reserves(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	39.9%
Insurance Reserves(1):	$0	Springing	NAP
Replacement Reserves(1):	$0	Springing	NAP	Occupancy Rate:	100.0% (June 3, 2011)
TI/LC Reserves(1):	$0	Springing	NAP	2nd Most Recent Occupancy :	100.0% (December 31, 2010)
Other Reserves(2):	$0	Springing	NAP	3rd Most Recent Occupancy :	100.0% (December 31, 2009)

(1)
The Washington Tower Borrower will be required to deposit escrows for taxes, insurance, replacement reserves, and tenant improvements and leasing commissions if the debt service coverage for the loan falls below 1.25x for four consecutive quarters, tested quarterly.

(2)	The Washington Tower Borrower is required to deposit all excess cash to the Rand Reserve for TI/LC if The Rand Corporation terminates, vacates, or does not renew its current lease.

The Washington Tower Property is a class “A” office building containing 169,547 sq. ft. located in Arlington, Virginia.  The Washington Tower Property, which was constructed in 1989, has direct access to the Pentagon City Metro station, and is part of a mixed-use development that includes the Fashion Centre at Pentagon City Mall and a Ritz-Carlton hotel.  The Washington Tower Property is 100.0% occupied by three tenants (The Rand Corporation, Computer Science Corporation and Sunglass Hut) and also includes a ground lease with Ritz Carlton through May 2040.

The Washington Tower Property is located across the interstate from the Pentagon and the Arlington National Cemetery and is located within five miles of the Reagan Washington National Airport.  A number of highways provide access to the Washington Tower Property including I-395, I-66, US 1 and the George Washington Parkway.  Within a 5-mile radius of the Washington Tower Property, there is a population of approximately 715,059 and an average 2010 household income of approximately $87,118.  The average occupancy for the Washington Tower Property’s primary competitive set is 99.1%.

The Washington Tower Borrower is a joint venture consisting of Simon Property Group, L.P. and Institutional Mall Investors (partially owned by California Public Employees Retirement System, the largest public pension fund in the nation with approximately $18.5 billion of real estate investments.) The general partner of Simon Property Group, L.P. is Simon Property Group, Inc. (NYSE: SPG), the largest public real estate company in the United States with ownership or interest in 392 retail real estate properties comprising approximately 263 million sq. ft. of gross leasable area in North America, Europe and Asia.  As of June 30, 2010, Simon Property Group, Inc. reported revenue of approximately $4.16 billion and net income of approximately $833 million.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	105 East 17th Street

Mortgage Loan No. 14 – 105 East 17th Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	105 East 17th Street
Original Balance:	$40,000,000				New York, NY 10003
Cut-off Date Balance:	$39,901,882			General Property Type:	Office
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Urban
Loan Purpose:	Refinance			Net Rentable Area(2):	125,000 SF
Borrower Name(s):	105 East 17th Street Associates, L.L.C.			Cut-off Date Balance Per Unit/SF:	$319 per SF
Sponsor:	The Related Companies, LP			Balloon/ARD Balance Per Unit/SF:	$260 per SF
Mortgage Rate:	4.620%			Year Built / Year Renovated:	1961 / 2003
Note Date:	July 29, 2011			Title Vesting:	Fee
First Payment Date:	September 1, 2011			Property Manager:	Related Management Company LP
Anticipated Repayment Date:	NAP
				Underwriting and Financial Information
Maturity Date:	August 1, 2021			UW Revenues:	$6,979,618
IO Period:	0 months			UW Expenses:	$2,598,263
Original Term to Maturity or ARD:	120 months			UW NOI:	$4,381,355
Seasoning:	2 months			UW NCF:	$3,892,605
Original Amortization Term:	360 months			UW NOI DSCR:	1.78x
Loan Amortization Type:	Amortizing Balloon			UW NCF DSCR:	1.58x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.0%
Prepayment Provisions:	LO(26), D(90), O(4)			UW NCF Debt Yield:	9.8%
Lockbox/Cash Management:	In Place / Hard			UW NCF Debt Yield at Maturity:	12.0%
Pari Passu Mortgage Debt:	None
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$4,069,945 (December 31, 2010)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$4,498,716 (December 31, 2009)
				Third Most Recent NOI (As of):	NAP

				Appraised Value:	$73,000,000
				Appraisal As-of Date:	June 20, 2011
Reserves
Type:	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	54.7%
Tax Reserves	$128,798	$128,798	NAP	LTV Ratio at Maturity/ARD:	44.6%
Insurance Reserves	$11,336	$1,619	NAP
TI/LC Reserves(1)	$0	Springing	NAP	Occupancy Rate:	100.0% (October 1, 2011)
Other Reserves	$0	$0	NAP	2nd Most Recent Occupancy:	100.0% (December 31, 2010)
				3rd Most Recent Occupancy:	100.0% (December 31, 2009)

(1)
A monthly TI/LC reserve will spring upon (a) default, (b) monetary default by Zurich under its Lease, or (c) beginning on November 30, 2018 (or on May 31, 2018 if Zurich is no longer rated at least BBB- (or its equivalent) by each national rating agency that rates it), the borrower will be required to deposit into a TI/LC reserve excess funds available after payment of debt service and operating expenses for the re-leasing of the 105 East 17th Street Property.

The 105 East 17th Street Property is solely occupied by Zurich Capital Markets Inc. (“Zurich”), which is rated Aa3/AA-/A (Moody's/S&P/Fitch) and has been in occupancy since 2001. The lease, which is guaranteed by Zurich’s parent companies, Zurich Financial Services and Zurich Group Holding, expires on November 30, 2019, and has a 10-year option to extend with notice by August 31, 2018. Zurich currently leases the space at $49.15 per sq. ft. (which will increase to $54.40 in December 2011 and $59.90 in 2016). Credit for a portion of the December 2011 rent step is taken in underwriting. In 2008, Zurich completed a $6.5 million interior construction project, which included renovations to the lobby, security station, two passenger elevators, and the second and third floors of the building.

Zurich is a subsidiary of Zurich Financial Services, which was founded in Switzerland in 1872 and currently operates in over 170 countries around the globe.  Zurich Financial Services provides general corporate insurance, and as of the last disclosure, employed approximately 60,000 people worldwide. Zurich Financial Services is publicly traded on the Swiss Stock Exchange under the symbol ZURN.  For the year ending 12/31/2010, Zurich Financial Services reported revenues of $67.9 billion, net income of $3.4 billion and $375 billion in total assets.

Founded in 1972, The Related Companies L.P. is a private company that owns and operates approximately 17,500 residential units and 8 million sq. ft. of commercial space valued at approximately $12 billion. The Related Companies L.P. also provides property management services to approximately 31,000 apartments within 175 properties and over 6 million sq. ft. of commercial space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Sheraton Sand Key Resort

Mortgage Loan No. 15 – Sheraton Sand Key

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	1160 Gulf Boulevard Clearwater Beach, FL 33767
Original Balance:	$32,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$31,937,474			Detailed Property Type:	Full Service
% of Initial Pool Balance:	2.1%			Number of Units(2):	390
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$81,891 per Room
Borrower Name(s):	Sand Key Associates Limited Partnership			Balloon/ARD Balance Per Room:	$76,557 per Room
Sponsor:	Thomas Gene Prescott			Year Built / Year Renovated:	1975 / 2006-2010
Mortgage Rate:	5.700%			Title Vesting:	Fee
Note Date:	July 11, 2011			Property Manager:	Seaway Two Corporation
First Payment Date:	September 10, 2011
Anticipated Repayment Date:	August 10, 2016
				Underwriting and Financial Information
Maturity Date:	August 10, 2041
IO Period:	0 months			UW Revenues:	$23,826,550
Original Term to Maturity or ARD:	60 months			UW Expenses:	$19,612,768
Seasoning:	2 months			UW NOI:	$4,213,783
Original Amortization Term:	360 months			UW NCF:	$3,260,721
Loan Amortization Type:	Amortizing Balloon			UW NOI DSCR:	1.89x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.46x
Prepayment Provisions:	LO(26),D(30),O(4)			UW NOI Debt Yield:	13.2%
Lockbox/Cash Management:	In Place / Soft			UW NCF Debt Yield:	10.2%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	10.9%
Subordinate Mortgage Debt:	None
Mezzanine Debt:	Not Permitted			Most Recent NOI (As of):	$4,248,160 (TTM May 31, 2010)
				Second Most Recent NOI (As of):	$3,481,000 (December 31, 2010)
				Third Most Recent NOI (As of):	$3,733,000 (December 31, 2009)

				Appraised Value:	$66,700,000
				Appraisal As-of Date:	June 2, 2011
Reserves
Type:	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	47.9%
Tax Reserves	$630,160	$63,016	NAP	LTV Ratio at Maturity/ARD:	44.8%
Insurance Reserves	$0	Springing	NAP
Replacement Reserves	$0	$79,422	NAP	Occupancy Rate:	68.1% (Average June 2010 - May 2011)
Other Reserves(1)	$0	Springing	NAP	2nd Most Recent Occupancy:	65.3% (Average 2010)
				3rd Most Recent Occupancy:	68.9% (Average 2009)

The Sheraton Sand Key Property, built in 1975 as a Sheraton hotel, is a full-service hotel that offers over 16 acres of beach on the Gulf of Mexico, 18,864 SF of conference and meeting room space, tennis courts, swimming pool, five eating venues, and gift and sundries shops.

The Sheraton Sand Key Property is situated on 23 acres of land on Sand Key, 20 miles west of Tampa International Airport, 17 miles west of Tampa’s West shore office submarket, and two miles west of Downtown Clearwater via Memorial Causeway. Clearwater Beach is several miles long and four city blocks wide. A bridge from Clearwater Beach leads to Sand Key, which has approximately 14 miles of white sand beach.

Thomas Gene Prescott is CEO of Seaway Group, a developer, owner, and manager of hotel properties. With over 1,200 employees, Seaway Group’s affiliated properties generate annual revenue in excess of $80 million, and the company manages an inventory in excess of 1,100 guestrooms. Total assets for the Seaway Group affiliates are approximately $175 million, and its net worth exceeds $100 million. Affiliate hotels include Biltmore Hotel and The David William Hotel in Coral Gables, FL, and The Alexander in Miami Beach FL.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Park Place Tower

Mortgage Loan No. 16 – Park Place Tower

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	2001 Park Place North
Original Balance:	$27,000,000				Birmingham, AL 35203
Cut-off Date Balance:	$26,916,496			General Property Type:	Office
% of Initial Pool Balance:	1.8%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Net Rentable Area:	278,160 SF
Borrower Name(s):	Park Place Tower Investment, LLC			Cut-off Date Principal Balance Per Unit/SF:	$97 per SF
Sponsor:	Christopher R. Smith			Balloon/ARD Balance Per Unit/SF:	$81 per SF
Mortgage Rate:	5.3510%			Year Built / Year Renovated:	1980 / 2001
Note Date:	June 9, 2011			Title Vesting:	Fee
First Payment Date:	August 1, 2011			Property Manager:	Allegiance Realty Corp.
Anticipated Repayment Date:	NAP
Maturity Date:	July 1, 2021
				Underwriting and Financial Information
IO Period:	NAP			UW Revenues:	$5,211,374
Original Term to Maturity or ARD:	120 months			UW Expenses:	$2,272,110
Seasoning:	3 months			UW NOI:	$2,939,264
Original Amortization Term:	360			UW NCF:	$2,597,112
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.62x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.44x
Prepayment Provisions:	LO(27), D(89), O(4)			UW NOI Debt Yield:	10.9%
Lockbox/Cash Management:	In Place / Hard			UW NCF Debt Yield:	9.6%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.5%
Subordinate Mortgage Debt:	None
Mezzanine Debt:	None			Most Recent NOI (As of):	$3,062,406 (12/31/2010)
				Second Most Recent NOI (As of):	$2,960,201 (12/31/2009)
				Third Most Recent NOI (As of):	$2,462,988 (12/31/2008)
Reserves
Type:	Initial	Monthly	Cap	Appraised Value:	$36,000,000
Tax Reserves	$241,230	$34,461	NAP	Appraisal As-of Date:	June 1, 2011
Insurance Reserves(1)	$0	Springing	NAP
Replacement Reserves	$0	$4,636	NAP	Cut-off Date LTV Ratio:	74.8%
TI/LC Reserves	$500,000	$16,667	NAP	LTV Ratio at Maturity/ARD:	62.5%
Other Reserves(2)	$885,076	$0	NAP
				Occupancy Rate:	91.2% (June 1, 2011)
				2nd Most Recent Occupancy:	92.0% (December 31, 2010)
				3rd Most Recent Occupancy:	91.4% (December 31, 2009)

(1)	The Park Place Tower Borrower will be required to escrow for insurance should the Park Place Tower Property no longer be covered by a blanket insurance policy.
(2)
The mortgagee holds $813,315 in a Special TI Reserve to fund tenant improvements and allowances due under the leases with Cabaniss Johnston Gardner Dumas & O’Neal, LLP, tw telecom of Alabama llc, Pittman, Dutton & Hellums, P.C. and Harp Law LLC. Special TI Reserve funds will be released as reimbursement to the Park Place Tower Borrower for actual tenant improvement costs, and in full by each tenant’s respective “Burn off Date” (as defined in the related loan agreement). The mortgagee also holds $71,762 in a Rent Abatement Reserve which will be released upon tenants Cabaniss Johnston Gardner Dumas & O’Neal, LLP, Hand Arendall LLC and Burge & Burge commencing contractual rent payments.

The Park Place Tower Property is a 15-story, Class “A” office property located in Birmingham, Alabama. In addition to the 278,160 sq. ft. of office space, the Park Place Tower Property includes a 5-story parking garage. As of June 1, 2011, the Park Place Tower Property is 91.2% occupied by 40 tenants. Three of the top four tenants in the building are law firms.

The Park Place Tower Property is located within close proximity to state and federal courthouses, to the Birmingham – Shuttleworth International Airport, and a number of highways including I-20, I-59, and I-65. Within a 5-mile radius of the Park Place Tower Property, there is a population of approximately 177,143 and an average 2010 household income of approximately $48,610. The average occupancy  for the Park Place Tower Property’s primary competitive set is 89.8%.

Christopher R. Smith, the loan guarantor, has over 20 years of real estate investment, finance, management, brokerage, construction, and consulting experience. He has been a principal in over 40 commercial projects valued in excess of $1 billion. Mr. Smith is the CEO of Allegiance Realty Corporation, founded in 1996, which has a current real estate portfolio consisting of over 3.5 million sq. ft. and valued in excess of $400 million. Allegiance Realty Corporation acquired the Park Place Tower Property in 2006 and retains approximately $3.6 million of cash equity.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Logistics Pointe

Mortgage Loan No. 17 – Logistics Pointe

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	2401 Nevada Boulevard and 11906 & 11912 & 11922 & 12520 General Drive Charlotte, NC 28273
Original Balance:	$25,100,000			General Property Type:	Industrial
Cut-off Date Balance:	$24,994,834			Detailed Property Type:	Flex Industrial
% of Initial Pool Balance:	1.7%			Number of Units:	1,085,995
Loan Purpose:	Refinance			Cut-off Date Balance Per SF/Unit:	$23 per SF
Borrower Name(s):	W.T. Charlotte RE, L.L.C.			Balloon/ARD Balance Per Key:	$21 per SF
Sponsor:	Stephen Kanoff, Clifford Booth, Nick Tasooji			Year Built / Year Renovated:	1973, 1979, 1990, 1999 / NAP
Mortgage Rate:	5.400%			Title Vesting:	Fee
Note Date:	June 9, 2011			Property Manager:	Cassidy Turley Maryland, Inc.
First Payment Date:	July 10, 2011
Anticipated Repayment Date:	NAP
Maturity Date:	June 10, 2016
				Underwriting and Financial Information
IO Period:	0 months			UW Revenues:	$4,729,757
Original Term to Maturity or ARD:	60 months			UW Expenses:	$1,676,945
Seasoning:	4 months			UW NOI:	$3,052,812
Original Amortization Term:	360 months			UW NCF:	$2,705,293
Loan Amortization Type:	Amortizing Balloon			UW NOI DSCR:	1.80x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.60x
Prepayment Provisions:	LO(28),D(28), O(4)			UW NOI Debt Yield:	12.2%
Lockbox/Cash Management:	In Place / Hard			UW NCF Debt Yield:	10.8%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.6%
Subordinate Mortgage Debt:	None
Mezzanine Debt:	$6,700,000			Most Recent NOI (As of):	$3,694,121 (December 31, 2010)
				Second Most Recent NOI (As of):	$2,761,988 (December 31, 2009)
				Third Most Recent NOI (As of):	$1,876,854 (December 31, 2008)
Reserves
Type:	Initial	Monthly	Cap	Appraised Value:	$40,000,000
Tax Reserves	$200,000	$32,550	NAP	Appraisal As-of Date:	May 4, 2011
Insurance Reserves	$0	Springing	NAP
Replacement Reserves	$0	$11,249	NAP	Cut-off Date LTV Ratio:	62.5%
TI/LC Reserves	$0	$20,000	NAP	LTV Ratio at Maturity/ARD:	58.3%
Other Reserves(1)	$113,497	$0	NAP
Deferred Maintenance	$31,106	$0	NAP	Occupancy Rate:	88.3% (May 1, 2011)
				2nd Most Recent Occupancy:	99.3% (December 31, 2010)
				3rd Most Recent Occupancy:	90.1% (December 31, 2009)

(1)	Additionally, the lender holds $113,497 in reserve for tenant-specific TI/LC costs that will be disbursed to the borrower in seven equal monthly installments.

The Logistics Pointe Property is a multi-tenant industrial and freezer/cooler complex, built in several stages between 1973 and 1999 and comprised of six separate buildings: a 209,316 SF freezer building, a 191,239 SF refrigerated cooler warehouse, a 591,707 SF dry storage warehouse, a 43,066 SF free-standing warehouse building, a 21,244 SF truck maintenance facility, and a 29,207 SF office building. Acquired vacant by the borrower in 2006, the property was previously owned and occupied by Winn Dixie.

The Logistics Pointe Property is located near the North Carolina / South Carolina border and has access to the interstate and rail system. The property is located one block west of I-77, a north-south interstate that traverses the Charlotte CBD and connects Colombia, SC and Cleveland, OH. The property is also located near other major traffic carriers including I-485 and SR 49 (Tryon Street).

The three largest tenants include West Logics Inc., a provider of supply chain management services with more than  60 years of industry experience, Americold Realty Trust, a large real  estate  company  focused  on  the  ownership,  operation,  acquisition and development of  temperature-controlled warehouses, and Precision  Framing  Systems, which makes  home components such as manufactured floor decks, wall panels and roof truss systems.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Briargate Office Park

Mortgage Loan No. 18 – Briargate Office Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	1755 Telstar Drive & 2025 & 2075 Research Parkway Colorado Springs, CO 80920
Original Balance:	$24,900,000			General Property Type:	Office
Cut-off Date Balance:	$24,845,830			Detailed Property Type:	Suburban
% of Initial Pool Balance:	1.7%			Number of Units/SF:	260,046 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF/Unit:	$96 per SF
Borrower Name(s):	DAR Briargate, LLC; Overland Briargate, LLC; Briarcan, LLC			Balloon/ARD Balance Per Key:	$79 per SF
Sponsor:	Dan Levy, Raymond Levy, Jonah Goldrich, David Azrieli			Year Built / Year Renovated:	1987 / NAP
Mortgage Rate:	5.200%			Title Vesting:	Fee
Note Date:	July 26, 2011			Property Manager:	Unilev Management Corp.
First Payment Date:	September 10, 2011
Anticipated Repayment Date:	NAP
Maturity Date:	August 10, 2021
				Underwriting and Financial Information
IO Period:	0 months			UW Revenues:	$4,743,476
Original Term to Maturity or ARD:	120 months			UW Expenses:	$2,034,532
Seasoning:	2 months			UW NOI:	$2,708,944
Original Amortization Term:	360 months			UW NCF:	$2,181,051
Loan Amortization Type:	Amortizing Balloon			UW NOI DSCR:	1.65x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.33x
Prepayment Provisions:	LO(26), D(90), O(4)			UW NOI Debt Yield:	10.9%
Lockbox/Cash Management:	In Place / Soft			UW NCF Debt Yield:	8.8%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	10.6%
Subordinate Mortgage Debt:	None
Mezzanine Debt:	None			Most Recent NOI (As of):	$2,566,158 (May 31, 2011 Annualized)
				Second Most Recent NOI (As of):	$2,655,427 (December 31, 2010)
				Third Most Recent NOI (As of):	$2,462,181 (December 31, 2009)
Reserves
Type:	Initial	Monthly	Cap	Appraised Value	$33,900,000
Tax Reserves	$283,460	$56,692	NAP	Appraisal As-of Date:	May 19, 2011
Insurance Reserves	$0	Springing	NAP
Replacement Reserves	$0	$4,334	$104,055	Cut-off Date LTV Ratio:	73.3%
TI/LC Reserves	$0	$28,172	$676,128	LTV Ratio at Maturity/ARD:	60.9%
Other Reserves(1)	$122,453	$0	NAP
Deferred Maintenance	$128,125	$0	NAP	Occupancy Rate:	87.8% (May 1, 2011)
				2nd Most Recent Occupancy:	89.0% (December 31, 2010)
				3rd Most Recent Occupancy:	90.5% (December 31, 2009)

(1)	Additionally, the lender holds $122,453 in reserve with respect to the free rent period of a specific tenant to be released in four monthly installments.

The Briargate Office Park Property is located in Colorado Springs, which is approximately 65 miles south of the Denver CBD. The property consists of two separate properties that are located a block from each other in the larger Briargate Business Campus, the largest employment sector for the northeast office submarket. Large employers include Focus on the Family, USAA Insurance, California Casualty, and T. Rowe Price, among others. Briargate is a 9,600-acre master planned community that also includes the Pine Creek Golf Course and several upper-scale residential neighborhoods.

The largest tenant, Wide Open West (“WOW!”), is headquartered in Denver, CO and has offered services including digital cable, HDTV, DVRs, high-speed internet, and local and long-distance phone services in IL, IN, MI, and OH since 1996. The office acts as a call center covering customer service, billing, and sales, and is WOW!’s only employee-managed call center, as only a small percentage of miscellaneous services is outsourced by the company. The lease expires March 31, 2019, and WOW! has two five-year options to extend with at least nine months notice.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Butler Crossing

Mortgage Loan No. 19 – Butler Crossing

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	500-770 Butler Crossing Butler, PA 16001
Original Balance:	$24,500,000			General Property Type:	Retail
Cut-off Date Balance:	$24,473,882			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.6%			Number of Units/SF:	213,868 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF/Unit:	$114 per SF
Borrower Name(s):	Butler Investors, L.L.C.			Balloon/ARD Balance Per Key:	$96 per SF
Sponsor:	Butler Crossing Associates, L.L.C.; Butler Crossing Associates One, L.L.C.; Lenora Petrarca			Year Built / Year Renovated:	2010 / NAP
Mortgage Rate:	5.640%			Title Vesting:	Fee
Note Date:	August 17, 2011			Property Manager:	Riverview Management Company
First Payment Date:	October 10, 2011
Anticipated Repayment Date:	NAP
Maturity Date:	September 10, 2021
				Underwriting and Financial Information
IO Period:	0 months			UW Revenues:	$3,152,459
Original Term to Maturity or ARD:	120 months			UW Expenses:	$813,806
Seasoning:	1 month			UW NOI:	$2,338,653
Original Amortization Term:	360 months			UW NCF:	$2,142,522
Loan Amortization Type:	Amortizing Balloon			UW NOI DSCR:	1.38x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.26x
Prepayment Provisions:	LO(25), D(91), O(4)			UW NOI Debt Yield:	9.6%
Lockbox/Cash Management:	In Place / Soft			UW NCF Debt Yield:	8.8%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	10.4%
Subordinate Mortgage Debt:	None
Mezzanine Debt:	None			Most Recent NOI (As of):	$1,670,141 (TTM May 31, 2011)
				Second Most Recent NOI (As of):	NAP
				Third Most Recent NOI (As of):	NAP
Reserves
Type:	Initial	Monthly	Cap	Appraised Value:	$32,800,000
Tax Reserves	$0	$20,429	NAP	Appraisal As-of Date:	June 24, 2011
Insurance Reserves	$0	Springing	NAP
Replacement Reserves	$0	$318	NAP	Cut-off Date LTV Ratio:	74.6%
TI/LC Reserves	$150,000	$8,333	$300,000	LTV Ratio at Maturity/ARD:	62.8%
Deferred Maintenance	$7,813	$0	NAP
				Occupancy Rate:	100.0% (June 30, 2011)
				2nd Most Recent Occupancy:	90.6% (August 31, 2010)
				3rd Most Recent Occupancy:	NAP

The Butler Crossing Property is a newly constructed shopping center anchored by a 68,377 sq. ft. Kohl’s and contains 132,717 SF of in-line space and 12,774 sq. ft. on pad sites that are ground-leased to Applebee’s, McDonald’s, and First Commonwealth Bank. The in-line space is largely occupied by national tenants including Ross Dress for Less, Michael's, Bottom Dollar, Petco, and Dollar Tree. The property directly abuts Butler Commons, a 456,000 sq. ft. shopping center anchored by a Walmart Supercenter and shadow-anchored by Target, and together the two shopping centers are the newest in the trade area. The Kohl’s anchor store is on a 20-year lease that expires on January 31, 2030 and has seven five-year renewal options.

The property is located in Butler County, Pennsylvania, which is approximately 30 miles north of Pittsburgh’s CBD. Butler County has shown a steady increase in population over the last 20 years. Through 2016, the population in the county is forecast to increase by approximately 0.43% per year, attributable to the population shift away from the older neighborhoods in Pittsburgh and the opening of I-279, along with the availability of reasonably priced land and lower taxes.

As of the 1st Quarter 2011, the Greater Pittsburgh MSA had an estimated average vacancy rate of 5.4%, with average asking rents of $12.39 per sq. ft. The subject's Butler County submarket reported an average vacancy rate of 5.7%, with average asking rents of $12.91 per sq. ft. The vacancy rate of Class A direct comparables is approximately 2%, per the appraisal.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3	Broadway-Webster Medical Plaza

Mortgage Loan No. 20 – Broadway-Webster Medical Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Moody’s/DBRS):	NR/NR			Property Address:	3300 Webster Street
Original Balance:	$22,300,000				Oakland, CA 94609
Cut-off Date Balance:	$22,300,000			General Property Type:	Office
% of Initial Pool Balance:	1.5%			Detailed Property Type:	Medical
Loan Purpose:	Acquisition			Number of Units/SF(2):	98,585 SF
Borrower Name(s):	BWMOB LL, LLC			Cut-off Date Balance Per SF/Unit:	$226 per SF
Sponsor:	Investcorp International Realty, Inc.; Investcorp Bank B.S.C.			Balloon/ARD Balance Per Key:	$216 per SF
Mortgage Rate:	4.500%			Year Built / Year Renovated:	1974 / NAP
Note Date:	June 3, 2011			Title Vesting:	Fee
First Payment Date:	July 10, 2011			Property Manager:	ScanlanKemperBard Companies, LLC
Anticipated Repayment Date:	NAP
Maturity Date:	June 10, 2016
				Underwriting and Financial Information
IO Period:	24 months			UW Revenues:	$4,021,354
Original Term to Maturity or ARD:	60 months			UW Expenses:	$1,869,081
Seasoning:	4 months			UW NOI:	$2,152,273
Original Amortization Term:	360 months			UW NCF:	$2,099,772
Loan Amortization Type:	Partial IO			UW NOI DSCR:	1.59x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.55x
Prepayment Provisions:	LO(28), D(28), O(4)			UW NOI Debt Yield:	9.7%
Lockbox/Cash Management:	In Place / Hard			UW NCF Debt Yield:	9.4%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	9.9%
Subordinate Mortgage Debt:	None
Mezzanine Debt:	None			Most Recent NOI (As of):	$2,254,085 (December 31, 2010)
				Second Most Recent NOI (As of):	$2,116,751 (December 31, 2009)
				Third Most Recent NOI (As of):	$2,085,778 (December 31, 2008)
Reserves
Type:	Initial	Monthly	Cap	Appraised Value:	$30,600,000
Tax Reserves	$107,493	$35,831	NAP	Appraisal As-of Date:	May 10, 2011
Insurance Reserves	$44,153	$14,718	NAP
Replacement Reserves	$0	$1,643	NAP	Cut-off Date LTV Ratio:	72.9%
TI/LC Reserves	$2,000,000	$0	NAP	LTV Ratio at Maturity/ARD:	69.4%
Other Reserves(1)	$2,347,198	$0	NAP
				Occupancy Rate:	88.2% (May 16, 2011)
				2nd Most Recent Occupancy:	92.7% (June 30, 2010)
				3rd Most Recent Occupancy:	85.1% (June 30, 2009)

(1)	The lender holds $2,300,000 in reserve for seismic upgrades and $47,198 for TI/LC costs for three specific tenants.

The Broadway-Webster Medical Plaza Property is a 12-story medical office building with an adjacent six-level parking garage. The property, situated approximately 1.25 miles north of the Oakland CBD, is located in an established neighborhood for health care services.. The submarket is comprised of 18 medical office buildings with 598,689 sq. ft. including the subject and a vacancy rate of 10.9%. The majority of the vacancy is concentrated within three much older buildings; excluding them, the vacancy rate is 4.5%.

The two dominating medical uses in the area are the 1.4 million SF Alta Bates Summit Medical Campus located immediately to the west of the subject and Kaiser Permanente’s 20.6 acre Oakland Campus, which is located three blocks to the north of the subject. The Alta Bates Medical Center is the East Bay's largest private, not-for-profit medical center and is an affiliate of Sutter Health, which serves more than 100 Northern California cities and towns.

Investcorp US Real Estate LLC is a private equity firm that has invested over $43 billion for its clients since its formation in 1982. Since 1995, Investcorp’s real estate team has invested over $10 billion in commercial real estate, with more than $6 billion of property and debt funds currently under management.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2011-C3

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